                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [ ]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         RUDY'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

               Douglas M. Rudolph, Rudy's Restaurant Group, Inc.,
                11900 Biscayne Blvd., Suite 806, Miami, FL 33181
                       (305) 895-7200  Fax (305) 895-2881
            Charles J. Rennert, Esq., Berman Wolfe & Rennert, P.A.,
              100 S.E. Second Street, 35th Floor, Miami, FL 33131
                       (305) 577-4177  Fax (305) 373-6036
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $.01 per share ("Common Stock"), of Rudy's Restaurant Group, Inc. ("Rudy's")
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          3,765,000 shares of Rudy's Common Stock
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $5.20 per share ($5.00 plus an estimated upward adjustment as per the terms of the Agreement and Plan of Merger by and among Benihana Inc., Benihana Merger Corp., Rudy's Restaurant Group, Inc., Bayview Partners and Douglas M. Rudolph dated July 22, 1997), multiplied by 3,765,000 shares, yielding $19,578,000 maximum aggregate value.
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          $19,578,000
        ------------------------------------------------------------------------

     (5)  Total fee paid:

          $3,915.60 (1/50 of 1% of $19,578,000)
        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         RUDY'S RESTAURANT GROUP, INC.
                      11900 BISCAYNE BOULEVARD, SUITE 806
                              MIAMI, FLORIDA 33181

Dear Stockholder:

     I am pleased to enclose information relating to a Special Meeting of Stockholders of Rudy's Restaurant Group, Inc. ("Rudy's") to be held at Rudy's headquarters located at 11900 Biscayne Boulevard, Suite 806, Miami, Florida, at
9:00 a.m. E.D.T. on November   , 1997.

     The purpose of the Special Meeting of Stockholders is to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated July 22, 1997 (the "Merger Agreement") by and among Rudy's, Benihana Inc., a Delaware corporation ("Benihana"), Benihana Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Benihana ("Newco"), Bayview Partners, a general partnership organized under the laws of the State of Texas, and Douglas M. Rudolph, and the merger contemplated thereby (the "Merger"), pursuant to which Newco will be merged with and into Rudy's, whereupon Rudy's will become a wholly-owned subsidiary of Benihana, and the stockholders of Rudy's will receive the right to receive cash consideration of a minimum of $5.00 per share (the "Cash Consideration Per Share"). The Cash Consideration Per Share may be increased as provided in the Merger Agreement based on the operating performance of Rudy's through the closing of the Merger. There is no limitation on the increase, if any, in the Cash Consideration Per Share payable to the stockholders of Rudy's. Based on the performance of Rudy's during the same period last year, the Cash Consideration Per Share would have been increased by approximately $.15. Rudy's does not anticipate that the increase, if any, will be materially different than the $.15 per share. There can be no assurances that Rudy's performance during the same period last year will be substantially similar to this year's performance. A copy of the Merger Agreement is attached as Appendix A to, and is summarized in, the accompanying Proxy Statement.

     You will also be asked to approve the adjournment or postponement of the Special Meeting of Rudy's Stockholders in the event such adjournment or postponement is necessary in order to solicit additional votes for approval of the Merger Agreement and the Merger contemplated thereby.

     Your vote is important. In order to ensure that your vote is represented at the Special Meeting of Stockholders, please indicate your vote on the Proxy form, date and sign it, and return it in the enclosed postage pre-paid envelope. A prompt response is appreciated. If you are able to attend the Special Meeting of Stockholders, you may revoke your Proxy and vote in person if you wish.

     The Board of Directors of Rudy's recommends that you vote for the proposals described above.

                                          Very truly yours,

                                          --------------------------------------
                                                    Douglas M. Rudolph
                                            Chairman of the Board, President,
                                          Chief Executive Officer and Secretary

                                       (i)

                         RUDY'S RESTAURANT GROUP, INC.
                      11900 BISCAYNE BOULEVARD, SUITE 806
                              MIAMI, FLORIDA 33181

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER   , 1997

To the Stockholders of Rudy's Restaurant Group, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Rudy's Restaurant Group, Inc. ("Rudy's") will be held at Rudy's headquarters located at 11900 Biscayne Boulevard, Suite 806, Miami, Florida
33181 on November   , 1997 at 9:00 a.m. local time for the purpose of
considering and taking action upon the following proposals:

          1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated July 22, 1997 by and among Rudy's, Benihana Inc., a Delaware corporation ("Benihana"), Benihana Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Benihana ("Newco"), Bayview Partners, a general partnership organized under the laws of the State of Texas, and Douglas M. Rudolph (the "Merger Agreement"), and the merger contemplated thereby (the "Merger"), pursuant to which Newco will be merged with and into Rudy's, whereupon Rudy's will become a wholly-owned subsidiary of Benihana, and the stockholders of Rudy's will receive the right to receive cash consideration of a minimum of $5.00 per share (the "Cash Consideration Per Share"). There are no fractional shares of Common Stock of Rudy's outstanding. The Cash Consideration Per Share may be increased as provided in the Merger Agreement based on the performance of Rudy's through the closing of the Merger, generally by an amount per share, if any, calculated as the following amount divided by the number of Rudy's shares of Common Stock outstanding: The sum of (i) the amount by which Rudy's net working capital as of the date immediately preceding the effective date of the Merger exceeds $1,937,127; plus (ii) all of Rudy's out-of-pocket expenses paid or accrued in connection with the transactions contemplated by the Merger Agreement; plus (iii) Rudy's capital expenditures since April 13, 1997 (other than those expenditures which have been capitalized by Rudy's as current assets); plus (iv) one-half of certain debt paid by Rudy's since April 13, 1997. There is no limitation on the increase, if any, in the Cash Consideration Per Share payable to the stockholders of Rudy's. Based on the operating performance of Rudy's during the same period last year, the Cash Consideration Per Share would have been increased approximately $.15 per share. Rudy's does not anticipate that the increase, if any, will be materially different than $.15 per share. There can be no assurances that Rudy's operating performance this year will be substantially similar to Rudy's last year's operating performance. A copy of the Merger Agreement is attached as Appendix A to, and is summarized in, the accompanying Proxy Statement; and

          2. To consider and vote upon a proposal to adjourn or postpone the Meeting in the event that such adjournment or postponement is necessary to solicit additional votes for approval of the foregoing proposal.

          3. To act upon any other matters properly coming before the Meeting or any adjournment or postponement thereof.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock on the record date for the Meeting is required to approve and adopt the Merger Agreement and the Merger.

     Management currently knows of no other business to be presented at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed proxy card will vote in accordance with the judgment of the persons voting such proxies.

     The Board of Directors has fixed the close of business on October 14, 1997 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and all such holders of Common Stock are entitled to vote at the Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose

                                       (i)
germane to the Meeting for ten days prior to the Meeting during ordinary business hours at the headquarters of Rudy's located at 11900 Biscayne Boulevard, Suite 806, Miami, Florida 33181.

     If the Merger is consummated, stockholders who oppose the Merger and who elect to assert dissenters' rights under Nevada law may do so in accordance with Sections 92A.300 through 92A.500 of the Nevada Revised Statutes (the "NRS"). See "THE MERGER -- DISSENTERS' RIGHTS and Appendix B hereto.

     As of the Effective Time, each share of Rudy's Common Stock outstanding, will no longer be outstanding, will automatically be canceled and retired and will cease to exist, and the holders of those shares will cease to have any rights with respect thereto, except the right to receive the Cash Consideration Per Share. Notwithstanding the foregoing, persons who have properly asserted dissenters' rights will be entitled to receive payment for shares in accordance with the NRS.

     To assure that your vote is counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the Meeting in person. A self-addressed postage paid envelope is enclosed for your convenience. No additional postage is required if mailed in the United States. If you do attend the Meeting, you may withdraw your proxy and vote your shares in person if you so choose. In any event, you may revoke your proxy prior to its exercise by providing written notice to the Secretary of Rudy's or by submitting a subsequent proxy relating to the same shares. Shares represented by proxies that are returned properly signed but unmarked will be voted in favor of the foregoing proposals.

     THE BOARD OF DIRECTORS OF RUDY'S UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS DESCRIBED ABOVE.

                                          By order of the Board of Directors,

                                          Douglas M. Rudolph
                                          Chairman of the Board, President,
                                          Chief Executive Officer, Secretary

Miami, Florida
October   , 1997

                                      (ii)

                         RUDY'S RESTAURANT GROUP, INC.
                      11900 BISCAYNE BOULEVARD, SUITE 806
                              MIAMI, FLORIDA 33181

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER   , 1997

                              GENERAL INFORMATION

PURPOSE OF MEETING

     This Proxy Statement is being furnished to holders of Common Stock, par value $.01 per share (the "Common Stock"), of Rudy's Restaurant Group, Inc., a Nevada corporation ("Rudy's"), in connection with the solicitation of proxies by the Board of Directors of Rudy's from such holders for use at the Special
Meeting of Stockholders of Rudy's (the "Meeting") to be held on November   ,
1997 at 9:00 a.m. local time at 11900 Biscayne Boulevard, Suite 806, Miami, Florida 33181 and at any adjournment or postponement thereof. This Proxy Statement, the enclosed Notice of Special Meeting of Stockholders and the form of proxy are first being mailed to the Stockholders of Rudy's on or about
October   , 1997.

     At the Meeting, stockholders of Rudy's will be asked to consider and vote upon a proposal to approve and adopt (i) an Agreement and Plan of Merger dated July 22, 1997 (the "Merger Agreement") among Rudy's, Benihana Inc., a Delaware corporation ("Benihana"), Benihana Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Benihana ("Newco"), and Douglas M. Rudolph, the Chairman of the Board of Directors, President, Secretary and holder of approximately 55.5% of the outstanding shares of Rudy's Common Stock as of the Record Date, and Bayview Partners, a general partnership organized under the laws of the State of Texas and holder of approximately 11.9% of the outstanding shares of Common Stock of Rudy's as of the Record Date (as defined below) ("Bayview"), (Douglas M. Rudolph and Bayview are sometimes collectively referred to as the "Principal Stockholders"), and (ii) the merger contemplated thereby (the "Merger"). The Merger Agreement, a copy of which is attached as Appendix A hereto, provides for the merger of Newco with and into Rudy's, whereupon Rudy's will become a wholly-owned subsidiary of Benihana, and the stockholders of Rudy's will receive the right to receive cash consideration of a minimum of $5.00 per share (the "Cash Consideration Per Share"). The Cash Consideration Per Share may be increased as provided in the Merger Agreement based on the performance of Rudy's through the closing of the Merger. See "Proposal 1. THE MERGER -- THE MERGER AGREEMENT."

     PURSUANT TO THE MERGER AGREEMENT, THE PRINCIPAL STOCKHOLDERS OWNING IN THE AGGREGATE APPROXIMATELY 67.4% OF THE OUTSTANDING SHARES OF COMMON STOCK OF RUDY'S AS OF THE RECORD DATE HAVE AGREED TO VOTE ALL OF SUCH SHARES IN FAVOR OF EACH OF THE MERGER AGREEMENT AND THE MERGER.

     The Board knows of no matters that will be presented for consideration at the Meeting other than those matters set forth in the Notice of Special Meeting of Stockholders. If any other matters are properly presented at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy and acting thereunder will have authority to vote on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgement of the person voting such proxies.

RECORD DATE; VOTE REQUIRED FOR APPROVAL

     The Board of Directors has fixed the close of business on October 14, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on the Record Date shall be entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. As of the Record Date, there were 3,765,000 shares of Common Stock issued and outstanding held by approximately 316 holders of record.

     Each share of Common Stock entitles the holder of record thereof to one vote, exercisable in person or by properly executed proxy, on all matters that properly come before the Meeting and any adjournment or

                                      (iii)
postponement thereof. The presence, in person or by proxy, of stockholders representing a majority of the voting power of the Common Stock outstanding on the Record Date will constitute a quorum for purposes of voting at the Meeting.

     Under the Nevada Revised Statutes ("NRS"), the affirmative vote of the holders of a majority of the voting power of the Common Stock outstanding on the Record Date is required to approve and adopt the Merger Agreement and the Merger. Under the NRS, the affirmative vote of the holders of a majority of the voting power present, either in person or by proxy, at the Special Meeting is required to approve the possible adjournment or postponement of the Special Meeting.

     Pursuant to the Merger Agreement, the Principal Stockholders owning in the aggregate approximately 67.4% of the outstanding shares of Common Stock of Rudy's as of the Record Date have agreed to vote all of such shares in favor of each of the Merger Agreement and the Merger. See "Proposal 1. THE MERGER -- THE MERGER AGREEMENT."

PROXIES

     The enclosed proxy is being solicited by the Board of Directors for use in connection with the Meeting and any postponement or adjournment thereof. All Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies.

     If a proxy is marked as "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by proxy will not be voted on such matter. Abstentions and Specified Non-Votes will be included within the number of shares present at the Meeting and entitled to vote for purposes of determining whether such matter has been authorized and accordingly will have the same effect as a negative vote. A duly executed but unmarked proxy will be voted "FOR" the approval and adoption of the proposals, as indicated in the accompanying Proxy Card.

     The accompanying proxy confers discretionary authority to vote with respect to amendments or variations to the matters identified in the notice calling the Meeting or other matters that may properly come before the Meeting, which do not require a new notice to stockholders, such as those matters that are procedural in nature. The Board does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the person named in the accompanying proxy will vote pursuant to the proxy in accordance with his best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority includes matters which the Board does not know are to be presented at the Meeting by others, any proposals of stockholders omitted from the proxy material pursuant to Rule 14a-8 or Rule 14a-9 of the Securities and Exchange Commission (of which Rudy's has no present notice or awareness), or any matters incident to the conduct of the Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by Rudy's. In addition to solicitation by use of the mail, proxies may be solicited by telephone, telegraph or personally by the directors, officers and employees of Rudy's, who will receive no extra compensation for their services. Rudy's will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

     Proxies may be revoked by those persons executing the proxies by (a) delivering to the Secretary of Rudy's, at or before the Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of Rudy's at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Meeting to: Secretary, Rudy's Restaurant Group, Inc., 11900 Biscayne Boulevard, Suite 806, Miami, Florida 33181.

                                      (iv)

RIGHTS OF DISSENTING STOCKHOLDERS

     Stockholders who oppose the proposed Merger and who elect to assert dissenters' rights under Nevada law may do so in accordance with Sections 92A.300 through 92A.500 of the NRS, which are attached under Appendix B to this Proxy Statement. See "THE MERGER -- DISSENTERS' RIGHTS" and Appendix B hereto (which contains the full text of Sections 92A.300 through 92A.500 of the NRS).

                     [This Space Intentionally Left Blank]

                                       (v)

                         RUDY'S RESTAURANT GROUP, INC.

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
PROPOSAL 1.  THE MERGER.....................................    1
THE COMPANIES...............................................    1
EFFECT OF THE MERGER........................................    1
REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF
  DIRECTORS.................................................    2
OPINION OF FINANCIAL ADVISOR................................    2
DISSENTERS' RIGHTS..........................................    2
ACCOUNTING TREATMENT; CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES..............................................    2
MARKET PRICE DATA...........................................    3
REQUIRED REGULATORY APPROVALS...............................    3
PROPOSAL 2.  APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF
             SPECIAL MEETING................................    3
THE MERGER..................................................    4
BACKGROUND OF THE MERGER....................................    4
RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE
  MERGER....................................................    5
  All-cash nature of the proposed transaction...............    5
  Market for Rudy's Common Stock............................    5
  Lack of opportunity for additional growth through
     acquisition or through internal growth through new
     restaurant development.................................    5
  The Ladenburg Opinion.....................................    5
ACCOUNTING TREATMENT........................................    6
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.......    6
OPINION OF FINANCIAL ADVISOR................................    6
  Opinion of Financial Advisor..............................    6
  Information and Materials Considered......................    7
  Overview of Analyses......................................    7
  Qualitative Considerations................................    8
  Quantitative Analyses.....................................    8
  Determination of Consideration............................   10
  Comparison of the Consideration to the Values of Rudy's...   10
  Limitations of Analyses...................................   11
INTEREST OF CERTAIN PERSONS IN THE MERGER...................   11

DISSENTERS' RIGHTS..........................................   12
THE MERGER AGREEMENT........................................   15
  Effective Time............................................   15
  The Merger................................................   15
  Consideration To Be Received in the Merger................   15
  Surrender of Shares and Payment...........................   15
  Conditions To Consummation of the Merger..................   16
  Representations and Warranties............................   17
  Conduct of Business Pending The Merger....................   17
  Acquisition Transaction...................................   18
  Additional Agreements.....................................   19
  Termination, Amendment And Waiver.........................   20
MARKET PRICE OF AND DIVIDENDS ON RUDY'S COMMON STOCK........   22
BUSINESS OF RUDY'S..........................................   23

                                      (vi)

                                                              PAGE
                                                              ----
GENERAL.....................................................   23
RESTAURANT OPERATIONS.......................................   23
COMPETITION.................................................   23
GOVERNMENT REGULATION.......................................   24
SERVICE MARKS...............................................   24
LEGAL PROCEEDINGS...........................................   24
PROPERTIES..................................................   24
EMPLOYEES...................................................   25
EXECUTIVE COMPENSATION......................................   25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   26
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION OF
  RUDY'S....................................................   27
  Third Quarter Ended June 8, 1997 vs. Third Quarter Ended
     June 9, 1996...........................................   27
  Fiscal Year Ended September 29, 1996 vs. Fiscal Year Ended
     October 1, 1995........................................   28
APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF SPECIAL
  MEETING...................................................   31
STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING...............   32
OTHER MATTERS...............................................   32
INDEX TO FINANCIAL STATEMENTS...............................  F-1
APPENDICES
Appendix A -- Agreement and Plan of Merger dated July 22,
              1997 by and among Benihana Inc., Benihana
              Merger Corp., Rudy's Restaurant Group, Inc.,
              Bayview Partners and Douglas M. Rudolph.......  A-1
Appendix B -- Sections 92A.300 through 92A.500 of the Nevada
              Revised Statutes..............................  B-1
Appendix C -- Fairness Opinion of Ladenburg Thalmann & Co.
              Inc...........................................  C-1

                                      (vii)

                                    SUMMARY

     The following is a brief summary of the information contained elsewhere in this Proxy Statement. The information contained in this Summary is qualified in its entirety by and should be read in conjunction with, the full text of this Proxy Statement and the Appendices.

                            PROPOSAL 1.  THE MERGER

THE COMPANIES

     Rudy's Restaurant Group, Inc. ("Rudy's") through its wholly-owned subsidiaries, owns and operates nine Japanese steak and seafood restaurants located throughout the eastern and mid-eastern United States, six of which operate under the name Samurai Japanese Steak and Seafood Restaurant and three of which operate under the name Kyoto Japanese Steak and Seafood Restaurant. Rudy's restaurants feature the "teppanyaki" style of Japanese cooking, in which steak, chicken, shrimp and other seafood are prepared on a grill which forms the focal point at the center of a large table seating from eight to ten patrons. The decor of each of its restaurants features a traditional Japanese theme. The restaurants range in size from approximately 5,000 to 10,000 square feet and include a bar and lounge area designed to provide a casual and comfortable atmosphere. Seating capacity ranges from 128 to 192 and averages 156 persons. In addition to entrees prepared at the table, a variety of Japanese appetizers and alcoholic and non-alcoholic beverages are available. In addition, three of the nine restaurants have a "sushi" bar offering various types of raw fish served either in the traditional manner or as "sashimi."

     Rudy's executive offices are located at 11900 Biscayne Boulevard, Suite 806, Miami, Florida 33181, telephone (305) 895-7200. Rudy's Common Stock is quoted for trading on the Nasdaq SmallCap Market(SM) under the symbol "RUDY."

     Benihana Inc. owns and operates 40 Benihana and Benihana Grill dinnerhouse restaurants and licenses 12 others. The Benihana restaurants also feature the "teppanyaki" style of Japanese cooking. The Benihana restaurants feature a distinctly Japanese design creating an authentic atmosphere for its patrons. The restaurants have a limited menu offering a full course meal consisting of an appetizer, soup, salad, tea and an entree of steak, seafood, chicken or a combination of them. Specific menu items may be different in the various restaurants depending upon the local geographic market. The servings are all portion-controlled to provide consistency in quantities served to each patron. Alcoholic beverages, including specialty mixed drinks, wines, beers and soft drinks are available. The Benihana restaurants offer sushi both at the teppanyaki grill and at separate sushi bar areas within most restaurants.

EFFECT OF THE MERGER

     The acquisition by Benihana of Rudy's will be effected by means of the merger of Newco with and into Rudy's, with Rudy's being the surviving corporation. In connection with the closing of the Merger, Rudy's and Newco will execute Articles of Merger (the "Articles of Merger") in accordance with the NRS. The Merger will become effective at the time and on the date (the "Effective Time") that the Articles of Merger have been accepted for filing by the Secretary of State of the State of Nevada, or at such later time as may be specified in the Articles of Merger.

     At the Effective Time, each share of Rudy's Common Stock issued and outstanding will be converted into the right to receive cash consideration per share of a minimum of $5.00 (the "Cash Consideration Per Share"). The Cash Consideration Per Share may be increased as provided in the Merger Agreement based on the performance of Rudy's through the closing of the Merger. See "Proposal 1. THE MERGER -- THE MERGER AGREEMENT." As of the Effective Time, all shares of Rudy's Common Stock outstanding, will no longer be outstanding, will automatically be canceled and retired and will cease to exist, and the holders of those shares will cease to have any rights with respect thereto, except the right to receive the Cash Consideration Per Share. Notwithstanding the foregoing, persons who have properly asserted dissenters' rights will be entitled to receive payment for shares in accordance with the NRS.

     BY VIRTUE OF THE MERGER STOCKHOLDERS OF RUDY'S WILL NOT RECEIVE ANY COMMON STOCK OR OTHER SECURITIES OF BENIHANA OR ITS SUBSIDIARIES AND WILL NOT HAVE ANY CONTINUING INVESTMENT IN BENIHANA, ITS SUBSIDIARIES, OR RUDY'S FROM AND AFTER THE EFFECTIVE TIME. BENIHANA WILL OWN 100% OF THE OUTSTANDING COMMON STOCK OF RUDY'S FROM AND AFTER THE EFFECTIVE TIME.

     REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Merger Agreement has been unanimously approved by the Board of Directors of Rudy's and Benihana and Newco. The effectiveness of the Merger is subject to the approval of Rudy's stockholders. The Merger Agreement provides that consummation of the Merger is subject to Rudy's and Benihana having complied with their covenants and agreements set forth in the Merger Agreement and their representations and warranties being, in all material respects, true and accurate as of the Effective Time. The recommendation of Rudy's Board of Directors is based on a number of factors, which are discussed below in the section "THE MERGER -- RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER." Rudy's Board of Directors recommends that Rudy's stockholders vote in favor of the Merger and approve and adopt the Merger Agreement.

OPINION OF FINANCIAL ADVISOR

     Ladenburg Thalmann & Co. Inc. ("Ladenburg") has acted as financial advisor to Rudy's in connection with the Merger and has delivered to the Board of Directors of Rudy's a written opinion dated the date of this Proxy Statement to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Cash Consideration Per Share was fair, from a financial point of view, to the public stockholders of Rudy's Common Stock other than Bayview Partners ("Bayview") and Douglas M. Rudolph. The full text of the written opinion of Ladenburg dated the date of this Proxy Statement, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix "C" to this Proxy Statement and should be read carefully in its entirety. Ladenburg's opinion is directed only to the fairness of the Cash Consideration Per Share from a financial point of view, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Meeting. See "OPINION OF FINANCIAL ADVISOR."

DISSENTERS' RIGHTS

     A holder of Rudy's Common Stock who has not voted in favor of the Merger will be entitled to demand dissenters' rights in respect of such shares under Chapter 92A of the NRS ("Chapter 92A") subject to satisfaction by such stockholder of the conditions for dissenters' rights established by Chapter 92A. The portion of Chapter 92A relating to dissenter's rights is set forth in full as Appendix B hereto. See "THE MERGER -- DISSENTERS' RIGHTS" and Appendix B hereto.

ACCOUNTING TREATMENT; CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger will be accounted for by Benihana under the purchase method of accounting in accordance with generally accepted accounting principles. The transaction intended by the Merger Agreement is NOT a tax-free transaction, reorganization or exchange, and each holder of Rudy's Common Stock will be subject to federal income tax on the gain represented by the excess of the Cash Consideration Per Share over such stockholder's basis in the share. See "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

     The firm of Deloitte & Touche LLP serves as independent accountants for both Rudy's and Benihana. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and is expected to be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

MARKET PRICE DATA

     Rudy's Common Stock was traded on the Nasdaq National Market System(SM) from the closing of its initial public offering on June 18, 1986 through February 11, 1990. From February 12, 1990 through July 3, 1996 Rudy's Common Stock was listed for trading on the OTC Electronic Bulletin Board. Since July 5, 1996 Rudy's Common Stock has been traded on the Nasdaq SmallCap Market(SM). On July 22, 1997, the last full trading day prior to the public announcement of the proposed Merger, the high and low bid prices of Rudy's Common Stock were $3.375 and $3.25, respectively. See "MARKET PRICE OF AND DIVIDENDS ON RUDY'S COMMON STOCK." Stockholders are urged to obtain current market quotations for Rudy's Common Stock.

REQUIRED REGULATORY APPROVALS

     Rudy's is aware of no federal or state regulatory requirements that must be complied with or other approvals that must be obtained prior to consummation of the Merger, other than (i) compliance with applicable federal and state securities laws, (ii) the acceptance for filing of the Articles of Merger as required under the laws of the State of Nevada and (iii) the receipt of consents to the transfer from Rudy's to Benihana of the alcoholic beverage licenses and permits necessary for Benihana to operate Rudy's restaurants. See "THE MERGER AGREEMENT."

            PROPOSAL 2.  APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF
                                SPECIAL MEETING

     At the Special Meeting, Rudy's stockholders will be asked to approve the adjournment or postponement of the Special Meeting in the event such adjournment or postponement is necessary in order to solicit additional votes for the approval and adoption of the Merger Agreement and the Merger contemplated thereby.

     Rudy's Board of Directors unanimously recommends that you vote FOR this proposal.

                                   THE MERGER

BACKGROUND OF THE MERGER

     In May 1996, Peter M. Graham, a member of the Board of Directors of Rudy's received an unsolicited telephone call from Darwin Dornbush, a member of the Board of Directors of Benihana requesting that Mr. Graham meet with Mr. Dornbush to discuss, on an introductory and preliminary basis, the possibility of an acquisition of Rudy's by Benihana. At a meeting in May 1996, Mr. Dornbush requested that Mr. Graham discuss with Douglas M. Rudolph the possibility of the acquisition of Rudy's by Benihana. Mr. Graham discussed this with Douglas M. Rudolph, and on May 23, 1996 at a special meeting of the Rudy's Board of Directors, Rudy's authorized management of Rudy's to negotiate and enter into a confidentiality agreement with Benihana (the "Confidentiality Agreement"). On May 24, 1996 Rudy's and Benihana entered into the Confidentiality Agreement. From May 24, 1996 through November 1996, three separate meetings between Douglas
M. Rudolph and Michael Burris, Chief Financial Officer of Benihana were held, one of which was held in late May 1996, one of which was held in mid June 1996 and one of which was held in early November 1996. The meetings were held to discuss the business of both companies, the positioning of each company within the restaurant industry, growth expectations of each company and, on a preliminary basis, the potential benefits and operational and financial synergies that could be derived from the acquisition of Rudy's by Benihana. No outside legal, financial or accounting advisors were present at these preliminary meetings. In December 1996 Benihana informed Rudy's that Benihana had engaged Southcoast Capital Corporation ("Southcoast Capital") to assist Benihana in evaluating a possible acquisition of Rudy's. On January 2, 1997, representatives of Southcoast Capital met with Marie Peterson, Chief Operating Officer and Chief Financial Officer of Rudy's to learn further about Rudy's from a structural, financial and operational perspective. At this January 2, 1997 meeting, Ms. Peterson reviewed with the representatives of Southcoast Capital certain financial and corporate information of Rudy's. On January 29, 1997 representatives of Southcoast Capital met via telephonic conference with Mr. Rudolph to discuss further due diligence issues and the general positioning of Rudy's and Benihana in the restaurant industry and specifically within the Japanese steakhouse segment of the restaurant industry and the possibilities for growth within the Japanese steakhouse segment of the restaurant industry. On March 14, 1997 a subsequent meeting was held between Mr. Rudolph, Peter M. Graham and representatives of Southcoast Capital to discuss the concept of a possible acquisition by Benihana of Rudy's. On March 18, 1997 representatives of Southcoast Capital met with Mr. Rudolph and Ms. Peterson and presented Mr. Rudolph and Ms. Peterson with a draft financial model, prepared by Southcoast Capital, but based on information received by Southcoast Capital from Rudy's and Benihana, which draft financial model presented on a preliminary basis, unaudited financial information of Benihana and Rudy's combined. On March 28, 1997, representatives of Southcoast Capital met via telephone conference with Mr. Rudolph and Ms. Peterson to discuss a revised financial model. At a special meeting of the Board of Directors of Rudy's held on April 1, 1997, Douglas M. Rudolph informed the Rudy's Board of Directors of the matters discussed at his meetings with Southcoast Capital and the Rudy's Board of Directors resolved, with Mr. Graham abstaining from voting, to engage Ladenburg to represent Rudy's and to assist Rudy's in connection with the possible sale of Rudy's to Benihana. On April 15, 1997, representatives of Southcoast Capital met with Mr. Rudolph and Ms. Peterson and representatives of Ladenburg to discuss preliminary issues relating to a possible acquisition of Rudy's by Benihana, including the type and nature of the consideration, personnel issues and operating strategies. On May 23, 1997 representatives of Southcoast Capital met with Mr. Rudolph, Ms. Peterson and representatives of Ladenburg to further discuss the possible operating synergies of the two companies if a business combination were to take place. On June 16, 1997 representatives of Southcoast Capital, Mr. Rudolph, Joel Schwartz, the President of Benihana, Mr. Burris and representatives of Ladenburg met to discuss the terms of an acquisition agreement, including pricing, conditions to closing and personnel issues. After extensive negotiations, Benihana and Rudy's determined to proceed toward the negotiation of a definitive acquisition agreement. Between June 16, 1997 and July 21, 1997 financial and legal due diligence with respect to Rudy's was performed by Benihana. During the same period, management of each of Benihana and Rudy's and their respective legal and financial advisors negotiated the definitive terms of the Merger Agreement. On July 21, 1997 the Rudy's Board of Directors met to consider approval of the Merger Agreement. At such meeting, Ladenburg delivered to the Rudy's Board of Directors its oral opinion (which opinion was confirmed in its entirety by delivery of a written opinion dated July 22, 1997) to the effect that, as of such date and based upon certain matters stated in such opinion, the Consideration Per Share was fair from a financial point of view to the public stockholders of Rudy's Common Stock other than Bayview and Douglas M. Rudolph and reviewed with the Rudy's Board of Directors certain financial analyses performed by Ladenburg in connection with such opinion. See "-- OPINION OF FINANCIAL ADVISOR." Rudy's outside legal advisors with respect to the Merger reviewed the terms of the Merger Agreement from a legal perspective and advised the Rudy's Board of Directors as to its legal obligations in considering whether to approve the proposed transaction. After a full discussion of all of the relevant issues and upon consideration of the factors described under "-- RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER," Rudy's Board of Directors concluded that the Merger Agreement was fair to and in the best interests of Rudy's stockholders and unanimously approved the Merger Agreement. The definitive Merger Agreement was executed by the parties on the evening of July 22, 1997 and publicly announced the morning of July 23, 1997. No other business combinations or strategic alternatives were considered by Rudy's Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Board of Directors of Rudy's has unanimously approved the Merger, and recommends a vote for the Merger. Rudy's Board of Directors believes the Merger is fair and in the best interests of Rudy's stockholders. The material factors considered by Rudy's Board of Directors in reaching its conclusion to approve and recommend the Merger are as follows:

          All-cash nature of the proposed transaction. In the event the Merger becomes effective, the Cash Consideration Per Share will become available to the stockholders of Rudy's without any holdbacks, escrows or retainages. Rudy's stockholders will not have to bear the risks that would be involved in a purchase transaction where components of the purchase price would be paid on a deferred basis by promissory notes or where components of the purchase price are paid as earn-outs or other forms of contingent consideration dependent on future performance of Rudy's from and after the Effective Time. Furthermore, other than a possible increase in the Cash Consideration Per Share, the Cash Consideration Per Share is fixed at a minimum of $5.00 per share. Rudy's Board of Directors considers the $5.00 minimum all cash form of the transaction to be a substantial benefit inasmuch as, among other things, it represents a premium over historical and current trading prices for Rudy's Common Stock.

          Market for Rudy's Common Stock. Even though Rudy's Common Stock has been quoted for public trading on either the OTC Bulletin Board or the NASDAQ Small Cap Market since 1985, it has generally been thinly traded and stockholders have experienced a lack of liquidity in the market.

          Lack of opportunity for additional growth through acquisition or through internal growth through new restaurant development. For several years, Rudy's management has explored opportunities to grow through acquisition and through the opening of new restaurants. Other than Rudy's purchase of the three Kyoto Japanese Steakhouse and Seafood Restaurants in February 1996, Rudy's has not been able to effect any acquisitions or new store openings which would lead to expansion of its business.

          The Ladenburg Opinion. The opinion dated July 22, 1997 (which opinion has been updated to the date of this Proxy Statement) of Ladenburg to Rudy's Board of Directors to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Cash Consideration Per Share was fair, from a financial point of view, to the public stockholders of Rudy's Common Stock other than Bayview and Douglas
     M. Rudolph.

     Rudy's Board of Directors evaluated the primary factors listed above, as well as others, in light of their knowledge of the business and operations of Rudy's and their business judgment. In view of the variety of factors considered in connection with evaluation of the transaction, the Board of Directors did not find it practical to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in its determination. However, the Board placed special emphasis on the fact that the Cash Consideration Per Share is at a premium over historical and current trading prices for Rudy's Common Stock, that it will be paid in cash at the Effective Time, and the difficulties that it perceives Rudy's would have in expanding its business if it were to remain an independent company. The Rudy's Board of Directors reviewed the severance and non-competition payment arrangements of certain personnel of Rudy's, including Douglas M. Rudolph and Marie G. Peterson. The Rudy's Board of Directors was aware that such arrangements may give such persons individual interests in the Merger that are in addition to the interests of Rudy's stockholders generally. See "BUSINESS OF RUDY'S -- Certain Relationships and Related Transactions."

ACCOUNTING TREATMENT

     The Merger will be treated as a purchase by Benihana of the shares of Rudy's for accounting and financial reporting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary describes the material federal income tax consequences of the Merger to holders of Rudy's Common Stock who are citizens or residents of the United States. It does not discuss all the tax consequences that may be relevant to stockholders of Rudy's in special tax situations (such as insurance companies, dealers in securities, tax exempt organizations or non-U.S. persons) or to stockholders of Rudy's who acquired their shares of Rudy's Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. Neither Rudy's, Benihana nor Newco has requested a ruling from the Internal Revenue Service in regard to any of the federal income tax consequences of the Merger. A stockholder of Rudy's who receives the Cash Consideration Per Share in payment for a share of Common Stock of Rudy's will recognize gain or loss equal to the difference between the Cash Consideration Per Share received and such stockholder's basis in the shares. A dissenting stockholder who receives cash for such stockholder's Common Stock pursuant to the exercise of dissenters' rights will recognize gain or loss equal to the difference between the amount of cash received with respect to such shares (other than amounts, if any, which are or are deemed to be interest for federal income tax purposes, which amounts will be taxed as ordinary income), and such stockholder's basis in such shares of the Rudy's Common Stock. If Common Stock of Rudy's were held as a capital asset, such gain or loss will be capital gain or loss and will be a long term capital gain or loss.

     The transaction intended by the Merger Agreement is NOT a tax-free transaction, reorganization or exchange, and each holder of Rudy's Common Stock will be subject to federal income tax on the gain represented by the excess of the Cash Consideration Per Share over such shareholder's basis in such share.

     THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE U.S. INTERNAL REVENUE CODE. NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES, IF ANY, OF THE MERGER UNDER APPLICABLE FOREIGN, STATE AND LOCAL LAWS. RUDY'S COMMON STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND AFFECT OF FOREIGN, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS, AND THE POSSIBLE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

OPINION OF FINANCIAL ADVISOR

  Opinion of Financial Advisor

     Ladenburg was retained by Rudy's to act as its financial advisor in connection with the Merger. Rudy's selected Ladenburg as its financial advisor in connection with the Merger because Rudy's believed Ladenburg was familiar with the restaurant industry and the Company's overall objectives related to the Merger. On July 21, 1997 Ladenburg delivered its oral opinion (subsequently confirmed by delivery of a written opinion dated July 22, 1997) to the Board of Directors of Rudy's to the effect that, as of such date, the consideration to be received by Rudy's in the Merger is fair, from a financial point of view, to the public stockholders of Rudy's Common Stock other than Bayview and Douglas M. Rudolph. Ladenburg has confirmed its opinion dated July 22, 1997 by delivery of a written opinion dated the date of this Proxy Statement (the "Opinion"). A copy of the Opinion of Ladenburg dated as of the date of this Proxy Statement is attached hereto as Appendix C to this Proxy Statement. Rudy's stockholders are urged to read the Opinion in its entirety for assumptions made and matters considered by Ladenburg.

  Information and Materials Considered

     In connection with rendering its Opinion, Ladenburg reviewed such information as it deemed necessary or appropriate for the purpose of rendering its Opinion. Ladenburg reviewed information including, but not limited to, the following: (i) the Merger Agreement; (ii) audited financial statements for the three fiscal years ended September 29, 1996, October 1, 1995 and October 2, 1994 and the unaudited financial statements for the 36 week periods ended June 9, 1996 and June 8, 1997 of Rudy's; (iii) projected financial statements as developed by Ladenburg and reviewed by Rudy's; (iv) the Non-Competition Agreement by and between Rudy's, Benihana and each of Douglas M. Rudolph and Marie G. Peterson; (v) the Warrant Agreement by and between Benihana and Douglas
M. Rudolph; (vi) Rudy's Common Stock price and volume trading history; and (vii) publicly available market information regarding the industry, Rudy's and its competitors. In addition, Ladenburg had several conversations with management of Rudy's regarding Rudy's, its competitors and the industry but noted, in the course of these discussions, that management did not have projected financial statements of their own.

     In rendering its Opinion, Ladenburg assumed and relied upon the accuracy and completeness of all financial and other material furnished to Ladenburg by Rudy's regarding Rudy's, the Merger, the industry in which Rudy's operates and its respective competition. Ladenburg did not attempt to independently verify the information provided to it by Rudy's. Ladenburg has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Rudy's. Ladenburg was not authorized to, and did not, solicit third party indications of interest in acquiring all or part of Rudy's, and Ladenburg was not asked to consider, and its Opinion does not address, the consideration Rudy's might receive from a third-party purchaser, the relative merits of the Merger as compared to any alternative business strategies that might exist for Rudy's or the effect of any other transaction in which Rudy's might engage. Ladenburg's Opinion is based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Ladenburg, as of the date of the Opinion.

     THE FULL TEXT OF THE WRITTEN OPINION OF LADENBURG DATED AS OF THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX C AND IS INCORPORATED HEREIN BY REFERENCE. RUDY'S STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. LADENBURG'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE PUBLIC STOCKHOLDERS OF RUDY'S, OTHER THAN BAYVIEW AND DOUGLAS M. RUDOLPH, OF THE CONSIDERATION TO BE RECEIVED IN THE TRANSACTION FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION. THE SUMMARY OF THE OPINION OF LADENBURG SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  Overview of Analyses

     Ladenburg used both quantitative and qualitative assessments to evaluate Rudy's. Ladenburg's determination that the consideration to be received in the Merger is fair, from a financial point of view, to the public stockholders of Rudy's other than Bayview and Douglas M. Rudolph is based on all the quantitative and qualitative analyses described herein.

     For its quantitative evaluations, Ladenburg calculated a range of values for the entity being valued using five separate approaches: (i) a Market Multiples Analysis based upon comparable publicly-traded companies, (ii) an Acquisition Multiples Analysis based upon acquisitions of comparable companies over the previous three years, (iii) a Discounted Cash Flow Analysis, (iv) a Debt Capacity Analysis and (v) a Net Book Value Analysis. Ladenburg also reviewed the historical trading price and volume of Rudy's Common Stock. In examining all the approaches thoroughly, Ladenburg reached the conclusion that certain approaches were more relevant, represented more direct comparability or provided a higher degree of certainty than others. However, Ladenburg did not ascribe different weightings to each analysis because the Cash Consideration Per Share is within the range of median per share values derived from each analysis. In determining the proper application of certain valuation multiples and discount rates, Ladenburg considered the qualitative aspects of the entity being valued, including its access to capital, ownership structure, management team, market position and intensity of competition.

  Qualitative Considerations

     In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to Rudy's. Ladenburg did not apply weightings to any of these qualitative analyses. Among the qualitative factors relating to Rudy's, Ladenburg noted that Rudy's: (i) small market capitalization deters institutions from accumulating positions; (ii) Common Stock is illiquid, as evidenced by its low volume trading history; (iii) principal stockholder, Douglas M. Rudolph, controls approximately 55.5% of the outstanding Common Stock; (iv) lacks a strong brand name to attract customers;
(v) has a low rate of internal growth compared to comparable companies; (vi) units are difficult to replicate thereby hindering expansion; and (vii) geographic diversity makes it difficult for regional acquirors to purchase Rudy's.

  Quantitative Analyses

     Ladenburg evaluated Rudy's, through various methods described below, to derive implied equity values and implied per share equity values for 100% of the value of Rudy's.

     (a) Historical and Projected Financial Performance. Ladenburg reviewed Rudy's historical financial performance for each of the three fiscal years in the three-year period ended September 29, 1996 and the 36 weeks ended June 9, 1996 and June 8, 1997, and its projected performance as developed by Ladenburg and reviewed by management, for the next five years.

     (b) Historical Market Price Analysis. Ladenburg examined the closing market prices of Rudy's Common Stock over the 90-day trading period prior to the announcement of the Merger on July 23, 1997 during which time the closing market price ranged from $2.41 to $3.50 and had an average high and low trading price of $2.88 and $3.16, respectively, and a closing price of $3.31 on July 22, 1997.

     (c) Market Multiples Analysis. Ladenburg conducted a market multiples analysis for Rudy's which determined the implied public market value of the entity being valued based on the multiples of comparable public companies. Ladenburg derived results based upon the multiples of the following group of public companies which Ladenburg believes are comparable to Rudy's: Benihana Inc.; Bertucci's Inc.; Brinker International, Inc.; Cooker Restaurant Corporation; Cracker Barrel Old Country Store, Inc.; Logan's Roadhouse, Inc.; Lone Star Steakhouse & Saloon, Inc.; Max and Erma's Restaurants, Inc.; O'Charley's, Inc.; Outback Steakhouse, Inc.; Ruby Tuesday, Inc.; Sagebrush, Inc.; and Uno Restaurant Corporation (the "Comparable Companies").

     In choosing the Comparable Companies for Rudy's in this valuation, Ladenburg excluded Applebee's International, Inc., Cheesecake Factory Incorporated, Darden Restaurants, Inc., Landry's Seafood Restaurants, Inc. and Morton's Restaurant Group, Inc. because of certain factors inherent in these companies versus the universe of comparable companies and Rudy's specifically. These factors include: (i) the strength of their respective brand names; (ii) the importance of the brand name as an asset in their businesses; (iii) the large size of these businesses based on market capitalization and revenues; and
(iv) the high degree of liquidity in their common stock. Ladenburg excluded Cucos, Inc. because of its poor operating history, small size and not meaningful valuation. Ladenburg also excluded fast-food operators, franchisees and upscale theme restaurants.

     Ladenburg derived the following median common stock trading multiples for the Comparable Companies: (i) revenue; (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"); (iii) earnings before interest and taxes ("EBIT"); (iv) net income; (v) projected net income; and (vi) book value. Revenue, EBITDA and EBIT multiples are based on total enterprise value divided by each financial measure, respectively. Total enterprise value is defined as the market value of common stock, plus total debt, less cash and cash equivalents. Total enterprise value is essentially the value of a company assuming an unleveraged capital structure. The remaining multiples are derived by dividing the market value of the common stock in aggregate, or per share as appropriate, by net income, projected net income and book value.

     The implied equity valuations for Rudy's based on revenue, EBITDA and EBIT were calculated by multiplying Rudy's revenue, EBITDA and EBIT by the median revenue, EBITDA and EBIT multiples, respectively, for the Comparable Companies, then subtracting debt outstanding and adding cash and cash equivalents as of June 8, 1997. For the valuations based on net income, projected net income and book value, Ladenburg multiplied Rudy's net income, projected net income and book value by the median net income, projected net income and book value multiples, respectively, for the Comparable Companies. This range of implied equity values was divided by the total number of Rudy's shares outstanding to derive a range of implied equity values per share.

     Ladenburg applied a 20% discount to the median Comparable Company multiples to account for the qualitative and quantitative difference between Rudy's and the Comparable Companies. The reasons for the discount include, but are not limited to: (i) the illiquidity and low trading volume of Rudy's Common Stock;
(ii) control of Rudy's by a single stockholder; (iii) the small market capitalization of Rudy's; (iv) a low rate of historical and projected internal growth for Rudy's; and (v) the lack of a strong brand name to attract customers.

     The median market multiples for the Comparable Companies were as follows:
(1) 1.0x as a multiple of revenues; (ii) 7.0x as a multiple of EBITDA; (iii) 10.8x as a multiple of EBIT; (iv) 15.6x as a multiple of net income; (v) 14.8x as a multiple of projected net income for year one; (vi) 13.3x as a multiple of projected net income for year two; and (vii) 2.2x as a multiple of book value. The result of this analysis indicated a range of equity values for Rudy's from $3.87 to $5.75 per share, the median of which was $4.66 per share.

     (d) Acquisition Multiples Analysis. Ladenburg conducted an acquisition multiples analysis which was similar to the market multiples analysis but instead relied upon multiples from comparable mergers and acquisitions in the restaurant industry. For purposes of this analysis, the purchase price was equal to the amount paid for the target's equity and the merger value was equal to the purchase price, plus the target's outstanding interest-bearing debt, less cash and cash equivalents. Ladenburg compared multiples from merger and acquisition transactions of the following target and acquiring companies, respectively: the acquisition of Krystal Co. by Port Royal Holdings, Inc.; the acquisition of Hardee's Restaurants by CKE Restaurants, Inc.; the acquisition of Charlie Brown's Inc. by Castle Harlan Partners III; the acquisition of DeliMex by Fenway Partners; the acquisition of McCormick & Schmick's by Apple South, Inc.; the acquisition of Hops Grill & Bar by Apple South, Inc.; the acquisition of Casa Bonita, Inc. by CKE Restaurants, Inc.; the acquisition of Black-eyed Pea USA, Inc. by DenAmerica Corp; the acquisition of Bruegger's Corporation by Quality Dining; the acquisition of Denwest Restaurants by American Family Restaurants; the acquisition of Champps Entertainment, Inc. by Daka International, Inc.; the acquisition of DF&R Restaurants, Inc. by Apple South, Inc.; the acquisition of Grill Concepts, Inc. by Magellan Restaurant Systems; the acquisition of TUG, Inc. by Apple South, Inc.; the acquisition of Southern Hospitality Corporation by DavCo Restaurants, Inc.; the acquisition of On The Border Cafes, Inc. by Brinker International, Inc.; and the acquisition of Boston Restaurant Associates by Cappuccino's, Inc.

     The median multiples for the selected Mergers were as follows: (i) 1.1x as a multiple of sales; (ii) 8.8x as a multiple of EBITDA; (iii) 15.8x as a multiple of EBIT; (iv) 12.4x as a multiple of net income; and (v) 2.5x as a multiple of book value. Once again, Ladenburg applied a 20% discount to the median acquisition multiples for the comparable companies for the same reasons described above in (c). The range of implied equity values derived from the acquisition multiples analysis was divided by the number of shares of Rudy's Common Stock outstanding to derive implied equity value per share. The range of implied equity values per share of Rudy's Common Stock was $3.60 to $8.28, the median of which was $5.54.

     (e) Discounted Cash Flow Analysis. Ladenburg conducted a discounted cash flow analysis which derived implied equity values based on the present value of future net cash flows, less current total debt, plus current total cash and cash equivalents. The cash flows were discounted using a range of discount rates based upon the median weighted average cost of capital for the Comparable Companies. The discount rates for Rudy's were increased over the median weighted average cost of capital for the Comparable Companies by dividing the median by the excess of 100% less 20%. This approach was taken because many of the Comparable Companies are larger and have higher rated credit, giving them access to less expensive capital than Rudy's. For purposes of this analysis, annual free cash flow equals de-levered net income, plus depreciation and amortization, less capital expenditures, less the change in working capital. In the exit year, free cash flow also included proceeds from the sale of the business, which is typically assumed for valuation purposes as a more representative "terminal value" than using cash flows in perpetuity. The terminal value was determined by applying a range of exit multiples based on the median EBITDA multiple of the Comparable Companies, discounted by 20% for the reasons noted above in (c). Ladenburg applied discount rates of 9.7% to 10.9% and exit multiples of 5.1x to 6.1x. The equity value was divided by the number of shares of Rudy's Common Stock outstanding to derive equity value per share. The equity value per share ranged from $4.87 to $5.68, the median of which was $5.26.

     (f) Debt Capacity Analysis. Ladenburg conducted a debt capacity analysis which derived an unleveraged equity value based on the amount a financial buyer could reasonably expect to pay for a company assuming the maximum amount of debt financing and equity to the extent leveraged buy-out returns of 35% to 40% can be obtained. The analysis determines equity values based on operating projections and general assumptions indicated by current market conditions. Ladenburg constructed capital structures that meet the risk-return requirements of today's senior and subordinated lenders as well as private equity investors. Capital structures are derived by assuming a minimum EBITDA-to-interest coverage ratio of two times.

     Senior debt is limited to what can be reasonably collateralized by a company's assets. In the case of Rudy's, Ladenburg assumed the principal assets are real estate and fixed assets. Senior debt is assumed to be limited to the sum of (i) 75% of real estate, (ii) 65% of improvements, (iii) 45% of machinery and equipment, and (iv) 20% of other fixed assets. Senior debt is issued with an interest rate equal to prime (8.50%) plus 2.00%, or 10.50%. Ladenburg believed this rate to be typical of senior debt in highly leveraged mergers. The subordinated debt would bear interest at 6.5% above the rate on a treasury note maturing in seven years, which yielded 6.08% as of October 14, 1997. The amount of subordinated debt would be limited to maintain an EBITDA coverage of interest of two times. Ladenburg assumed warrants for Common Stock in Rudy's would be granted to the investors in the subordinated debt to increase returns to these investors to the 20% to 25% range. Ladenburg assumed the amount of equity available for such a merger would be limited by an investor's ability to obtain a 35% to 40% return on investment after granting a 5.0% equity position to management.

     The sum of the senior debt, subordinated debt and equity, less fees to consummate such a merger, provides an implied debt capacity valuation for Rudy's. The equity value was divided by the number of shares of Rudy's Common Stock outstanding to derive equity value per share. The implied equity value per share of Rudy's Common Stock was $3.97.

     (g) Net Book Value Analysis. Ladenburg analyzed the net book value of the assets of Rudy's. Ladenburg took the total assets and subtracted the total liabilities based on Rudy's June 8, 1997 balance sheet. The equity value was divided by the number of shares of Rudy's Common Stock outstanding to derive equity value per share. The implied equity value per share of Rudy's Common Stock was $2.63.

  Determination of Consideration

     For purposes of Ladenburg's analysis the consideration to be paid to Rudy's stockholders in the Merger consists of cash equal to a minimum of $5.00 per share of Rudy's Common Stock (the "Cash Consideration Per Share"). The Cash Consideration Per Share may be increased as provided in the Merger Agreement based on the performance of Rudy's through the closing of the Merger. See "The Merger Agreement -- Consideration To Be Received in the Merger."

  Comparison of the Consideration to the Values of Rudy's

     Ladenburg concluded that the Cash Consideration Per Share to be received in the Merger is fair, from a financial point of view, to the public stockholders of Rudy's other than Douglas M. Rudolph and Bayview, as of the date of this Proxy Statement, based on among other things, the following considerations: (i) the Cash Consideration Per Share falls within the range of median per share values for Rudy's of $2.63 to $5.54; and

(ii) the Cash Consideration Per Share represents a 51.1% premium to Rudy's closing stock price as of July 22, 1997, one day prior to the announcement of the Merger.

  Limitations of Analyses

     Although each analysis employed by Ladenburg in rendering its Opinion is summarized above, the above summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided to (and relied upon by) Ladenburg by Rudy's, many of which are beyond the control of Rudy's. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily to reflect the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty since the assumptions upon which such estimates are based may not materialize, neither Rudy's, Ladenburg nor any other person assumes responsibility for the accuracy of such estimates. Ladenburg's analysis does not reflect, among other things, changes since the date of the Opinion for Rudy's business or prospects, changes in general business and economic conditions or any other Merger or event that has occurred or that may occur and that was not anticipated at the time such materials were prepared.

     Ladenburg is nationally recognized investment banking firm which, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, merchant banking, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Peter Graham, President of Ladenburg Thalmann & Co. Inc. and a member of Rudy's Board of Directors and the holder of 100,000 shares of Rudy's Common Stock did not participate in the preparation of the analysis presented herein.

     Ladenburg was engaged to act as financial advisor to Rudy's in connection with the Merger and has delivered the Opinion in connection with the Merger. Ladenburg will be paid a fee in connection therewith of approximately $250,000. In addition, Rudy's agreed to reimburse Ladenburg for its related expenses. Rudy's also agreed, in a separate letter agreement, to indemnify Ladenburg, its affiliates and each of their respective directors, officers, agents, consultants and employees and each person, if any, controlling Ladenburg or any of its affiliates against certain liabilities, including liabilities under federal securities laws. In the ordinary course of its business Ladenburg may trade the securities of Rudy's or Benihana Inc. for its own account and for the account of its customers, and may at any time hold a long or short position in such securities. Ladenburg has rendered financial advisory services in the past to Rudy's for which it received customary compensation.

INTEREST OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors of Rudy's with respect to the Merger Agreement, Rudy's stockholders should be aware that of the Board, Chief Executive Officer, President and Secretary and Marie G. Peterson, Rudy's Chief Financial Officer and Chief Operating Officer, respectively, have interests in the Merger that are in addition to or different from the interests of Rudy's stockholders generally. Douglas M. Rudolph participated in the negotiation and consideration of the Merger Agreement. At the Effective Time, as an inducement for Benihana to enter into the Merger Agreement both Douglas M. Rudolph and Marie G. Peterson will each enter into separate Non-Competition Agreements with Benihana and Rudy's which, among other things, provide for consideration to be paid to each of Douglas M. Rudolph and Marie G. Peterson in exchange for their respective covenants not to compete with Benihana or Rudy's for a period of four years from the Effective Time. In the case of Douglas M. Rudolph, Benihana has agreed (i) to pay to Douglas M. Rudolph the sum of $200,000 cash at the Effective Time and $200,000 per year for a period of four years immediately following the Effective Time; and (ii) to deliver to Douglas
M. Rudolph a warrant entitling Douglas M. Rudolph to purchase at any time and from time-to-time for a period of five years from the Effective Time, 200,000 shares of Class A Common Stock of Benihana at a purchase price of $8.00 per share. In the case of Marie G. Peterson, Benihana has agreed to pay to Marie G. Peterson in one lump sum at the Effective Time the sum of $431,000.

     Additionally, at the Effective Time, except for Rudy's obligation to pay to Douglas M. Rudolph and Marie G. Peterson severance amounts equal to approximately $430,000 and $275,000, respectively, Marie G. Peterson's existing employment agreement with Rudy's and Douglas M. Rudolph's employment arrangement with Rudy's will be terminated and neither Rudy's nor either of Douglas M. Rudolph nor Marie G. Peterson will have any further obligations thereunder.

DISSENTERS' RIGHTS

     Holders of shares of Rudy's Common Stock are entitled to dissenters' rights under Chapter 92A of the NRS ("Chapter 92A") provided they comply with the conditions established by Chapter 92A. The portion of Chapter 92A relating to Rights of Dissenting Owners (NRS Sections 92A.300 to 92A.500 inclusive) is reprinted in its entirety as Appendix B to this Proxy Statement. The following discussion is not a complete statement of the law relating to dissenters' rights and is qualified in its entirety by reference to Appendix B. This discussion and Appendix B should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights.

     A record holder of shares of Rudy's Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time of the Merger, who otherwise complies with the statutory requirements of Chapter 92A and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to receive the "fair value" of his shares of Rudy's Common Stock as determined under Chapter 92A. All references in Chapter 92A and in this summary of dissenters' rights to a "stockholder" or "holders of Rudy's Common Stock" are to the record holder or holders of shares of Rudy's Common Stock.

     A stockholder who desires to assert dissenters' rights must deliver a separate written notice of his intent to demand payment for his shares under Chapter 92A, if the Merger is effectuated, to the Secretary of Rudy's prior to the vote by the stockholders of Rudy's on the Merger, and must NOT vote his shares in favor of the Merger. Chapter 92A provides that a stockholder who does not satisfy the requirement of sending such a written notice, or a stockholder who votes in favor of the Merger, is NOT entitled to dissenters' rights or payment for his shares pursuant to Chapter 92A.

     Such notice of intent to demand dissenters' rights must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing the shares of Rudy's Common Stock. A stockholder of record may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies Rudy's in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     A beneficial stockholder may assert dissenters' rights as to shares held on his behalf only if (a) he submits to Rudy's the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenters' rights; and (b) he does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote. Accordingly, a person having a beneficial interest in shares of Rudy's Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever dissenters' rights are available. If the shares of Rudy's Common Stock are owned of record by more than one person, such as in a joint tenancy or tenancy in common, the written notice of intent to demand dissenters' rights must be executed by all joint owners.

     A stockholder who elects to exercise dissenters' rights should mail or deliver his or her written notice of intent to demand dissenters' rights to Rudy's Restaurant Group, Inc., 11900 Biscayne Boulevard, Suite 806,

Miami, Florida, 33181, Attn: Douglas M. Rudolph, Secretary. Such notice must be received by Rudy's at such address on or prior to the day before the date of the Special Meeting or may be delivered in person at the Special Meeting prior to the vote on the Merger. The written notice should specify the stockholder's name and mailing address, the number of shares of Rudy's Common Stock owned, and that the stockholder is thereby notifying Rudy's of his or her intent to demand payment for payment for his or her shares under Chapter 92A. A proxy or vote against the Merger will not constitute such a notification or demand.

     If the Merger is approved at the Special Meeting, Rudy's must deliver a written dissenters' notice ("Dissenters' Notice") to all stockholders who satisfied the requirements to assert dissenters' rights. This notification must be sent no later than ten (10) days after the Effective Time of the Merger, and must (a) state where the written demand for payment must be sent and where and when certificates for the shares which are the subject of dissenters' rights must be deposited and set forth a date by which Rudy's must receive such demand for payment and deposit of shares ("Demand Date"), which may be not less than 30 nor more than 60 days after the Dissenters' Notice is delivered, (b) supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action ("Announcement Date," which is established as July 23, 1997) and require that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before the Announcement Date and (c) be accompanied by a copy of that portion of Chapter 92A relating to Rights of Dissenting Owners (Nevada Revised Statutes 92A.300 to 92A.500, inclusive).

     A stockholder to whom a Dissenters' Notice is sent must (a) demand payment in writing for his shares ("Demand Notice"), (b) certify whether he acquired beneficial ownership of the shares before the Announcement Date set forth in the Dissenters' Notice and, (c) deposit his certificates for shares of Rudy's Common Stock in accordance with the terms of the Dissenters' Notice. Such demand and deposit must be received by Rudy's on or before the Demand Date set forth in the Dissenters' Notice. Any stockholder who does not demand payment or deposit his certificates where required, each by the Demand Date set forth in the Dissenters' Notice, will lose his dissenters' rights under Chapter 92A and will not be entitled to demand payment for his shares pursuant to Chapter 92A.

     Within 30 days after Rudy's receives a Demand Notice from a stockholder which has complied with all requirements of Chapter 92A for the assertion of dissenters' rights, Rudy's shall pay such dissenter the amount of Rudy's estimate of the fair value of his shares, plus accrued interest from the Effective Time. Such payment must be accompanied by (a) Rudy's financial statements as at the fiscal year ended September 29, 1996 and the latest available interim quarterly financial statements (as at June 8, 1997); (b) a statement of Rudy's estimate of the fair value of the shares; (c) an explanation of how interest was calculated, (d) a statement of the dissenters' rights to demand payment of his own estimate of the fair value of the shares under Chapter 92A (as described below), and (e) be accompanied by a copy of that portion of Chapter 92A relating to Rights of Dissenting Owners (NRS Sections 92A.300 to 92A.500, inclusive). The obligation of Rudy's to pay such amount may be enforced by the district court of the State of Nevada in the county where Rudy's registered office is located. At the election of any dissenter residing or having its registered office in the State of Nevada, enforcement may also be obtained in the district court of the State of Nevada in the county where the dissenter resides or has its registered office. In a proceeding commenced to enforce Rudy's obligation to make payment of the amounts estimated by Rudy's to be the fair value of the shares, the court may assess the costs against Rudy's, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. In the event that a dissenter became a beneficial owner of shares of Rudy's Common Stock after the Announcement Date, Rudy's may withhold actual payment of Rudy's estimate of the fair value of the applicable shares, but instead must offer to pay such amount to each such dissenter who agrees to accept it in full satisfaction of his demand. Such offer must be accompanied by the same information set forth above in subparagraphs (a) through
(e) of this paragraph.

     A dissenting stockholder who has complied with all requirements of Chapter 92A may, within 30 days after receiving Rudy's payment to him of Rudy's estimate of the fair value of his shares, or in cases where Rudy's has withheld payment, Rudy's offer to pay Rudy's estimate of the fair value of his shares, notify Rudy's in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment already made by Rudy's, if he believes that the amount paid or offered by Rudy's is less than the fair value of his shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand payment pursuant to Chapter 92A unless he notifies Rudy's of his demand in writing within such 30 day time period.

     If a demand for payment from a dissenter who has complied with all requirements of Chapter 92A remains unsettled, Rudy's must commence a proceeding within 60 days after receiving the demand of the stockholder's estimate of the fair value of his shares, and petition the court to determine the fair value of the shares and accrued interest. If Rudy's does not commence such proceeding within the 60 day period, it shall pay each dissenter who has complied with all requirements of Chapter 92A and whose demand remains unsettled, the amount demanded. The court proceeding will be commenced in the district court of the State of Nevada where the registered office of Rudy's is located, which court has plenary and exclusive jurisdiction. The court may appoint appraisers to determine the fair value of the shares. Each dissenter who has complied with all requirements of Chapter 92A and whose demands remain unsettled at such time shall be made a party to the proceeding and receive notice thereof. Each such dissenter shall be entitled to a judgment for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by Rudy's (and in the case of a dissenting stockholder who acquired his shares after the Announcement Date, and for which Rudy's withheld payment, the fair value of such after-acquired shares plus accrued interest).

     The court shall determine and assess all costs of such proceeding (including the cost of appraisers appointed by the court) against Rudy's, except that the court may assess costs against some or all the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for their respective parties, in amounts the court finds equitable: (a) against Rudy's and in favor of all dissenters if the court finds Rudy's did not substantially comply with the requirements of Chapter 92A, or (b) against Rudy's or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against Rudy's, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who benefitted.

     Stockholders considering seeking dissenters' rights should recognize that the fair value of their shares determined under Chapter 92A could be more, the same as or less than the Cash Consideration Per Share they are to receive pursuant to the Merger Agreement if they do not seek dissenters' rights with respect to their shares. Stockholders seeking and perfecting dissenters' rights under Chapter 92A will receive payment for their shares only as determined under Chapter 92A, which will be in lieu of, and not in addition to, the Cash Consideration Per Share, and such stockholders will not receive the Cash Consideration Per Share provided in the Merger Agreement. If, after the Effective Time, a holder of shares of Rudy's Common Stock which had previously sent a notice of intent to assert dissenters' rights, fails to comply with the requirements of Chapter 92A, or waives, withdraws, fails to perfect, or otherwise loses his dissenters' rights, he will have only the right to receive the Cash Consideration Per Share in respect of such shares. As a condition to the closing of the Merger holders of Rudy's shares of Common Stock representing no more than 7.5% of the outstanding Rudy's shares of Common Stock shall have duly submitted valid written requests for the payment of the fair value of their Rudy's shares in accordance with applicable law.

                              THE MERGER AGREEMENT

     THE TERMS AND CONDITIONS OF THE PROPOSED MERGER ARE CONTAINED IN THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT CAREFULLY. THE DESCRIPTIONS OF THE MATERIAL TERMS AND CONDITIONS OF THE MERGER AGREEMENT ARE SET FORTH BELOW AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT.

EFFECTIVE TIME

     The Merger Agreement provides that the Merger will become effective at the time Articles of Merger are duly accepted for filing with the Secretary of State of the State of Nevada or at such later time as may be specified in the Articles of Merger. The time at which the Merger will become effective is referred to herein as the "Effective Time" or the "Effective Date." Such filing, together with all other filings or recordings required by the NRS in connection with the Merger, will be made as soon as practicable after the approval and adoption by the stockholders of Rudy's of the Merger Agreement and the satisfaction, or to the extent permitted under the Merger Agreement, waiver of all conditions to the Merger contained in the Merger Agreement.

THE MERGER

     At the Effective Time, Newco will be merged with and into Rudy's, at which time the separate existence of Newco will cease and Rudy's will be the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Benihana. From and after the Effective Time, the Surviving Corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all of the limitations, restrictions, disabilities and duties of Rudy's and Newco, as provided under Nevada law.

CONSIDERATION TO BE RECEIVED IN THE MERGER

     At the Effective Time, each share of Rudy's Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive a minimum of $5.00 per share (the "Cash Consideration Per Share"). Notwithstanding the foregoing, persons who have properly asserted dissenters' rights will be entitled to receive payment for shares in accordance with the NRS. The Cash Consideration Per Share may be increased by an amount per share (the "Adjustment Amount"), if any, calculated as the quotient of (X) the sum of
(i) the amount by which Rudy's net working capital (defined as the amount, if any, by which Rudy's consolidated current assets exceeds Rudy's consolidated current liabilities) as of the business day immediately preceding the Effective Time, the "Computation Date") exceeds $1,937,127; plus (ii) all out-of-pocket expenses paid or accrued by Rudy's directly or indirectly in connection with the transactions contemplated by the Merger Agreement, including but not limited to, all severance amounts payable by Rudy's under the Merger Agreement, legal, accounting and investment banking fees, except to the extent such expenses were capitalized by Rudy's as current assets; plus (iii) the amount of capital expenditures incurred by Rudy's since April 13, 1997 (other than those expenditures which have been capitalized by Rudy's as current assets); plus (iv) 50% of certain debt payments paid by Rudy's since April 13, 1997; divided by (Y) the number of Rudy's shares of Common Stock outstanding at the Computation Date. The Computation Date is the business day immediately preceding the Effective Time. There is no limitation on the Adjustment Amount. Based on the operating performance of Rudy's during the same period last year, the Cash Consideration Per Share would have been increased approximately $.15 per share. Rudy's does not anticipate that the increase, if any, will be materially different than the $.15 per share. There can be no assurances that Rudy's operating performance this year will be substantially similar to Rudy's last year's operating performance.

SURRENDER OF SHARES AND PAYMENT

     At the closing of the Merger, Benihana will deposit with First Union National Bank of North Carolina, as Exchange Agent (the "Exchange Agent"), an aggregate amount of the Cash Consideration Per Share to be paid to stockholders of Rudy's promptly upon proper surrender of the stock certificate or certificates representing such shares, together with a properly completed and duly executed letter of transmittal letter to be used in such exchange. STOCKHOLDERS OF RUDY'S ARE REQUESTED NOT TO SURRENDER THEIR CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT OR BENIHANA.

     Each holder of shares of Rudy's Common Stock that has been converted into the right to receive the Cash Consideration Per Share, upon surrender to the Exchange Agent of a certificate or certificates representing such shares of Rudy's Common Stock, together with a properly completed letter of transmittal, will be entitled to receive in exchange therefor, the Cash Consideration Per Share which such holder has the right to receive pursuant to the Merger Agreement, and the certificate or certificates for shares of Rudy's Common Stock so surrendered shall be canceled. Until so surrendered each such certificate will after the Effective Time, represent for all purposes only the right to receive the Cash Consideration Per Share. After the Effective Time, there will be no further registration of transfers of shares of Rudy's Common Stock. If, after the Effective Time, certificates representing shares of Rudy's Common Stock are presented for transfer, they will be canceled and exchanged for the Cash Consideration Per Share pursuant to the terms of the Merger Agreement.

     Any amounts made available to the Exchange Agent pursuant to the Merger Agreement for payment of the Cash Consideration Per Share that remain unclaimed by the holders of shares of Rudy's Common Stock six months after the Effective Time will, upon request be returned to Benihana, and any such holder who has not exchanged his shares prior to that time will be entitled thereafter to look only to Benihana to exchange such shares. Any amounts remaining unclaimed by holders of shares of Rudy's Common Stock at the date when such amounts would otherwise escheat to or become property of any governmental entity, will to the extent permitted by applicable law, become the property of Benihana, free and clear of any claims or interest of any person previously entitled thereto. NO INTEREST WILL BE PAID WITH RESPECT TO THE CASH CONSIDERATION PER SHARE REGARDLESS OF WHEN A STOCKHOLDER SURRENDERS HIS CERTIFICATES IN EXCHANGE FOR THE CASH CONSIDERATION PER SHARE. For the rights of stockholders who dissent from the Merger, See "THE MERGER -- DISSENTERS' RIGHTS."

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of each party to effect the Merger are subject to the fulfillment at or prior to the closing of the Merger of the following conditions any of which may be waived by either party:

          Stockholder Approval. The Merger Agreement and the transactions contemplated therein shall have been approved and adopted by a majority of the voting power of Rudy's under applicable law.

          No Injunctions or Restraints. No injunction, writ, preliminary or temporary restraining order of any nature issued by a court of competent jurisdiction directing that the Merger or any other transaction contemplated in the Merger Agreement, not be consummated or imposing any conditions on the consummation of the Merger or any transactions contemplated under the Merger Agreement shall have been issued and remain in effect at the Effective Time.

          No Litigation. No litigation shall have been instituted seeking any relief which, if granted, would have a material adverse effect on Rudy's or which would seek to restrain the consummation of the Merger.

          Performance of Obligations and Representations and Warranties of Rudy's. Rudy's shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the closing of the Merger and the representations and warranties of Rudy's contained in the Merger Agreement shall be true and correct in all respects on and as of the date made and on and as of the closing of the Merger as if made at and as of such date, and Benihana shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Rudy's dated as of the Effective Date to that effect.

          Performance of Obligations and Representations and Warranties of Benihana and Newco. Benihana and Newco shall have performed in all material respects their agreements contained in the Merger Agreement required to be performed on or prior to the closing of the Merger and the representations and warranties of Benihana and Newco contained in the Merger Agreement shall be true and correct in all respects on and as of the date made and on and as of the closing of the Merger as if made at and as of such date, and Rudy's shall have received a certificate of the President and Chief Financial Officer of Benihana dated as of the Effective Date to that effect.

          Other Approvals and Consents. All governmental waivers, consents, orders and approvals required for the consummation of the Merger and the transactions contemplated in the Merger Agreement shall have been obtained and be in effect at the Effective Time.

          No Material Adverse Effect. As of the Effective Time there shall be no condition, development or occurrence in respect of the assets, business, financial condition or prospects of Rudy's which would constitute a material adverse effect (as defined in the Merger Agreement) on Rudy's at the Effective Time and Benihana shall have received a certificate of the Chief Financial Officer of Rudy's dated as of the Effective Date to that effect.

          Legal Opinions. Rudy's shall have received an opinion from Dornbush Mensch Mandelstam & Schaeffer, LLP counsel to Benihana and Newco, dated as of the closing of the Merger, covering the due incorporation and capitalization of Benihana and Newco and the binding nature of the Merger Agreement. Benihana shall have received an opinion from Berman Wolfe & Rennert, P.A. and from Kummer Kaempfer Bonner & Renshaw, both counsel to Rudy's, dated as of the closing of the Merger, covering the due incorporation and capitalization of Rudy's, the binding nature of the Merger Agreement and the effectiveness of the Merger.

          Dissenters' Rights. Holders of Rudy's shares of Common Stock representing no more than 7.5% of the outstanding Rudy's shares of Common Stock shall have duly submitted valid written requests for the payment of the fair value of their Rudy's shares in accordance with applicable law.

          Termination of Employment. Benihana shall have received duly executed copies of letters of termination of employment for certain employees of Rudy's, including Douglas M. Rudolph and Marie G. Peterson.

          Fairness Opinion. Rudy's shall have received from Ladenburg a written opinion, dated as of the date which this Proxy Statement is first distributed to the stockholders of Rudy's, to the effect that the Cash Consideration Per Share is fair, from a financial point of view, to Rudy's stockholders, and such opinion shall not have been withdrawn.

          Non-Competition Agreements. Benihana and Rudy's shall have entered into a non-competition agreement with each of Douglas M. Rudolph and Marie
     G. Peterson obligating, among other things, that neither Douglas M. Rudolph nor Marie G. Peterson shall compete with the operations of Rudy's or Benihana for a period of four years from the Effective Time.

REPRESENTATIONS AND WARRANTIES

     The material representations and warranties contained in the Merger Agreement of each of Benihana, Rudy's, Newco, Bayview and Douglas M. Rudolph relate to, among other things (i) organization and qualification to do business;
(ii) capitalization; (iii) subsidiaries; (iv) authority to enter into the Merger, non-contravention of laws or governing documents and regulatory approvals; (v) reports and financial statements; (vi) absence of undisclosed liabilities; (vii) absence of certain changes or events; (viii) litigation; (ix) this Proxy Statement; (x) violations of law; (xi) compliance with agreements;
(xii) taxes; (xiii) leases; (xiv) employee benefit plans and ERISA matters; (xv) labor controversies; (xvi) environmental matters; (xvii) title to assets; (xviii) insurance; and (xix) brokers.

CONDUCT OF BUSINESS PENDING THE MERGER

     During the period from the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, unless Benihana shall otherwise agree in writing, Rudy's shall, and shall cause its subsidiaries to:

          Ordinary Course. Conduct their respective businesses in the ordinary and usual course of business and consistent with past practice.

          Changes in Stock. Not (i) amend or propose to amend their respective charter or by-laws, (ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise.

          Issuance of Securities. Not issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock.

          Other Conduct. Not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) make any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or make any capital expenditure or commitments so that the aggregate expenditures and commitments exceed $100,000, (iv) sell, pledge, dispose of or encumber any assets or business other than sales in the ordinary course of business or
     (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

          Preservation of Goodwill. Use all reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with it and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Merger Agreement.

          No Changes in Employment Arrangements. Not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except as required by Section 8.1.12 of the Merger Agreement and in the ordinary course and consistent with past practice.

          No Changes in Compensation Arrangements. Not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, healthcare, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required by the Merger Agreement or to comply with changes in applicable law.

          Maintain Insurance. Maintain with financially responsible insurance companies coverage on its assets and its business in such amounts and against such risks and losses as are consistent with past practice.

ACQUISITION TRANSACTION

     After the date of the Merger Agreement and prior to the Effective Time or earlier termination of the Merger Agreement, Rudy's shall not directly or indirectly initiate, solicit, negotiate, encourage, participate in discussions or negotiations with, or provide any information to any person (other than Benihana or Newco) concerning, or enter into any agreement providing for any merger, sale of material assets, sale of shares of capital stock or similar transaction involving Rudy's (any such transactions being referred to herein as an "Acquisition Transaction").

     Notwithstanding the provisions of the above paragraph, Rudy's may furnish information and may participate in discussions or negotiations with, if required to satisfy the fiduciary obligations of the Board of Directors of Rudy's persons who solicit interest in Rudy's. Pursuant to the Merger Agreement, fiduciary obligations shall arise if the Board of Directors believes, in good faith, after consultation with its financial and legal advisors, that such unsolicited person may make a bona fide proposal for a transaction materially more favorable to the stockholders of Rudy's from a financial point of view than the transactions contemplated under the Merger Agreement (the "Higher Offer"). In the event Rudy's receives a Higher Offer or inquiry referred to above, the Board of Directors of Rudy's is obligated to communicate to Benihana within one business day of receipt of the terms of any proposal received, or any inquiry referred to above.

     Effect of Acquisition Transaction. If the Merger is not consummated as a result of Rudy's electing to enter into an Acquisition Transaction (including, but not limited to, a permitted Acquisition Transaction) with any party other than Benihana prior to the termination of the Merger Agreement, Rudy's shall pay to Benihana upon consummation of such Acquisition Transaction an amount equal to the greater of (i) Benihana's out-of-pocket fees and expenses incurred in developing and negotiating the Merger Agreement and the Merger and (ii) $1,000,000, which represents a good faith estimate of the cost and expenses incurred by Benihana, together with the value of lost opportunities, in developing the transactions contemplated by the Merger Agreement.

ADDITIONAL AGREEMENTS

     Pursuant to the Merger Agreement, Rudy's, Benihana and Newco have made the following additional agreements.

     Access to Information. Rudy's shall afford to Benihana and Newco and their respective accountants, counsel, financial advisors and other representatives (the "Benihana Representatives") reasonable access during normal business hours throughout the period prior to the earlier of the termination of the Merger Agreement or the Effective Time to all of Rudy's records, books, contracts, commitments, stockholder lists, files, working papers and drafts prepared by accountants and any independent public accounting firms retained by Rudy's and other documents pertaining to the business and operations of Rudy's and the ownership of its properties and to undertake such other steps as Benihana considers appropriate to familiarize itself with Rudy's. Benihana shall hold and shall use reasonable best efforts to cause the Benihana Representatives to hold in strict confidence all Confidential Information, as hereinafter defined, furnished to Benihana, or Newco, as the case may be, in connection with the transactions contemplated by the Merger Agreement.

     In the event that the Merger Agreement is terminated in accordance with its terms, Benihana shall promptly return to Rudy's all non-public written material provided pursuant to the Merger Agreement and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Benihana based on the information in such material shall be destroyed (and Benihana shall use its reasonable best efforts to cause the Benihana Representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     Stockholder Approval. Rudy's shall, as promptly as practicable, submit the Merger Agreement and the transactions contemplated thereby for the approval of its stockholders at a meeting of stockholders. Such meeting of stockholders shall be held as soon as practicable following the date the Proxy Statement is cleared for mailing by the U.S. Securities and Exchange Commission.

     Expenses and Fees. All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

     Public Statements. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to the Merger Agreement or the transactions contemplated thereby and shall not issue any such press release or written public statement prior to such consultation unless required by law.

     Indemnification. Pursuant to the Merger Agreement, Benihana has agreed to guarantee the indemnification obligations of Rudy's to its officers and directors for acts prior to the Effective Time, to the extent provided by the Articles of Incorporation and By-laws of Rudy's in effect immediately prior to the Effective Time and to the extent permitted by applicable law.

     Article Twelve of Rudy's Articles of Incorporation ("Article Twelve") provides that every director and officer of Rudy's shall be entitled to indemnification by Rudy's against reasonable expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of Rudy's or otherwise, by reason of such person being or having been a director or officer of Rudy's or serving at the request of Rudy's as a director, officer, employee, fiduciary or other representative of Rudy's or another entity. However, no right to indemnification exists under Article Twelve with respect to an action brought by a director or officer against Rudy's, other than in a suit for indemnification provided thereunder. The indemnification provided in Article Twelve includes the right to have expenses paid in advance by Rudy's prior to final disposition of the action, as permitted by law. Such indemnification shall be deemed to be a contractual right and shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, including that Rudy's may purchase and maintain insurance to protest itself and any person eligible for indemnification against any liability or expenses asserted against or incurred by such person.

     Section 8.1 of Article VIII of Rudy's By-laws ("By-laws Section 8.1") provides that Rudy's shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit or proceeding, whether civil, criminal, administrative or investigative by reason of such person being or having been a director, officer, employee or agent of Rudy's or is or was serving at the request of Rudy's as a director, officer, employee or agent of another corporation or other enterprises against expenses. Except as provided in the NRS, Rudy's shall not indemnify persons from actions brought by or in the right of Rudy's; however, Rudy's shall indemnify to the fullest extent permitted by NRS Section 78.751. The indemnification provided in By-laws Section 8.1 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

     Notwithstanding the provisions of Rudy's Articles and By-laws as described above, Section 78.751 of the NRS requires Rudy's to indemnify a director, officer, employee or agent of Rudy's, to the extent such director, officer, employee or agent has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director, officer, employee or agent was a party to the proceeding because he or she was a director, officer, employee or agent of Rudy's. Further, NRS Section
78.751 provides that Rudy's may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of that person's status or former status as a director, officer, employee or agent of Rudy's, if such director, officer, employee or agent acted in good faith and in a manner which the person reasonably believed to be in and not opposed to the best interests of Rudy's and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. The indemnification provided under NRS Section 78.751, unless ordered by a court, may only be made in accordance with a determination that indemnification is proper by either (a) the stockholders; (b) the board of directors by majority vote of a quorum of directors who were not parties to the act, suit or proceeding; or (c) if a quorum of independent directors so orders or if a quorum of independent directors cannot be obtained, independent legal counsel in a written opinion. However, indemnification pursuant to NRS Section 78.751 may not be made to or on behalf of (1) any director or officer if a final adjudication establishes that such person's actions or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action or (2) any director, officer, employee or agent who as adjudged by a court, after exhaustive appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

TERMINATION, AMENDMENT AND WAIVER

     Termination. The Merger Agreement may be terminated (a) by the written mutual written consent of Rudy's and Benihana; (b) by Rudy's, whether before or after approval by the stockholders of Rudy's prior to the Effective Time, by giving written notice to the other parties to the Merger Agreement, if there is a continuing material breach by Benihana of any of the representations, warranties, covenants or obligations of Benihana set forth in the Merger Agreement, provided, however, that at the time of such termination, Rudy's is not in material breach of any of its representations, warranties, covenants or obligations under the Merger Agreement or if Rudy's is in such material breach, Rudy's has not commenced to cure and is not then continuing to diligently pursue the cure of such breach, provided, further, however, that Rudy's has a period of 20 days in which to cure such default; (c) by Rudy's, if prior to the Meeting, the Board of Directors of Rudy's determines, solely due to its fiduciary obligations, that it will not recommend to the Rudy's stockholders the approval of the Merger Agreement (or if such recommendation is withdrawn) and shall have recommended a Higher Offer to the stockholders of Rudy's; (d) by Benihana, whether before or after approval by the stockholders of Rudy's prior to the Effective Time, by giving written notice to the other parties to the Merger Agreement, if there is a continuing material breach by Rudy's of any of the representations, warranties, covenants or obligations of Rudy's set forth in the Merger Agreement, provided, however, that at the time of such termination, Benihana is not in material breach of any of its representations, warranties, covenants or obligations under the Merger Agreement (or if Benihana is in such material breach, Benihana has not commenced to cure and is not then continuing to diligently pursue the cure of such breach, provided, further, however, that Benihana has a period of 20 days in which to cure such default; (e) by either Rudy's or Benihana if the Merger is not completed by January 31, 1998 (the "Final Date"), subject to the condition that if the sole reason that the closing of the Merger has not taken place is the failure of a third party to have taken any action required to be taken in order to satisfy any party's obligation to consummate the Merger and each party has taken all steps required under the Merger Agreement to cause such third party to take such action, then either party may elect to extend the Final Date, to a date no later than July 31, 1998.

     Effect of Termination. In the event of termination of the Merger Agreement by either Rudy's or Benihana as provided above, the Merger Agreement shall forthwith become void and there shall be no further obligation on the part of any of the parties to the Merger Agreement (except as set forth in parts of the Merger Agreement which shall survive the termination) with respect to obligations existing thereunder prior to the termination. If the Merger Agreement is not consummated because Benihana breaches a material representation or warranty or fails to perform a material covenant contained herein, and Rudy's has not breached any material representation or warranty or failed to perform a material covenant, and Rudy's chooses to terminate the Merger Agreement as a direct result of such breach or failure, Benihana shall promptly pay to Rudy's the sum of one million dollars ($1,000,000). Nothing in the Merger Agreement relieves Benihana from liability in excess of the $1,000,000 amount for any breach of the Merger Agreement. If the Merger Agreement is not consummated because Rudy's breaches a material representation or warranty or fails to perform a material covenant contained herein, and Benihana has not breached any material representation or warranty or failed to perform a material covenant, and Benihana chooses to terminate the Merger Agreement as a direct result of such breach or failure, Rudy's shall be liable for any and all costs, expenses or damages incurred or suffered by Benihana in connection with, or is in respect of, the Merger Agreement. In the event the Merger Agreement is terminated by the Board of Directors of Rudy's as a result of Rudy's consummating a transaction related to a Higher Offer, Rudy's shall pay to Benihana a fee equal to the greater of (i) Benihana's out-of-pocket fees and expenses incurred in developing and negotiating the Merger Agreement and the Merger or (ii) $1,000,000, which represents a good faith estimate of the cost and expenses incurred by Benihana, together with the value of lost opportunities, in developing the transactions contemplated by the Merger Agreement.

     Amendment. The Merger Agreement may not be amended except by action taken by the parties' respective Board of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     Waiver. At any time prior to the Effective Time, the parties to the Merger Agreement may, among other things (a) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement;
(b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any agreement on the part of a party to the Merger Agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. To the extent material provisions or conditions are waived, Rudy's may be obligated to amend this Proxy Statement and resolicit stockholders to the extent required by applicable law.

              MARKET PRICE OF AND DIVIDENDS ON RUDY'S COMMON STOCK

     Rudy's Common Stock is quoted on The Nasdaq SmallCap Market(SM) ("Nasdaq") under the symbol "RUDY". From October 3, 1994 through July 3, 1996, Rudy's Common Stock was traded on the OTC Bulletin Board under the symbol "RUDY." On July 5, 1996, Rudy's Common Stock commenced trading on Nasdaq. The following table shows (i) the reported high and low sales prices on Nasdaq (for quotes commencing July 5, 1996); and (ii) the reported high and low bid quotations for Rudy's Common Stock obtained from the OTC Bulletin Board (for quotes from October 3, 1994 through July 3, 1996). The high and low bid prices for the periods indicated are interdealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

                                                                   QUARTER
                                                             --------------------
                                                             BEGINNING    ENDING    HIGH     LOW
                                                             ---------   --------   -----   -----
Fiscal 1995:
  First Quarter............................................   10/3/94    12/25/94   $ .52   $ .31
  Second Quarter...........................................  12/26/94     3/19/95     .44     .31
  Third Quarter............................................   3/20/95     6/11/95     .47     .44
  Fourth Quarter...........................................   6/12/95     10/1/95     .75     .44
Fiscal 1996:
  First Quarter............................................   10/2/95    12/24/95   $2.69   $ .63
  Second Quarter...........................................  12/25/95     3/17/96    2.38    1.75
  Third Quarter............................................   3/18/96      6/9/96    4.63    1.75
  Fourth Quarter...........................................   6/10/96      7/3/96    6.13    4.50
  Fourth Quarter...........................................    7/5/96     9/29/96    5.88    3.13
Fiscal 1997:
  First Quarter............................................   9/30/96    12/22/96   $3.75   $2.63
  Second Quarter...........................................  12/23/96     3/16/97    4.88    3.00
  Third Quarter............................................   3/17/97      6/8/97    3.50    2.50
  Fourth Quarter...........................................    6/9/97     9/28/97    4.81    2.63

     As of the Record Date, there were 316 holders of record of the Common Stock of Rudy's. Rudy's believes the total number of beneficial holders of its Common Stock is in excess of 500 as of such date. Rudy's policy is to retain all available earnings for the development and growth of its business. Accordingly, Rudy's has never paid any dividends nor does it currently contemplate the payment of dividends within the foreseeable future.

                               BUSINESS OF RUDY'S

GENERAL

     Rudy's through its wholly-owned subsidiaries, owns and operates nine Japanese steak and seafood restaurants located throughout the eastern and mid-eastern United States, six of which operate under the name Samurai and three of which operate under the name Kyoto Japanese Steak and Seafood Restaurant. Prior to February 1996 when Rudy's consummated the Kyoto Acquisition wherein it acquired the three Kyoto Japanese Steak and Seafood Restaurants, Rudy's owned and operated the six Samurai restaurants.

RESTAURANT OPERATIONS

     Rudy's restaurants feature the "teppanyaki" style of Japanese cooking, in which steak, chicken, shrimp and other seafood are prepared on a grill which forms the focal point at the center of a large table seating from eight to ten patrons. The decor of each restaurant features a traditional Japanese theme. The restaurants range in size from approximately 5,000 to 10,000 square feet and include a bar and lounge area designed to provide a casual and comfortable atmosphere. Seating capacity ranges from 128 to 192 and averages 156 persons.

     In addition to entrees prepared at the table, a variety of Japanese appetizers and alcoholic and non-alcoholic beverages are available for purchase. In addition, three restaurants have a "sushi" bar offering various types of raw fish served either in the traditional manner or as "sashimi."

     Restaurants are open for lunch and dinner. Dinner entrees range in price from $12.50 to $26.95; the average dinner check is $20.50. The average luncheon check is $10.50. Sales of alcoholic beverages represent approximately 14% of restaurant sales.

     Rudy's restaurant format includes several features which limit costs. The "teppanyaki" table arrangement improves efficiency of service since most seats at the table are occupied at the same time. Service is coordinated at the table by the presiding chef so that meals begin and end simultaneously. Limited menu choices, portion controlled servings and preparation of entrees at the table minimize waste, contributing to savings in food costs. In addition, labor costs are reduced by combining such functions as order taking, preparation and serving.

     Quality and uniformity at Rudy's restaurants are maintained through training and supervision of personnel. Restaurant operations are under the general supervision of Rudy's President and Chief Operating and Financial Officer as well as the direct supervision of a Supervisor of Restaurant Operations. Each restaurant has a head manager, assistant managers and head chefs. The restaurants are operated in accordance with uniform specifications, as set forth in operating manuals, relating to food and beverage preparation, maintenance of premises and conduct of employees. Operational reviews are conducted periodically to ensure adherence to standards of quality in food preparation and customer service.

     Each restaurant manager is responsible for the purchase and receipt of restaurant supplies. Food is purchased from a minimum of two suppliers to provide a reliable source of fresh food at competitive prices. Rudy's believes that many alternative food suppliers are available.

     Financial control is maintained through the use of automated data processing, including centralized accounting and management reports. Sales information, vendor invoices, payroll data and other operating information are forwarded periodically to Rudy's headquarters for review and processing.

COMPETITION

     The restaurant business is highly competitive and is affected by changes in the public's taste and eating habits, local and national economic conditions affecting spending habits and population and traffic patterns. While the principal competitive factors in the industry are the quality and price of the food products offered, name recognition, restaurant location, service and attractiveness of facilities are also of importance.

     Since the success of Rudy's restaurants is primarily dependent upon the popularity of oriental food and the "teppanyaki" style of cooking in the communities within which the restaurants are located, Rudy's relies heavily on local newspaper and other forms of print media to promote its restaurants.

GOVERNMENT REGULATION

     Rudy's is subject to Federal, state and local laws affecting the operation of the restaurants, including zoning, health, sanitation and safety regulations and alcoholic beverage licensing requirements. The suspension of a food service or liquor license could cause an interruption of operations at the affected restaurant.

     Rudy's is also subject to the Federal Fair Labor Standards Act and state and local labor regulations which govern minimum wage, overtime and other working conditions. Accordingly, any change in such regulations, such as the recently enacted change in the Federal minimum wage, may affect Rudy's results of operations.

SERVICE MARKS

     Rudy's has registered the service mark and related logo designs of "Samurai" with the United States Patent and Trademark Office. The use of these service marks, logo designs and trade names is one factor supporting Rudy's competitive position in the industry. However, there are no assurances that Rudy's will be able to exclusively utilize this trade name.

LEGAL PROCEEDINGS

     Rudy's is subject to such legal proceedings and claims as may arise in the ordinary course of its business that cover a wide range of matters, including but not limited to such matters as workers compensation, general liability and products liability claims. Rudy's carries comprehensive insurance to assist in limiting the Rudy's exposure to financial loss as a result of such claims as may arise in the normal course of business. However, Rudy's does not carry insurance coverage to assist in the defense or settlement of those claims which may arise in employment matters such as alleged harassment or discrimination. Although Rudy's is not currently a party to any significant ongoing legal proceeding not covered by existing insurance, because Rudy's is highly labor intensive there are no assurances that such legal proceedings, should they arise, would not have a significant adverse effect on Rudy's financial position, results of operations and cash flows.

PROPERTIES

     Since September 1996 Rudy's has owned the land and building in which its Minneapolis, Minnesota Samurai restaurant is located. The balance of Rudy's restaurant facilities are leased pursuant to long-term lease agreements. The following table identifies certain information with respect to each of Rudy's restaurants as of the date of this Proxy Statement.

                                                                                            LEASE
                                                                       LEASE        ---------------------
LOCATION                                       APPROXIMATE SIZE   EXPIRATION DATE   EXTENSION    OPTIONS
--------                                       ----------------   ---------------   ---------   ---------
                                                (SQUARE FEET)
Miami, FL....................................        7,500             2006         1 5-year    +1-3-year
Washington, DC...............................        7,761             2006         2 5-year
Cincinnati, OH...............................        5,000             1997         None
Cleveland, OH................................       10,392             2004         None
Pittsburgh, PA...............................        8,000             2001         3 5-year    +1-3-year
Dearborn, MI.................................        8,200             2002         None
Farmington Hills, MI.........................        7,500             2016         2 5-year
Troy, MI.....................................        8,200             2016         2 5-year

     The aggregate minimum annual rental amounts payable by Rudy's under these operating leases during fiscal year 1997 is approximately $918,000. Certain leases also require additional rental payments based on restaurant sales as well as real estate taxes, insurance, common area charges and other costs.

EMPLOYEES

     Rudy's has approximately 390 employees of which 385 are employed in restaurant operations and 5 are corporate management and office personnel. None of Rudy's employees are covered by collective bargaining agreements.

EXECUTIVE COMPENSATION

  Cash Compensation

     The following sets forth certain information with respect to annual compensation for all executive officers of Rudy's for fiscal years ended September 29, 1996, October 1, 1995 and October 2, 1994:

                                                       YEAR                                 OPTIONS
NAME AND PRINCIPAL POSITION(S) HELD                    ENDED    SALARY    BONUS    OTHER    GRANTED
-----------------------------------                    -----   --------   -----   -------   -------
Douglas M. Rudolph...................................  1996    $150,000   None    $22,800    None
  President, CEO, Secretary,                           1995     150,000   None     22,800    None
  Director                                             1994     150,000   None     22,800    None
Marie G. Peterson....................................  1996    $ 95,000   None    $35,600    None
  VP, Treasurer, COO and                               1995      84,000   None       None    None
  CFO                                                  1994      84,000   None       None    None

     Douglas M. Rudolph's other compensation includes an annual expense allowance of $10,800 and annual Director's fees of $12,000. Marie G. Peterson's other compensation represents cost of living wage adjustments due pursuant to the terms of her employment agreement from 1991 through 1995.

     The executive officers of Rudy's are provided with insurance coverage under Rudy's group medical plan under the same terms and conditions as are available to other salaried employees.

     Douglas M. Rudolph renders services to Rudy's on a full time basis personally and through his wholly-owned Florida corporation, Rudolph Entertainment, Inc. ("REI"). These arrangements provide Douglas M. Rudolph a total annual compensation of $150,000, reimbursement for certain expenses incurred by him, and a possible annual incentive bonus of up to $100,000 annually as determined by Rudy's Board of Directors (the "Board"). Rudy's believes that the terms of its existing arrangements with Douglas M. Rudolph are no less favorable to Rudy's than similar arrangements which might have been entered into with similarly qualified unrelated parties.

     Marie G. Peterson renders services to Rudy's on a full time basis pursuant to the terms of a written employment agreement dated February 1, 1997.

     Each director (including employee directors) earns an annual fee of $12,000 for serving on the Board of Directors plus $1,000 per meeting attended. In addition, Rudy's reimburses all directors for travel and other reasonable and normal expenses incurred on behalf of Rudy's. Directors fees, all of which were paid, totaled $36,000 in 1996 and 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following sets forth information regarding the beneficial ownership of Common Stock of Rudy's as of the date of this Proxy Statement by (i) each person known by Rudy's to beneficially own beneficially more than five percent of the outstanding Common Stock of Rudy's; (ii) each director of Rudy's; and (iii) each of the executive officers of Rudy's; and (iv) all directors and executive officers as a group.

NAME AND ADDRESS                                                     AMOUNT OF           PERCENT
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP(1)     OWNED
-------------------                                           -----------------------    -------
Douglas M. Rudolph..........................................         2,090,600(2)         55.46%
  212 Bal Bay Drive
  Miami, FL 33154
Bayview Partners............................................           450,000            11.95
  2000 Bering Drive, Suite 150
  Houston, TX 77057
Marie G. Peterson...........................................            40,000             1.06
  2860 S.W. 85th Way
  Davie, FL 33328
Peter M. Graham.............................................           100,000             2.66
  15 Harrison Street
  New York, NY 10013
Eli Boyer...................................................             1,000             *
  7171 La Presa Drive
  Los Angeles, CA 90068
All executive officers and directors as a group (4
  persons)..................................................         2,231,600            59.27

---------------

  * Less than one percent.
(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under the rules of the Commission, a person is deemed a "beneficial owner" of a security if her or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. As of the date hereof 3,765,000 shares of Common Stock of Rudy's were outstanding.
(2) Does not include (i) 11,500 shares owned by Judi Male, Douglas M. Rudolph's sister, (ii) 8,500 shares owned by Richard Rudolph, Douglas M. Rudolph's brother, or (iii) 12,900 shares owned by Muriel Rudolph, Douglas M. Rudolph's mother, with respect to all of which shares Douglas M. Rudolph disclaims beneficial ownership. Includes 4,500 shares owned by Bayview Partners over which Douglas M. Rudolph may be deemed the beneficial owner. Douglas M. Rudolph may be deemed a parent of Rudy's as that term is defined under the Securities Act of 1933, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the terms of an agreement related to the acquisition of a Rudy's subsidiary in 1985 between Rudy's and Douglas M. Rudolph, Rudy's owed to Douglas M. Rudolph a total of $76,226 accruing interest at 7%. Rudy's was paid in full as of October 13, 1997.

     In August 1996 Rudy's loaned to Ms. Peterson $47,000. This loan bears interest at 7% and is to be repaid bi-weekly, through September, 2000. As of the date of this Proxy Statement, the amount due to Rudy's related to this loan is approximately $37,000. Subsequent to the Merger these amounts will be repaid by Ms. Peterson in bi-weekly installments through September, 2000 in accordance with the terms of the loan.

     Each director of Rudy's receives an annual fee of $12,000 plus $1,000 per meeting attended. Director fees and costs totaled $36,000 in 1996 and 1995.

     Peter M. Graham, a director of Rudy's is the President of Ladenburg. Ladenburg has acted as financial advisor to Rudy's in connection with the Merger and has rendered the Opinion and from time to time has rendered financial advisory services to Rudy's for which it received compensation. Mr. Graham did not participate in the preparation of the Opinion. For its services related to the Merger, including the preparation and delivery of the Opinion, Ladenburg will be paid, in the aggregate, $250,000.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                          PLAN OF OPERATION OF RUDY'S

     Rudy's fiscal year includes either 52 or 53 weeks consisting of thirteen four-week accounting periods or twelve four-week accounting periods and one five-week period ending on the Sunday closest to September 30 of each year. Accordingly, the discussion below corresponds to the fiscal years ending September 29, 1996 and October 1, 1995, respectively and the 12 and 36 week periods (the third fiscal quarter) ended June 8, 1997 and June 9, 1996, respectively.

THIRD QUARTER ENDED JUNE 8, 1997 VS. THIRD QUARTER ENDED JUNE 9, 1996

  Business Overview

     Rudy's consummated the Kyoto Acquisition in February 1996, thereby increasing the number of its operating restaurants from 6 to 9. Since the operations of the Kyoto restaurants have had a significant impact on Rudy's operations, certain year-to-date data and discussion herein is presented as same-restaurant to facilitate understanding of Rudy's current operations.

     Excluding the effect of the Kyoto restaurants, the most significant factor affecting earnings in fiscal 1997 is the difference in computing income tax expense. As a result of earnings from the Kyoto restaurants, continuing earnings from the Samurai operations and certain other factors, Rudy's recognized $3,807,000 in tax benefits from certain of its NOL carryforwards at the end of fiscal 1996. As a result, fiscal 1996 income tax expense in the accompanying statements of operations is stated net of the tax benefits of NOL carryforwards, whereas fiscal 1997 income tax expense excludes these tax benefits. Expected income taxes payable total $27,500 in the third quarter 1997 and $128,000 year-to-date 1997. The difference between expected income taxes payable and income tax expense included in the accompanying statements of operations, $67,900 in the third quarter and $403,500 year-to-date, represents a reduction in the $3,807,000 deferred tax asset recorded in 1996.

  Results of Operations

     Revenues. Revenues during the third quarter 1997 increased $112,200 to $3,983,000 or approximately 2.9% as compared with revenues generated during the third quarter 1996. This nominal increase was due to a modest price increase introduced at Rudy's restaurants at the end of the second quarter 1997 combined with an increase in customers ordering items from the full priced menu as compared with the third quarter 1996. Revenues for the period commencing with the fiscal year 1997 and ending June 8, 1997 ("Year to Date 1997") increased $1,868,200 to $11,778,000 or approximately 18.8%, as compared to the period commencing with fiscal year 1996 and ending June 9, 1996 ("Year to Date 1996"), substantially all of which increase was due to revenues generated from the three additional restaurants acquired in connection with the Kyoto Acquisition (as defined below) in February 1996. Same-restaurant revenues (excluding the effect of one restaurant closed for a portion of the year for renovation), increased approximately 2.7% for the period Year to Date 1997 as compared with the period Year to Date 1996.

  Costs and Expenses Variable With Revenues

                                                                 PERCENT OF REVENUES
                                                              --------------------------
COSTS AND EXPENSES                                            FY 1997   FY 1996   CHANGE
------------------                                            -------   -------   ------
Third quarter:
  Food, beverage and supplies...............................   27.4%     27.0%       .4%
  Labor and related costs...................................   22.0      22.8       (.8)
                                                               ----      ----      ----

                                                                 PERCENT OF REVENUES
                                                              --------------------------
COSTS AND EXPENSES                                            FY 1997   FY 1996   CHANGE
------------------                                            -------   -------   ------
                                                              49.4%     49.8%      (.4)%
                                                              ====      ====      ====
Year-to-date:
Food, beverage and supplies.................................  27.5%     26.7%       .8 %
Labor and related costs.....................................  22.4      23.0      (.06)
                                                              ----      ----      ----
                                                              49.9%     49.7%       .2 %
                                                              ====      ====      ====

     The increase in food, beverage and supplies costs as a percentage of revenues is primarily the result of an increase in the market price of meat, chicken and seafood. The cost of meat, chicken and seafood varies with market supply and demand and market prices. Labor costs as a percentage of revenues declined slightly as a result of improved scheduling and a modest reduction in the costs of fringe benefits.

     Restaurant Operating Expenses. Restaurant operating expenses include restaurant management and supervision, occupancy costs, repairs and maintenance, utilities, advertising and property and liability insurance. These expenses decreased $51,000 to $1,061,000 during the third quarter 1997 as compared to $1,112,000 during the third quarter ended 1996. Restaurant operating expenses increased on an absolute basis during the period Year to Date 1997 as compared with the period Year to Date 1996 primarily due to the additional three restaurants acquired in the Kyoto Acquisition. However, restaurant operating expenses as a percentage of revenues declined .8% during the period Year to Date 1997 as compared to the period Year to Date 1996. Substantially all of the improvement in these costs is the result of certain operating efficiencies achieved and a reduction in occupancy costs made possible through the purchase in September 1996 of the land and building upon which Rudy's Minneapolis, Minnesota Samurai restaurant is located.

     Administrative Expenses. Administrative expenses decreased $6,700 to $168,000 during the third quarter 1997 compared to the third quarter 1996. Administrative costs increased $21,600 to $486,000 during the period Year to Date 1997 compared with the period Year to Date 1996 as a result of increased professional fees and expenses associated with the administration of the Kyoto restaurants, including, most significantly, expenses of a consulting and non-compete agreement entered into in connection with the Kyoto Acquisition.

     Interest Expense. Interest expense decreased $5,400 in the third quarter ended June 8, 1997 as the principal amount of the debt incurred in connection with the Kyoto Acquisition was reduced. Interest expense for the period Year to Date 1997 was $70,100 as compared to $40,900 for the period Year to Date 1996 due to the debt incurred in February 1996 in connection with the Kyoto Acquisition.

     Substantially all of Rudy's restaurant facilities were built prior to the enactment of Federal ADA regulations. The ADA includes certain requirements to alter public facilities, including restaurants, as necessary to make facilities accessible to and usable by individuals with disabilities. The cost of such alterations could have a significant impact on Rudy's cash flow. Rudy's has engaged certain architects and engineers to develop plans to implement those alterations which are economically feasible.

     Rudy's presently pays a significant portion of its employees in excess of the Federal minimum wage and a large number of Rudy's employees are tipped employees whose wages are subject to the Federal tip credit. Therefore, although increased State and Federal minimum wage rates have an adverse impact on Rudy's results of operations, such impact has not historically been significant.

     Although Rudy's is not currently a party to any significant legal proceedings, Rudy's is subject to such proceedings and claims as may arise in the ordinary course of its business. To limit Rudy's exposure to financial loss as a result of such claims, Rudy's carries certain comprehensive insurance. Rudy's does not carry insurance which would assist in the defense or settlement of those claims which may arise in employment related matters, such as claims as may be made alleging harassment or discrimination.

FISCAL YEAR ENDED SEPTEMBER 29, 1996 VS. FISCAL YEAR ENDED OCTOBER 1, 1995

  Business Overview

     At September 29, 1996, Rudy's had tax net operating losses ("NOLS") and general business tax credit carryforwards totaling approximately $12,300,000 and $280,000, respectively. The NOLS are available to reduce future federal taxable income at varying times through 2007 and the business tax credits are available to reduce Federal income taxes at varying times through 2011.

     Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), requires Rudy's to record a deferred tax asset for the future tax benefits of the NOLS and business tax credits if realization of the tax benefit is more likely than not. In 1996 Rudy's recorded an income tax benefit of $3,807,000 as a reduction in current year tax expense, resulting in a net income tax benefit of $3,662,000 in fiscal 1996.

     Rudy's income before giving effect to the income tax benefit discussed above, improved $772,000, $.20 per share in 1996 compared to 1995. Rudy's 1996 revenues, net income and earnings per share improved as a result of both an increase in the number of restaurants operating during the year and reductions in same-restaurant costs and expenses achieved primarily through a change in Rudy's marketing strategy.

     Business Acquisition. In February 1996, Rudy's acquired substantially all of the assets and business operations of three Kyoto Japanese Steakhouse and Seafood Restaurants in exchange for $547,600 cash and the delivery of a promissory note in the principal amount of $1,253,200 (the "Kyoto Acquisition") and other amounts for a Consulting and Agreement Not to Compete. The Kyoto Acquisition was accounted for as a purchase and the results of operations of the acquired restaurants have been included in Rudy's consolidated financial statements since the date acquired.

     Property Acquisition. In September 1996 Rudy's acquired the land and improvements, consisting of a building of approximately 10,000 square feet upon which its Minneapolis, Minnesota Samurai restaurant location operates in exchange for $1,150,000 cash (the "Minneapolis Real Property Acquisition"). As a result of the Minneapolis Real Property Acquisition, Rudy's has reduced its expected annual operating expenses by approximately $123,000 per year, the amount of annual lease payments due under the previous existing lease at that location.

     Federal, State and Local Regulations. Rudy's presently pays a significant portion of its employees in excess of the Federal minimum wage. In addition, a large number of Rudy's employees are tipped employees whose wages are subject to the Federal tip credit. Therefore, changes in the Federal minimum wage have not historically had as significant an impact on Rudy's results of operations and cash flows as might otherwise be expected.

     With the exception of the Miami Samurai restaurant location (rebuilt in 1993) and the Kyoto restaurant locations, Rudy's restaurant facilities were built prior to the enactment of Federal regulations regarding equal opportunity for individuals with disabilities, the Americans with Disabilities Act, "ADA". The ADA includes certain requirements to alter public facilities, including restaurants, as necessary to make facilities accessible to and useable by individuals with disabilities. Rudy's began its modernization program in 1996 and at September 29, 1996 one of its restaurants was closed for a significant renovation including those improvements necessary to comply with ADA regulations.

     Although Federal regulations consider the cost of alterations and the overall financial resources of Rudy's in determining the nature and timing of ADA compliance, the cost of such alterations could have a significant impact on Rudy's cash flow. Rudy's will proceed with required alterations at it remaining locations as soon as reasonably economically feasible.

  Results of Operations

     Revenues. Rudy's fiscal 1996 total revenues increased $3,575,000 to $14,665,500, an increase of approximately 32.2% over 1995. Substantially all of this increase is attributable to the addition of the Kyoto restaurants as Samurai same-restaurant revenues remained substantially unchanged between years.

     Management adopted a program in fiscal 1996 to reduce discounted meals offered through coupons in order to better utilize facilities and limited personnel during peak hours of operation. Although Samurai same-restaurant revenues did not change substantially between years, management's decision to reduce the availability of discounted meals resulted in a decline in fiscal 1996 customer traffic of 2.7%. At the same time, increased menu prices and the change in customer eating habits to more expensive menu items resulted in an increase in average check of 3% when compared to fiscal 1995. Due to the higher gross margin on full-priced items and other economies realized, as more fully discussed below, Samurai same-restaurant earnings from restaurant operations increased $365,000 or approximately 18% of fiscal 1996 same-restaurant revenues as compared to 14.8% in fiscal 1995.

     The average check at the Kyoto restaurants is significantly higher than the average check at the Samurai restaurants primarily because the Kyoto restaurants do not employ significant discounting. The average check at the Kyoto restaurants increased approximately 2.8% and customer traffic increased approximately 6.7% in 1996 compared to available information from the previous year for the approximately eight months included in Rudy's operations.

     Costs and expenses applicable to revenues. Costs and expenses applicable to revenues decreased 3.7% to 50% of revenues in fiscal 1996, as compared to 53.7% in fiscal 1995 summarized as follows:

                                                                IMPROVEMENT IN
                                                            ----------------------
                                                            FOOD, BEVERAGE
                                                             AND SUPPLIES    LABOR    TOTAL
                                                            --------------   -----    -----
Same Restaurant...........................................        2.5%         .4%     2.9%
Kyoto.....................................................         .1          .7       .8
                                                                 ----        ----     ----
                                                                  2.6%        1.1%     3.7%
                                                                 ====        ====     ====

     Because of their higher average check, costs and expenses applicable to revenues at the Kyoto restaurants are lower than those of the Samurai restaurants which resulted in an overall .8% improvement in costs and expenses variable with revenues. However, as shown, the most significant improvement was realized through reduced same restaurant costs and expenses.

     The cost of seafood, meat and chicken, the major components of Rudy's food, beverage and supplies costs, varies with supply and demand and other market conditions. Approximately 1% of the 2.5% improvement in same-restaurant costs is the result of declining costs of seafood, which decreased approximately 7% in 1996, and meat and chicken costs which decreased approximately 5% in 1996. The balance of the improvement in these costs is the result of the higher average check discussed above.

     The .4% improvement in same-restaurant labor and related benefit costs is due entirely to the higher check average discussed above. Wage rates on a per check basis increased slightly.

     Expenses of restaurant operations: General operations. General operations expense includes restaurant management and supervision, occupancy costs, repairs and maintenance, utilities, advertising, and insurance. A substantial portion of these expenses vary at least to some degree with revenues. These expenses increased $1,039,000 to $4,291,000 in 1996, including expenses of $1,082,000 related to the Kyoto restaurant operations and a $43,000 decrease in expenses related to Samurai same-restaurant operations. As a percent of revenues, general operations expense remained unchanged at 29.3% of revenues in 1996 and 1995. General operations expense at the Kyoto restaurants is approximately 2% higher than at the Samurai restaurants due to higher occupancy costs.

     Same-restaurant general operations costs declined $43,000 in 1996 compared to 1995 primarily due to reductions in management labor achieved through the installation of computerized sales systems, reductions in general liability costs achieved through improved experience ratings and negotiated reductions in credit card discount fees. Repairs and maintenance costs increased $38,000, primarily due to costs to repair aging air conditioning and exhaust equipment; occupancy costs increased approximately $19,000 due to higher rents incurred as certain rent abatements negotiated in 1992 expired.

     Corporate overhead: General and administrative expenses. General and administrative expenses rose $98,000 to $614,600 in 1996 compared to 1995. This increase is due to several factors, the most significant of which are non-recurring expenses including 1) approximately $46,000 cost of living wage adjustments due the chief operating and financial officer for the period 1991 to present, 2) $25,000 related to audit and accounting fees associated with the Kyoto operations and 3) $8,000 associated with relisting on NASDAQ. The balance of the increase in these costs, $19,000, is due primarily to expenses related to the general administration of the additional Kyoto restaurants.

     Interest Expense. Interest expense increased $67,500 in 1996 compared to 1995. This increase is directly related to debt incurred with the Kyoto Acquisition.

     Fiscal 1995 Non-operating expense. Settlement costs and expenses. In May 1995, Rudy's Samurai subsidiary and certain employees of the Samurai were named defendants in a lawsuit alleging discrimination under the Civil Rights Act of 1870, 42 U.S.C. 1981, as amended (1992 Supp). Although Rudy's believes that the claims as set forth in the complaint were without merit, due to the prohibitive costs of defending such allegations, in September 1995 Rudy's and plaintiff entered into a Settlement Agreement wherein, in return for certain monetary consideration, the plaintiff agreed to release all existing claims against Rudy's and its employees. Pursuant to the terms of the Agreement, the complaint was dismissed in September 1995. The costs of settlement, including legal fees incurred, totaled approximately $50,000. Accordingly, Rudy's recorded a nonrecurring charge of $50,000, included in the statements of operations as non-operating expense in fiscal 1995.

     Although Rudy's is not currently a party to any significant ongoing legal proceedings, Rudy's is subject to such legal proceedings and claims as may arise in the ordinary course of its business that cover a wide range of matters, including but not limited to such matters as workers compensation, general liability and products liability claims. Rudy's carries comprehensive insurance to assist in limiting Rudy's exposure to financial loss as a result of substantially all claims as may arise in the normal course of business. However, Rudy's does not carry insurance coverage to assist in the defense or settlement of those claims which may arise in employment matters such as alleged harassment or discrimination. Although Rudy's is not currently a party to any significant ongoing legal proceedings not covered by existing insurance, because Rudy's is highly labor intensive there are no assurances that such legal proceedings, should they arise, would not have a significant adverse effect on Rudy's financial position, results of operations and cash flows.

  Liquidity and Capital Resources

     Net cash provided by operating activities through the third quarter ended June 8, 1997 was $1,684,000 as compared to $1,597,200 during the third quarter ended June 9, 1996. At June 8, 1997 cash and cash equivalents totaled $2,425,300 as compared to $1,199,400 at the end of fiscal 1996. At June 8, 1997 Rudy's had a working capital surplus of $1,523,400 as compared to a working capital deficit of $1,000 at September 29, 1996.

     Net cash provided by operating activities was $2,175,000 in 1996 as compared to $1,424,000 in 1995. Cash and cash equivalents totaled $1,199,000 at the end of fiscal 1996 as compared to $1,477,000 at the end of 1995. At September 29, 1996 Rudy's had a working capital deficit of $1,000 as compared to a surplus of $808,000 at October 1, 1995. The Kyoto Acquisition and the Minneapolis Real Property Acquisition and certain renovation and modernization projects during 1996 were the primary factors contributing to the reduction in cash and working capital at September 29, 1996.

     Capital expenditures in 1996 totaled $1,966,000, primarily relating to $547,600 cash expended in connection with the Kyoto Acquisition, $1,150,000 cash expended in connection with the Minneapolis Real Property Acquisition and $175,000 cash paid for renovation and modernization projects completed at September 29, 1996.

           APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

     At the Special Meeting, Rudy's stockholders will be asked to approve the adjournment or postponement of the Special Meeting in the event that such adjournment or postponement is necessary in order to solicit additional votes for the adoption and approval of the Merger Agreement and the Merger contemplated thereby.

     The Rudy's Board of Directors unanimously recommends that you vote FOR this proposal.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     If the Merger is not consummated, it is presently anticipated that the next Annual Meeting of Stockholders of Rudy's will be held on or about January 30, 1998. Any proposal of a stockholder to be presented at the Annual Meeting of Stockholders in 1998 must be received by the Secretary of Rudy's at its principal offices, prior to 5:00 p.m., Miami, Florida, on December 1, 1997, in order to be considered for inclusion in Rudy's proxy materials relating to its Annual Meeting of Stockholders. Any such proposal must be in writing and signed by the stockholder. If the Merger is consummated, there will be no annual meeting of Rudy's stockholders.

                                 OTHER MATTERS

     Management knows of no other matters that will be presented at the Special Meeting. If any other matters arise at the Special Meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

                                           By Order of the Board of Directors,

                                                    Douglas M. Rudolph
                                           Chairman of the Board and Secretary

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
QUARTERLY FINANCIAL STATEMENTS:
  Consolidated Balance Sheets -- June 8, 1997 and September
     29, 1996 (Unaudited)...................................   F-2
  Consolidated Statements of Operations -- Twelve weeks and
     Thirty-six weeks ended June 8, 1997 and June 9, 1996
     (Unaudited)............................................   F-3
  Consolidated Statements of Cash Flows -- Thirty-six weeks
     ended June 8, 1997 and June 9, 1996 (Unaudited)........   F-4
  Notes to Consolidated Financial Statements (Unaudited)....   F-5

ANNUAL FINANCIAL STATEMENTS:
  Independent Auditors' Report..............................   F-6
  Consolidated Balance Sheets -- September 29, 1996 and
     October 1, 1995........................................   F-7
  Consolidated Statements of Operations -- Years ended
     September 29, 1996 and October 1, 1995.................   F-8
  Consolidated Statements of Stockholders' Equity -- Years
     ended September 29, 1996 and October 1, 1996...........   F-9
  Consolidated Statements of Cash Flows -- Years ended
     September 29, 1996 and October 1, 1995.................  F-10
  Notes to Consolidated Financial Statements................  F-11

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                JUNE 8,     SEPTEMBER 29,
                                                                 1997           1996
                                                              -----------   -------------
                                         ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 2,425,271    $ 1,199,384
  Accounts receivable and current portion of note
     receivable.............................................       10,037         51,604
  Inventories...............................................      236,143        225,414
  Prepaid expenses..........................................      126,542         91,078
                                                              -----------    -----------
          Total current assets..............................    2,797,993      1,567,480
Land, Property and Equipment, net...........................    5,106,114      5,174,747
Goodwill, net of accumulated amortization of $371,031 at
  June 8, 1997 and $334,418 at September 29, 1996...........      576,739        595,455
Other assets................................................    4,068,042      4,535,739
                                                              -----------    -----------
                                                              $12,548,888    $11,873,421
                                                              ===========    ===========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of note payable and other long-term
     debt...................................................  $   371,031    $   352,023
  Due to related party......................................       76,226        110,152
  Accounts payable and accrued expenses.....................      827,324      1,106,110
                                                              -----------    -----------
          Total current liabilities.........................    1,274,581      1,568,285
Note payable and other long-term debt, excluding current
  maturities................................................      785,263      1,065,909
                                                              -----------    -----------
          Total liabilities.................................    2,059,844      2,634,194
                                                              -----------    -----------
Commitments and contingencies (Note 2)
Stockholders' Equity:
  Preferred stock, $.01 par value; authorized 10,000,000
     shares, none issued....................................
  Common stock, $.01 par value; authorized 30,000,000
     shares; 3,765,000 issued and outstanding...............       37,650         37,650
  Paid-in capital...........................................   17,852,403     17,852,403
  Accumulated (deficit).....................................   (7,401,009)    (8,650,826)
                                                              -----------    -----------
          Total stockholders' equity........................   10,489,044      9,239,227
                                                              -----------    -----------
                                                              $12,548,888    $11,873,421
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                  TWELVE WEEKS ENDED          THIRTY-SIX WEEKS ENDED
                                              ---------------------------   ---------------------------
                                              JUNE 8, 1997   JUNE 9, 1996   JUNE 8, 1997   JUNE 9, 1996
                                              ------------   ------------   ------------   ------------
Total Revenues..............................  $ 3,982,648    $ 3,870,405    $11,777,869    $ 9,909,623
Costs and expenses variable with revenues...    1,967,344      1,929,190      5,875,701      4,920,864
Restaurant operating expenses...............    1,060,561      1,111,804      3,262,963      2,821,140
Depreciation and amortization...............      100,346         91,515        301,038        228,133
                                              -----------    -----------    -----------    -----------
Earnings from restaurant operations.........      854,397        737,896      2,338,167      1,939,486
General and administrative expenses.........      168,041        174,727        486,328        464,724
Interest expense............................       20,575         25,992         70,111         40,854
Loss on retirement of assets................           --             --            411          5,131
                                              -----------    -----------    -----------    -----------
Income before income taxes..................      665,781        537,177      1,781,317      1,428,777
Income taxes................................       95,400         46,900        531,500        125,000
                                              -----------    -----------    -----------    -----------
          Net income........................  $   570,381    $   490,277    $ 1,249,817    $ 1,303,777
                                              ===========    ===========    ===========    ===========
Net income per common and common equivalent
  share
  Primary...................................  $       .15    $       .13    $       .33    $       .35
                                              ===========    ===========    ===========    ===========
  Fully Diluted.............................  $       .15    $       .13    $       .33    $       .35
                                              ===========    ===========    ===========    ===========
Average number of common and common
  equivalent shares
  Primary...................................    3,765,000      3,765,000      3,765,000      3,762,416
                                              ===========    ===========    ===========    ===========
  Fully Diluted.............................    3,765,000      3,765,000      3,765,000      3,763,000
                                              ===========    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                THIRTY-SIX WEEKS ENDED
                                                              ---------------------------
                                                              JUNE 8, 1997   JUNE 9, 1996
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................   $1,249,817     $1,303,777
                                                               ----------     ----------
  Non-cash items:
     Depreciation and amortization..........................      381,356        275,594
     Loss on retirement of assets...........................          411          5,131
     Decrease in deferred tax assets........................      403,500             --
  Changes in assets and liabilities:
     Increase in indebtedness to related parties............        7,718          3,514
     Decrease/(Increase) in accounts receivable.............       43,719        (15,423)
     (Increase) in inventories..............................      (10,729)       (57,763)
     (Increase) in prepaid expenses.........................      (35,464)       (26,687)
     (Decrease)/Increase in accounts payable and accrued
      expenses..............................................     (356,287)       109,107
                                                               ----------     ----------
     Total adjustments......................................      434,224        293,473
                                                               ----------     ----------
     Net cash provided by operating activities..............    1,684,041      1,597,250
                                                               ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (158,107)      (507,707)
  Purchased goodwill........................................           --        (90,774)
  Purchases of other assets.................................       (2,684)      (191,500)
  Principal received on note receivable from officer........        5,919             --
                                                               ----------     ----------
  Net cash (used in) investing activities...................     (154,872)      (789,981)
                                                               ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................           --         31,250
  Payments of indebtedness to related party.................      (41,644)            --
  Principal payments under note payable and other long-term
     debt...................................................     (261,638)       (87,799)
                                                               ----------     ----------
  Net cash (used in) financing activities...................     (303,282)       (56,549)
                                                               ----------     ----------
  Net Increase in Cash and Cash Equivalents.................    1,225,887        750,720
  Cash and Cash Equivalents, September 29, 1996 and October
     1, 1995, respectively..................................    1,199,384      1,476,652
                                                               ----------     ----------
  Cash and Cash Equivalents, June 8, 1997 and June 9, 1996,
     respectively...........................................   $2,425,271     $2,227,372
                                                               ==========     ==========
SUPPLEMENTAL DISCLOSURE:
  Non-cash transactions:
     Liabilities assumed in acquisition of restaurants:
       7% Promissory Note, $30,010 principal and interest
        due monthly over four years.........................         NONE     $1,253,221
                                                               ==========     ==========
       Non-compete and consulting agreement, discounted at
        7%, $6,667 principal and interest due monthly over
        five years..........................................         NONE     $  336,680
                                                               ==========     ==========

          See accompanying notes to consolidated financial statements.

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1:  FINANCIAL STATEMENT PRESENTATION

     The unaudited financial statements presented herein have been prepared in accordance with the instructions to Form 10-QSB and do not include all of the information and note disclosures required in annual financial statements. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the year ended September 29, 1996.

     The accompanying financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of management, such financial statements include all adjustments, consisting of only normal recurring accruals, necessary to summarize fairly the financial position of Rudy's Restaurant Group, Inc. and Subsidiaries (the "Company") as of June 8, 1997 and the results of operations for the thirty-six weeks ended June 8, 1997 and June 9, 1996. The results of operations for the period ended June 8, 1997 are not necessarily indicative of the results to be expected for the full year.

     Business. Rudy's Restaurant Group, Inc. ("Rudy's"), is a Nevada corporation which, through its wholly-owned subsidiaries, owns and operates nine Japanese-style steak and seafood restaurants. Rudy's owns 100% of the stock of The Samurai, Inc., Maxwell's International Inc. and Rudy's Sirloin Steakburgers, Inc.

     Income taxes. Income taxes are accounted for using the asset and liability method. Under such method, deferred taxes are adjusted for tax rate changes as they occur and deferred income tax assets and liabilities are computed for differences between the financial reporting and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. An allowance is provided when necessary to reduce net deferred tax assets to amounts that are more likely than not to be realized.

     The Company reduced its valuation allowance in fiscal 1996 and recorded income tax benefits of $3,807,000 as a reduction in fiscal 1996 income tax expense. Fiscal 1997 income tax expense includes adjustments to deferred tax assets to reflect the realization of income tax benefits in fiscal 1997.

     New Accounting Pronouncements. In 1995, the Financial Accounting Standards board issued Statement No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 is effective for fiscal year 1997. The Company adopted this statement as of September 30, 1996 and such adoption did not have a significant effect on the Company's financial position and results of operations.

NOTE 2:  SUBSEQUENT EVENT

     On July 22, 1997 the Company entered into an Agreement and Plan of Merger (the "Agreement") with Benihana, Inc. ("Benihana"). Dependent on various conditions being satisfied, including, but not limited to, the Company's shareholders consent to the transaction, the Company will be acquired by and merged into Benihana. At the merger closing date each share of the Company's Common Stock will be converted into a right to receive a minimum of $5.00 per share. The price per share to be received by the Company's shareholders could increase nominally if certain performance measures are achieved through the effective date of the merger.

     The Agreement may be canceled if the merger is not consummated by January 31, 1998, subject to an additional six month extension in certain circumstances.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Rudy's Restaurant Group, Inc.:

We have audited the accompanying consolidated balance sheets of Rudy's Restaurant Group, Inc. and Subsidiaries (the "Company") as of September 29, 1996 and October 1, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended September 29, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether these consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in these consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 29, 1996 and October 1, 1995, and the results of its operations and its cash flows for each of the two years in the period ended September 29, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
December 20, 1996

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                     SEPTEMBER 29, 1996 AND OCTOBER 1, 1995

                                                                 1996           1995
                                                              -----------   ------------
                                         ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 1,199,384   $  1,476,652
  Accounts receivable (Notes 4 and 9).......................       51,604          5,915
  Inventories...............................................      225,414        162,685
  Prepaid expenses..........................................       91,078        107,924
                                                              -----------   ------------
          Total current assets..............................    1,567,480      1,753,176
Land, Property and Equipment, net (Notes 2 and 3)...........    5,174,747      2,094,841
Goodwill, net of accumulated amortization of $334,418 at
  September 29, 1996 and $309,441 at October 1, 1995........      595,455        529,658
Other assets (Notes 4, 8 and 9).............................    4,535,739        204,783
                                                              -----------   ------------
                                                              $11,873,421   $  4,582,458
                                                              ===========   ============

                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of note payable and other long-term
     debt (Note 6)..........................................  $   352,023   $         --
  Due to related parties (Note 9)...........................      110,152        105,076
  Accounts payable and accrued expenses (Notes 5 and 8).....    1,106,110        840,364
                                                              -----------   ------------
          Total current liabilities.........................    1,568,285        945,440
Note payable and other long-term debt, excluding current
  maturities (Note 6).......................................    1,065,909             --
                                                              -----------   ------------
          Total liabilities.................................    2,634,194        945,440
                                                              -----------   ------------
Commitments and contingencies (Notes 3, 10)
Stockholders' Equity:
  Preferred stock, $.01 par value; authorized 10,000,000
     shares, none issued....................................
  Common stock, $.01 par value; authorized 30,000,000
     shares; issued and outstanding 3,765,000 shares and
     3,520,000, respectively (Note 7).......................       37,650         35,200
Paid-in capital.............................................   17,852,403     17,823,603
Accumulated (deficit).......................................   (8,650,826)   (14,221,785)
                                                              -----------   ------------
          Total stockholders' equity........................    9,239,227      3,637,018
                                                              -----------   ------------
                                                              $11,873,421   $  4,582,458
                                                              ===========   ============

          See accompanying notes to consolidated financial statements.

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995

                                                                 1996          1995
                                                              -----------   -----------
Revenues:
  Net sales.................................................  $14,588,835   $11,052,603
  Other income..............................................       76,630        38,273
                                                              -----------   -----------
          Total revenues....................................   14,665,465    11,090,876
Costs and expenses applicable to revenues:
  Food, beverage and supplies...............................    3,941,042     3,267,129
  Labor and related costs...................................    3,389,707     2,684,946
                                                              -----------   -----------
          Total costs and expenses applicable to revenues...    7,330,749     5,952,075
                                                              -----------   -----------
Costs and expenses of restaurant operations:
  General operations........................................    4,290,606     3,251,503
  Depreciation and amortization.............................      349,021       243,852
                                                              -----------   -----------
          Total costs and expenses of restaurant
            operations......................................    4,639,627     3,495,355
                                                              -----------   -----------
Earnings from restaurant operations.........................    2,695,089     1,643,446
                                                              -----------   -----------
Corporate overhead:
  General and administrative expenses.......................      614,587       516,354
  Depreciation and amortization.............................       87,168        32,685
  Interest expense..........................................       73,656         6,126
                                                              -----------   -----------
          Total corporate overhead..........................      775,411       555,165
                                                              -----------   -----------
Non-Operating expenses:
  Settlement cost and expense (Note 10).....................           --       (50,000)
  Loss on retirement of assets..............................      (10,719)         (550)
                                                              -----------   -----------
          Total non-operating expenses......................      (10,719)      (50,550)
                                                              -----------   -----------
Income before income taxes..................................    1,908,959     1,037,731
Income tax (benefit) expense (Note 8).......................   (3,662,000)       46,000
                                                              -----------   -----------
          Net Income........................................  $ 5,570,959   $   991,731
                                                              ===========   ===========
Primary earnings per share..................................  $      1.48   $       .27
                                                              ===========   ===========
Fully diluted earnings per share............................  $      1.48   $       .26
                                                              ===========   ===========
Weighted average number of common shares and common
  equivalent shares outstanding
  Primary...................................................    3,761,984     3,718,358
                                                              ===========   ===========
  Fully Diluted.............................................    3,761,984     3,734,660
                                                              ===========   ===========

          See accompanying notes to consolidated financial statements.

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995

                                                                                            TOTAL
                                          COMMON STOCK                                      STOCK-
                                       -------------------     PAID-IN     ACCUMULATED     HOLDERS'
                                        NUMBER     AMOUNT      CAPITAL      (DEFICIT)       EQUITY
                                       ---------   -------   -----------   ------------   ----------
Balance October 2, 1994..............  3,520,000   $35,200   $17,823,603   $(15,213,516)  $2,645,287
          Net Income.................         --        --            --        991,731      991,731
                                       ---------   -------   -----------   ------------   ----------
Balance October 1, 1995..............  3,520,000    35,200    17,823,603    (14,221,785)   3,637,018
Proceeds from issuance of common
  stock..............................    245,000     2,450        28,800             --       31,250
Net Income...........................         --        --            --      5,570,959    5,570,959
                                       ---------   -------   -----------   ------------   ----------
Balance September 29, 1996...........  3,765,000   $37,650   $17,852,403   $ (8,650,826)  $9,239,227
                                       =========   =======   ===========   ============   ==========

          See accompanying notes to consolidated financial statements.

                         RUDY'S RESTAURANT GROUP, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
               YEARS ENDED SEPTEMBER 29, 1996 AND OCTOBER 1, 1995

                                                                 1996         1995
                                                              ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $5,570,959   $  991,731
                                                              ----------   ----------
  Non-cash items:
     Depreciation and amortization..........................     436,189      276,536
     Loss on retirement of assets...........................      10,719          550
     Deferred tax benefit...................................  (3,807,000)          --
Changes in assets and liabilities (net of effect of
  acquisition):
  (Increase)/Decrease in accounts receivable................     (36,307)       2,198
  (Increase) in inventories.................................     (62,729)      (9,463)
  Decrease/(Increase) in prepaid expenses...................      16,845       (4,144)
  Increase in accounts payable and accrued expenses.........      41,109      161,999
  Increase in indebtedness to related parties...............       5,076        5,076
                                                              ----------   ----------
          Total adjustments.................................  (3,396,098)     432,752
                                                              ----------   ----------
          Net cash provided by operating activities.........   2,174,861    1,424,483
                                                              ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................  (1,418,447)    (282,794)
  Cash used in acquisition..................................    (547,600)          --
  Purchased goodwill........................................     (90,774)          --
  Note receivable advanced to officer.......................     (47,000)          --
  Principal received on note receivable from officer........         413           --
  Purchase of other assets..................................    (208,002)      (6,514)
                                                              ----------   ----------
          Net cash (used in) investing activities...........  (2,311,410)    (289,308)
                                                              ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock....................      31,250           --
  Principal payments under note payable and other long-term
     debt...................................................    (171,969)          --
                                                              ----------   ----------
          Net cash (used in) financing activities...........    (140,719)          --
                                                              ----------   ----------
  Net (Decrease)/Increase in Cash and Cash Equivalents......    (277,268)   1,135,175
  Cash and Cash Equivalents, Beginning of Year..............   1,476,652      341,477
                                                              ----------   ----------
  Cash and Cash Equivalents, End of Year....................  $1,199,384   $1,476,652
                                                              ==========   ==========
  Supplemental disclosures of cash flow information:
  Cash paid for:
     Interest...............................................  $   65,770   $    6,000
                                                              ==========   ==========
     Income taxes...........................................  $  182,086   $   42,000
                                                              ==========   ==========
  Non Cash Transactions:
     Accrued and unpaid asset additions at year end.........  $  224,636   $   16,300
                                                              ==========   ==========
  Liabilities assumed in acquisition of restaurants:
     7% Promissory Note.....................................  $1,253,221
                                                              ==========
  Consulting and Agreement Not to Compete, discounted at
     7%.....................................................  $  336,680
                                                              ==========

          See accompanying notes to consolidated financial statements.

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business. Rudy's Restaurant Group, Inc. (the "Company"), is a Nevada corporation which, through its wholly-owned subsidiaries, owns and operates nine Japanese steak and seafood restaurants. The Company owns 100% of the stock of The Samurai, Inc. ("The Samurai"), Maxwell's International Inc. ("Maxwell's") and Rudy's Sirloin SteakBurgers, Inc. ("Rudy's"). Rudy's is an inactive corporation.

     The Company's fiscal year includes either 52 or 53 weeks consisting of 13 four-week accounting periods or 12 four-week accounting periods and 1 five-week accounting period, ending on the Sunday closest to September 30. Fiscal years 1996 and 1995 each include 52 weeks of operations.

     Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions are eliminated in consolidation.

     Cash Equivalents. The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents for purposes of the statements of cash flows.

     Inventories. Inventories, consisting primarily of food, beverages and restaurant supplies, are stated at the lower of cost (first-in, first-out method) or market.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Land, Property and Equipment. Land, property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line method over the lesser of the estimated useful life of the asset or the remaining term of the lease, as applicable.

     Goodwill. The Company evaluates the propriety of goodwill, the excess of the purchase value of net tangible assets of acquired businesses over recorded value, and the related amortization policy periodically by review of many factors including current operating trends, the value of intangibles held by the Company such as trademarks and leasehold interests, and the current national economy particularly as it relates to the Company's business plan and operations. Absent evidence to the contrary the Company's policy is to amortize goodwill using the straight-line method over fifteen (15) to forty (40) years. Under the current policy goodwill will be fully amortized in the year 2021.

     Earnings Per Share. Earnings per share is calculated using the weighted average number of shares of common stock outstanding and common stock equivalents if dilutive.

     Income Taxes. Income taxes are accounted for using the asset and liability method. Under such method, deferred taxes are adjusted for tax rate changes as they occur and deferred income tax assets and liabilities are computed annually for differences between the financial reporting and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. An allowance is provided when necessary to reduce net deferred tax assets to amounts that are more likely than not to be realized.

     Fair Value of Financial Instruments. The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short-term nature. The fair value of the note receivable from Company officer (see Note 9), note payable and other long-term debt is based on estimated cost of replacing these financial instruments at current interest rates. The carrying value of the note

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES receivable from Company officer (see Note 9), note payable and other long-term debt approximates the fair value of these financial instruments.

     New Accounting Pronouncements. In 1995, the Financial Accounting Standards board issued Statement No. 121 ("SFAS 121"), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of. SFAS 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS 121 is effective for fiscal year 1997. Although management has not yet completed the process of evaluation of the impact of adoption of this statement on the Company's financial statements, the Company believes that the adoption of this statement will not have a significant effect on the Company's financial position and results of operations.

NOTE 2:  LAND, PROPERTY AND EQUIPMENT AND ACQUISITIONS

     Land, property and equipment consist of the following:

                                                                                USEFUL
                                                       1996         1995        LIVES
                                                    ----------   ----------   ----------
Land..............................................  $  900,637   $       --
Building and Leasehold improvements...............   4,468,993    3,151,918     3-25 yrs
Restaurant equipment..............................   1,971,890    1,573,427     3- 7 yrs
Office equipment..................................     283,654      157,907     3- 7 yrs
Other.............................................     317,504      259,638     2- 7 yrs
                                                    ----------   ----------
                                                     7,942,678    5,142,890
Accumulated depreciation and amortization.........   2,767,931    3,048,049
                                                    ----------   ----------
                                                    $5,174,747   $2,094,841
                                                    ==========   ==========

     Business Acquisition. On February 5, 1996 the Company, through its Maxwell's subsidiary, acquired substantially all of the assets and business operations of three Japanese steak and seafood restaurants owned by Asian Restaurants International, Inc. ("ARI") for a total of $2,200,800. The Company paid $547,600 in cash, issued a 7% promissory note for $1,253,221 and entered into a Consulting and Agreement Not to Compete with the owner of ARI calling for payments totaling $400,000 to be paid over five years. The Consulting and Agreement Not to Compete has been recorded at its discounted value, $336,680, in the Company's consolidated financial statements as an other asset, to be amortized over five (5) years, and long-term obligation. The acquisition has been accounted for as a purchase and the results of operations of the three restaurants acquired have been included in the accompanying consolidated financial statements since the date acquired. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and the liabilities assumed. This allocation resulted in goodwill of approximately $91,000 which is being amortized over 15 years.

     Substantially all of the assets acquired are held as collateral for the 7% promissory note issued.

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

     The following unaudited proforma consolidated results of operations give effect to the acquisition as though it had occurred on October 3, 1994.

                                                              SEPTEMBER 29,   OCTOBER 1,
FISCAL YEARS ENDED                                                1996           1995
------------------                                            -------------   -----------
                                                                      (UNAUDITED)
Revenues....................................................   $16,517,000    $17,319,000
Net Income..................................................     5,673,000      1,612,000
Net income per share:
  Primary...................................................          1.51            .43
  Fully diluted.............................................          1.51            .43

     The above unaudited proforma information is presented to provide the reader with information about the continuing impact of this acquisition by showing how it might have affected historical financial statements and is not necessarily indicative of results of operations that would have occurred had the acquisition been made on October 3, 1994 or of future results of operations of the Company.

     Land, Property Acquisition. In September 1996, the Company, through its Samurai subsidiary, acquired the land and improvements at one of the locations the Company has leased and operated since 1980. The Company paid $1,150,000 in cash to acquire this property.

NOTE 3:  LEASES

     The Company leases land, restaurant buildings and other facilities under noncancellable operating leases expiring at varying times through 2016. Lease agreements frequently include renewal options and require the Company to pay all expenses related to the property. Certain leases include provisions for contingent rentals based on a percent of sales. Future minimum lease payments under noncancellable leases as of September 29, 1996 are as follows:

                                                               OPERATING
FISCAL YEAR ENDING                                              LEASES
------------------                                            -----------
1997........................................................  $   918,456
1998........................................................      872,057
1999........................................................      855,721
2000........................................................      862,887
2001........................................................      882,843
Thereafter, through 2016....................................    7,245,141
                                                              -----------
                                                              $11,637,105
                                                              ===========

     Rent expense is summarized as follows:

                                                                 1996        1995
                                                              ----------   --------
Minimum rentals.............................................  $  902,717   $648,485
Contingent rentals..........................................     133,376     91,080
                                                              ----------   --------
          Total rent expense................................  $1,036,093   $739,565
                                                              ==========   ========

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

NOTE 4:  ACCOUNTS RECEIVABLE AND OTHER ASSETS

     Accounts receivable include credit card, other miscellaneous receivables and the current portion of note receivable from officer.

     Other assets include the following:

                                                                 1996        1995
                                                              ----------   --------
Liquor licenses, net of accumulated amortization of $40,594
  and $31,225 in 1996 and 1995, respectively................  $  217,645   $ 71,534
Restaurant supplies.........................................     110,050     80,577
Note receivable from officer, net of current portion
  $9,382....................................................      37,205         --
Consulting and Agreement Not to Compete.....................     292,680         --
Net deferred tax assets.....................................   3,807,000         --
Deposits and other..........................................      71,159     52,672
                                                              ----------   --------
                                                              $4,535,739   $204,783
                                                              ==========   ========

     The note receivable from officer bears interest at 7%. Principal and interest are due every two weeks through September, 2000.

NOTE 5:  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses are summarized as follows:

                                                                 1996        1995
                                                              ----------   --------
Trade accounts payable......................................  $  538,036   $372,409
Sales and property taxes....................................      69,092      8,031
Accrued payroll and related costs...........................     310,769    226,064
Rent........................................................      61,811     90,866
State and local income taxes................................       4,427     39,367
Gift certificates payable...................................      37,775     23,130
Professional and other fees.................................      35,846     23,805
Insurance...................................................          --     39,634
Other.......................................................      48,354     17,058
                                                              ----------   --------
                                                              $1,106,110   $840,364
                                                              ==========   ========

NOTE 6:  NOTE PAYABLE AND OTHER LONG-TERM DEBT

     Note payable and other long-term debt include:

7% Promissory Note due ARI, $30,010 principal and interest
  due monthly through March, 2000...........................  $1,115,023
Consulting and Agreement Not-to-Compete, total due $400,000, discounted using 7% interest rate, $6,667 principal and
  interest due monthly through February, 2001...............     302,909
                                                              ----------
          Total long-term debt..............................  $1,417,932
Less current maturities.....................................     352,023
                                                              ----------
Long-term debt excluding current maturities.................  $1,065,909
                                                              ==========

     Substantially all of the assets of the Kyoto restaurants are held as collateral for the 7% promissory note due ARI.

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

     Interest expense, interest paid and accrued unpaid interest including interest paid and/or due officers and directors (see Note 9) are:

                                                               1996      1995
                                                              -------   ------
Interest expense............................................  $73,656   $6,126
                                                              =======   ======
Interest paid...............................................  $65,770   $1,050
                                                              =======   ======
Accrued unpaid interest other than to officers and
  directors.................................................  $ 7,886   $   --
                                                              =======   ======
Interest payable to officers and directors..................  $10,152   $5,076
                                                              =======   ======
Interest paid officers and directors........................  $    --   $   --
                                                              =======   ======

NOTE 7:  CAPITAL STOCK

     The Company's 1985 Employee Stock Option Plan, as amended (the "Plan") provided that options to purchase up to 600,000 shares of the Company's common stock may be granted. The Plan was designed so that either options intended to satisfy the requirements of the Internal Revenue Code with respect to "Incentive Stock Options" ("ISO's") or options that are not intended to satisfy such requirements ("Non ISO's") may be granted. Exercise prices for the options ranged from 100% to 110% of the fair market value of the Company's common stock, with the option price dependent upon whether the option was qualified as an ISO and whether the optionee had prior holdings in excess of 10% of the outstanding common stock at the time of the grant. The following summarizes stock option transactions for fiscal years ended 1996 and 1995:

Outstanding and exercisable options at October 2, 1994......   258,125   $ .10 - $4.63
  Expired...................................................   (13,125)  $1.23 - $4.63
                                                              --------
Outstanding and exercisable options at October 1, 1995......   245,000   $ .10 - $ .15
  Expired...................................................        --
  Exercised.................................................  (245,000)  $ .10 - $ .15
                                                              --------
Outstanding and exercisable options at September 29, 1996...      None
                                                              ========

     The Plan terminated in May 1995 and all outstanding options were exercised in December 1995.

NOTE 8:  INCOME TAXES

     At September 29, 1996, the Company and its Maxwell's subsidiary have tax net operating losses ("NOLS") and general business tax credit carryforwards totaling approximately $12,300,000 and $280,000, respectively. The NOLS are available to reduce future federal taxable income at varying times through 2007 and the business tax credits are available to reduce Federal income taxes at varying times through 2011.

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") in 1994. SFAS 109 requires the Company to record a deferred tax asset for the future tax benefits of NOLS and business tax credits if realization of the tax benefit is more likely than not. There was no cumulative effect of adoption of SFAS No. 109 in fiscal 1994 due to a valuation allowance established to reflect uncertainties associated with realization of tax benefits from the utilization of then existing tax loss carryforwards and unused business tax credits.

     In 1996, as a result of the acquisition of the Kyoto restaurants and improvements in same-restaurant earnings which have continued for a number of years, the Company now believes it is more likely than not that sufficient levels of income will be achieved in the future to assure realization of NOLS. Accordingly, in 1996 the Company reduced its valuation allowance by $4,289,300 and recorded an income tax benefit of $3,807,000 as a reduction in current year tax expense.

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

     Significant components of the Company's deferred tax assets (liabilities) as of September 29, 1996 and October 1, 1995 are as follows:

                                                                 1996          1995
                                                              -----------   -----------
Deferred tax assets:
  Tax benefits of net operating loss carryforwards..........  $ 4,179,000   $ 4,786,700
  Business tax credit carryforwards.........................      280,400       193,300
  Valuation allowance.......................................     (510,700)   (4,800,000)
                                                              -----------   -----------
          Net deferred tax assets...........................  $ 3,948,700   $   180,000
                                                              ===========   ===========
Deferred tax liabilities:
  Tax depreciation in excess of book........................  $  (112,000)  $  (180,000)
  Other timing differences..................................      (29,700)           --
                                                              -----------   -----------
          Net deferred tax liabilities......................     (141,700)     (180,000)
                                                              -----------   -----------
          Total net deferred tax assets.....................  $ 3,807,000   $        --
                                                              ===========   ===========

     Provision for income tax expense (benefit) includes the following:

                                                               FISCAL YEARS ENDED
                                                              ---------------------
                                                                 1996        1995
                                                              -----------   -------
Current:
  State and local income taxes..............................  $   108,900   $32,500
  Federal income taxes......................................       36,100    13,500
Deferred:
  Change in net deferred taxes..............................   (3,807,000)       --
                                                              -----------   -------
                                                              $(3,662,000)  $46,000
                                                              ===========   =======

     The actual income tax rate for income differs from the expected statutory Federal income tax rate of 34% as follows:

                                                                FISCAL YEARS ENDED
                                                             ------------------------
                                                                1996          1995
                                                             -----------    ---------
Expected Federal tax provision.............................  $   649,000    $ 352,800
Increases (decreases) in income taxes resulting from:
  State and local income taxes, net of Federal tax
     benefit...............................................      105,700       42,800
  Differences in book/tax depreciation.....................       29,900       (6,800)
  Book expenses taken as tax credits, net of Federal tax
     cost..................................................      (52,500)     (44,700)
  Non-deductible items.....................................        9,100        8,800
  Current year utilization of loss carryforwards...........     (596,200)    (306,900)
Change in net deferred taxes...............................   (3,807,000)          --
                                                             -----------    ---------
                                                             $(3,662,000)   $  46,000
                                                             ===========    =========

     At September 29, 1996 income taxes due currently and included in current liabilities, net of estimated taxes paid, total $4,400.

NOTE 9:  RELATED PARTY TRANSACTIONS AND GUARANTEES

     Transactions with Majority Shareholder, Officer and Director. Guarantees. Pursuant to the terms of an agreement related to the acquisition of the Rudy's subsidiary in 1985 between the Company and Douglas

                 RUDY'S RESTAURANT GROUP, INC. AND SUBSIDIARIES

Rudolph, a director, Chairman of the Board of Directors and President of the Company ("Mr. Rudolph"), the Company owes Mr. Rudolph a total of $110,152, including $72,712 accruing interest at 7%. The Company intends to reduce the balance due Mr. Rudolph as cash flow permits. Accordingly, the balance due Mr. Rudolph at September 29, 1996 has been classified as a current liability in the financial statements.

     Employment Agreement. The Company has an employment agreement with Mr. Rudolph and a consulting agreement with a company wholly owned by Mr. Rudolph. These agreements provide a total annual compensation of $150,000, a possible incentive bonus up to $100,000 annually to be determined by the board of directors, and reimbursements for certain expenses incurred. No bonus was awarded in fiscal 1996 or 1995. Amounts paid or accrued under these agreements and for continuing services rendered and expenses incurred totaled $160,800 in 1996 and 1995.

     Advances to Officers and Directors. The Company's Employee Stock Option Plan provided that monies required to exercise stock options may be advanced by the Company. In December 1995 the Company advanced Mr. Rudolph and Marie Peterson, the Company's Chief Operating and Financial Officer ("Ms. Peterson") funds to exercise their then outstanding options.

     In August 1996 the Company advanced Ms. Peterson $47,000. This advance is evidenced by a note, bears interest at 7% and is to be repaid bi-weekly, through September, 2000.

     Other. Each director receives an annual fee of $12,000 plus $1,000 per meeting attended. Director fees and costs totaled $36,000 in 1996 and 1995.

NOTE 10:  LEGAL PROCEEDINGS, COMMITMENTS AND CONTINGENCIES

     In May 1995 the Company's Samurai subsidiary and certain employees of The Samurai were named defendants in a lawsuit alleging discrimination under the Civil Rights Act of 1870, 42 U.S.C. 1981, as amended (1992 Supp).

     Although the Company believed that the claims as set forth in the complaint were without merit, due to the prohibitive costs of defending such allegations, in September 1995 the Company entered into a Settlement Agreement wherein, in return for certain monetary consideration, the plaintiff agreed to release all existing claims against the Company and its employees. Pursuant to the terms of the Agreement the complaint was dismissed in September 1995. The costs of settlement, including legal fees incurred, totaled approximately $50,000. Accordingly, the Company recorded a nonrecurring charge of $50,000, included in the accompanying statements of operations of fiscal 1995 as non-operating expense.

     The Company is subject to such legal proceedings and claims as may arise in the ordinary course of its business that cover a wide range of matters, including but not limited to such matters as workers compensation, general liability and products liability claims. The Company carries comprehensive insurance to assist in limiting the Company's exposure to financial loss as a result of such claims as may arise in the normal course of business. However, the Company does not carry insurance coverage to assist in the defense or settlement of those claims which may arise in employment matters such as alleged harassment or discrimination. Although the Company is not currently a party to any significant ongoing legal proceeding not covered by existing insurance, there are no assurances that such legal proceedings, should they arise, would not have a significant adverse effect on the Company's financial position.

                                                                      APPENDIX A

                                   AGREEMENT

                                      AND

                                 PLAN OF MERGER

                                  BY AND AMONG

                                 BENIHANA INC.,
                             BENIHANA MERGER CORP.,
                         RUDY'S RESTAURANT GROUP, INC.,
                                BAYVIEW PARTNERS

                                      AND

                               DOUGLAS M. RUDOLPH

DATED: JULY 22, 1997

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1.  DEFINITIONS.........................................................   A-5
      1.1    Defined Terms...............................................   A-5
      1.2    Other Definitional Provisions; Interpretation...............   A-9
 2.  THE MERGER..........................................................   A-9
      2.1    The Merger and Its Effect...................................   A-9
      2.2    Effective Time of the Merger................................   A-9
      2.3    Articles of Incorporation and By-laws of Surviving
             Corporation.................................................   A-9
 3.  CONVERSION OF SHARES ON THE MERGER EFFECTIVE DATE...................   A-9
      3.1    Manner and Basis of Conversion..............................   A-9
      3.2    Procedure for Conversion of Share Certificates..............  A-10
 4.  CLOSING.............................................................  A-10
      4.1    Time and Place..............................................  A-10
      4.2    Delivery of Cash Consideration..............................  A-10
 5.  REPRESENTATIONS AND WARRANTIES OF RUDY'S............................  A-10
      5.1    Corporate Organization of Rudy's............................  A-10
      5.2    Subsidiaries................................................  A-11
      5.3    Capitalization of Rudy's; Title to Shares...................  A-11
      5.4    Capitalization of Subsidiaries..............................  A-11
      5.5    Authorization, Etc..........................................  A-12
      5.6    No Violation................................................  A-12
      5.7    Financial Statements........................................  A-12
      5.8    No Undisclosed Liabilities; Etc.............................  A-12
      5.9    Absence of Certain Changes..................................  A-13
      5.10   Title to Properties; Encumbrances...........................  A-14
      5.11   Leases......................................................  A-15
      5.12   Restaurants; Liquor Licenses................................  A-15
      5.13   Patents, Trademarks, Trade Names, Etc.......................  A-16
      5.14   Business Permits............................................  A-16
      5.15   Tax Matters.................................................  A-16
      5.16   Transactions with Affiliates................................  A-18
      5.17   Contracts and Commitments...................................  A-18
      5.18   Compliance with Contracts...................................  A-18
      5.19   Insurance...................................................  A-19
      5.20   Labor Relations.............................................  A-19
      5.21   Public Reports; Compliance..................................  A-19
      5.22   Litigation..................................................  A-20
      5.23   No Condemnation or Expropriation............................  A-20
      5.24   Compliance with Law.........................................  A-20
      5.25   Environmental Protection....................................  A-21
      5.26   Employee Benefit Plans......................................  A-22
      5.27   Brokers and Finders.........................................  A-23
      5.28   Consents....................................................  A-23
      5.29   Books and Records...........................................  A-23
      5.30   Fairness Opinion............................................  A-23
 6.  REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS............  A-24
      6.1    Representations and Warranties of Rudolph...................  A-24
      6.2    Representations and Warranties of Bayview...................  A-24
 7.  REPRESENTATIONS AND WARRANTIES OF BENIHANA AND NEWCO................  A-24
      7.1    Corporate Organizations; Etc................................  A-24
      7.2    Authorization, Etc..........................................  A-24
      7.3    Warrant Shares..............................................  A-24
      7.4    No Violation................................................  A-24

                                                                           PAGE
                                                                           ----
      7.5    Approvals of Governmental Authorities.......................  A-25
      7.6    Brokers and Finders.........................................  A-25
      7.7    Public Reports; Compliance..................................  A-25
      7.8    The Class A Stock...........................................  A-25
 8.  COVENANTS OF RUDY'S AND THE PRINCIPAL SHAREHOLDERS..................  A-25
      A.     COVENANTS OF RUDY'S.........................................  A-25
      8.1    Conduct of Business -- Negative Covenants...................  A-25
      8.2    Conduct of Business -- Affirmative Covenants................  A-27
      8.3    Shareholders' Meeting; Proxy Statement......................  A-28
      8.4    Access to Information and Personnel.........................  A-28
      8.5    Estoppel Certificates or Consents...........................  A-29
      8.6    Confidentiality.............................................  A-29
      8.7    No Solicitation.............................................  A-29
      8.8    Best Efforts................................................  A-29
      8.9    Tax Returns; Section 338 Election...........................  A-29
      B.     COVENANTS OF PRINCIPAL SHAREHOLDERS.........................  A-30
      8.10   Covenants of Principal Shareholders.........................  A-30
 9.  COVENANTS OF BENIHANA AND NEWCO.....................................  A-30
      9.1    Confidentiality.............................................  A-30
      9.2    Best Efforts................................................  A-30
10.  CONDITIONS TO CLOSING...............................................  A-31
     10.1    Conditions Precedent to the Performance of Benihana and
             Newco.......................................................  A-31
     10.2    Conditions Precedent to Rudy's Performance..................  A-32
11.  DELIVERIES AT CLOSING...............................................  A-33
     11.1    Rudy's Obligations..........................................  A-33
     11.2    Obligations of Benihana and Newco...........................  A-34
     11.3    Filings.....................................................  A-34
12.  POST CLOSING MATTERS................................................  A-34
     12.1    Offices of Rudy's...........................................  A-34
13.  TERMINATION.........................................................  A-34
     13.1    Termination.................................................  A-34
     13.2    Effect of Termination.......................................  A-35
     13.3    Procedure Upon Termination..................................  A-36
     13.4    Survival....................................................  A-36
14.  GUARANTY OF INDEMNIFICATION.........................................  A-36
     14.1    Guaranty....................................................  A-36
     14.2    Procedure...................................................  A-36
15.  NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................  A-36
16.  MISCELLANEOUS.......................................................  A-36
     16.1    Expenses....................................................  A-36
     16.2    Notices and Legal Process...................................  A-37
     16.3    Disclosure..................................................  A-37
     16.4    Counterparts................................................  A-37
     16.5    Waiver and Amendment........................................  A-37
     16.6    Entire Agreement............................................  A-38
     16.7    Binding Agreement...........................................  A-38
     16.8    Governing Law...............................................  A-38
     16.9    Submission to Jurisdiction..................................  A-38
     16.10   Severability; Construction..................................  A-38
     16.11   References to Dollars.......................................  A-38

                                  EXHIBIT LIST

                                                                           PAGE
                                                                           ----
8.1.12  --   Severance Letters
10.1.4  --   Rudy's Counsel Option
10.2.3  --   Benihana's Counsel Opinion
10.2.4  --   Non-Competition Agreement
10.2.5  --   Benihana Warrant

                                   SCHEDULES

                                                                           PAGE
                                                                           ----
1.1     --   The Adjustment Amount
5.1.1   --   Foreign Qualification of Rudy's
5.1.2   --   Officers and Directors of Rudy's
5.2     --   Subsidiaries
5.6     --   No Violation
5.8     --   No Undisclosed Liabilities
5.9     --   Certain Changes
5.10.1  --   Owned Real Properties
5.11.1  --   Leases
5.12.1  --   Restaurants
5.12.2  --   Liquor Licenses
5.13.1  --   List of Patents, Trademarks, etc.
5.13.2  --   Licenses
5.13.3  --   Infringements
5.15.1  --   Taxes, Assessments and Deficiencies
5.15.2  --   States Where Returns Filed
5.15.3  --   NOL's
5.16.1  --   Transactions with Affiliates
5.17    --   Contracts and Commitments
5.19.1  --   Insurance Policies
5.19.2  --   Group Insurance Policies
5.20    --   Labor Matters
5.22    --   Litigation
5.26    --   Employee Benefit Plans
5.27    --   Brokers and Finders
5.28    --   Consents
8.1.12  --   Severance and Bonus Payments
10.1.6  --   Required Consents

     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of July 22, 1997 by and among RUDY'S RESTAURANT GROUP, INC., a Nevada corporation ("Rudy's"), DOUGLAS M. RUDOLPH ("Rudolph"), BAYVIEW PARTNERS, a general partnership organized under the laws of Texas ("Bayview"), BENIHANA, INC., a Delaware corporation ("Benihana") and BENIHANA MERGER CORP., a Nevada corporation and a wholly-owned subsidiary of Benihana ("Newco"). Each of Rudy's and Bayview are parties to the Agreement solely for purposes of the representations and covenants set forth in Sections 6 and 8.10.

                                   RECITALS:

     A. The Boards of Directors of Rudy's and Benihana and the Board of Directors and sole stockholder of Newco, respectively, deem it advisable and in the best interests of Rudy's, Benihana, and Newco and their respective stockholders that Benihana acquire the business and assets of Rudy's through the merger (the "Merger") of Rudy's with Newco upon the terms and subject to the conditions of this Agreement.

     B. The Boards of Directors of Rudy's, Benihana and Newco, respectively, and the stockholders of Newco have approved and adopted this Agreement.

     Accordingly, the Parties hereto hereby agree as follows:

        1. DEFINITIONS:

             1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                "Adjustment Amount" shall have the meaning set forth on Schedule
           1.1 hereto.

                "Affiliate" means, as to any Person, a Person controlling, controlled by or under common control with such Person.

                "Agreement" means this Agreement and Plan of Merger, as amended, supplemented or otherwise modified from time to time.

                "Approvals" has the meaning set forth in Section 5.14.

                "Articles of Merger" has the meaning set forth in Section 2.2.

                "Balance Sheet Date" means March 16, 1997.

                "Benihana Reports" means Benihana's Annual Reports on Form 10-K filed pursuant to Section 13 or 15(d) of the Exchange Act for the fiscal years ended March 26, 1995, March 31, 1996 and March 30, 1997 and all other registration statements and reports required to be or otherwise filed by it since March 26, 1995 with the SEC pursuant to the Securities Act or the Exchange Act.

                "Cash Consideration" means the amount of $5.00 per share plus the Adjustment Amount payable in cash as the consideration for the Merger to holders of Rudy's Shares.

                "Class A Stock" means the Class A Common Stock, par value $.10 per share, of Benihana.

                "Closing" has the meaning set forth in Section 4.1.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings issued thereunder.

                "Common Control Entity" has the meaning set forth in Section 5.26.1.

                "Contracts" has the meaning set forth in Section 5.17.

                "Contractual Obligation" means as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Effective Date" means the date upon which the Effective Time occurs.

                "Effective Time" means has the meaning set forth in Section 2.2.

                "Employment Plans" has the meaning set forth in Section 5.26.1.

                "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                "Exchange Agent" has the meaning set forth in Section 3.2.

                "Fairness Opinion" has the meaning set forth in Section 5.30.

                "Fiduciary Obligations" has the meaning set forth in Section
           8.8.

                "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                "Governmental Authority" means any nation, state, county, local or other governmental authority or any political subdivision thereof and any federal, state, county, local or foreign entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Hazardous Materials" means any (i) "hazardous substance," "waste," "pollutants," or "contaminant" (as defined in Sections 101(14), (33) of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or the regulations issued pursuant to Section 102 of CERCLA and found at 40 C.F.R. sec. 302), including any element, compound, mixture, solutions, or substance that is or may be designated pursuant to Section 102 of CERCLA; (ii) substance that is or may be designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. sec.sec. 1251, 1321(b)(2)(A) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. sec.sec. 6901, 6921) ("RCRA"); (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is or may be listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is or may be listed under Section 112 of the Clean Air Act, as amended (42 U.S.C. sec.sec. 7401, 7412); (vii) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; and (viii) waste oil and other petroleum products.

                "Higher Offer" has the meaning set forth in Section 8.8.

                "IRS" means the Internal Revenue Service.

                "Leases" has the meaning set forth in Section 5.12

                "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest or agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

                "Liquor License" has the meaning set forth in Section 5.12.

                "Material Adverse Effect" means for a specified party, a material adverse effect on (a) the business, operations, property, condition, or prospects of the specified party and its Subsidiaries taken as a whole, (b) the ability of the specified party to perform its material obligations under this Agreement, or (c) the validity or enforceability against the specified party of this Agreement or the rights or remedies of any other party hereunder to such an extent that such other party would be deprived of the practical realization of the benefits contemplated by this Agreement to be derived by such other party from this Agreement and the transactions expressly referenced in this Agreement, including the exhibits to this Agreement; provided, however, that the existence of a Material Adverse Effect shall be deemed not to include (x) the adverse impact, if any, of changes in laws, rules, regulations, interpretations or other promulgations of any Governmental Authority, or changes in GAAP, regulatory accounting requirements and market conditions applicable to companies in the same line of business as the specified party, or (y) the impact of the fees and expenses of all counsel, accountants and financial advisors, and the other costs and expenses reasonably incurred by the specified party, in connection with the Shareholders' Meeting, this Agreement and the transactions referenced in this Agreement and the exhibits to this Agreement.

                "Merger" shall have the meaning set forth in Recital A.

                "Multiemployer Plans" has the meaning set forth in Section
           5.26.1.

                "NASDAQ" means National Association of Securities Dealers, Inc. Automated Quotation System.

                "Nevada Law" means the Nevada Corporation Law including Chapters 78 and 92A of the Nevada Revised Statutes.

                "NLRB" means the U.S. National Labor Relations Board.

                "Owned Real Estate" has the meaning set forth in Section 5.10.

                "PBGC" means the Pension Benefit Guaranty Corporation.

                "Pension Plan" has the meaning set forth in Section 5.27.1.

                "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Plans" has the meaning set forth in Section 5.27.1.

                "Principal Shareholders" means each of Rudolph and Bayview; "Principal Shareholder" means either of them.

                "Proxy Statement" has the meaning set forth in Section 8.3.

                "Requirement of Law" means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Restaurant" has the meaning set forth in Section 5.12.

                "Rudy's" means Rudy's Restaurant Group, Inc., a Nevada corporation, and its Subsidiaries, except where the context indicates that reference is made to the parent company only.

                "Rudy's Audited Financial Statements" has the meaning set forth in Section 5.7.

                "Rudy's Reports" means Rudy's Annual Reports on Form 10-KSB filed pursuant to Sections 13 or 15(d) of the Exchange Act for the fiscal years ended October 2, 1994, October 1, 1995 and September 29, 1996, and all other registration statements and reports required to be or otherwise filed by it since October 2, 1994 with the SEC pursuant to the Securities Act or the Exchange Act.

                "Rudy's Shares" means the issued and outstanding shares of Rudy's Common Stock, par value $.01 per share.

                "Rudy's Unaudited Financial Statements" has the meaning set forth in Section 5.7.

                "SEC" means the United States Securities and Exchange
           Commission.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "Shareholders' Meeting" means the special meeting of the shareholders of Rudy's called pursuant to the provisions of Section
           8.3 hereof to approve this Agreement and the Merger.

                "Significant Employee" means as to any Person, "significant employees" of such Person as that term is defined in Regulation S-K of the Securities Act.

                "Subsidiary" means any Person of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Rudy's. A Subsidiary shall include a partnership which has Rudy's or a Subsidiary as a general partner of such partnership.

                "Surviving Corporation" means Rudy's, as the surviving corporation of the Merger as provided by Section 2.1 hereof.

                "Tangible Property" means as to any Person, the plant, machinery, equipment, leasehold improvements, vehicles, and structures of such Person and related capitalized items and other tangible property material to the business of such Person. Tangible Property shall not be deemed to include the personal property of Rudolph referred to in Section 12.1.

                "Taxes" shall mean all foreign, federal, state, county, local and other taxes, levies, impositions, deductions, charges and withholdings, including, without limitation, income or franchise taxes or other taxes imposed on or with respect to net income or capital gain, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, withholding, payroll, employment, excise or property taxes, and shall include any interest, penalties or additions thereto.

                "Tax Returns and Statements" has the meaning set forth in
           Section 5.15.1.

                "Transmittal Letter" has the meaning set forth in Section 3.2.

                "Unaudited Balance Sheet" means the unaudited consolidated balance sheet of Rudy's and the Subsidiaries as at March 16, 1997 previously delivered to Benihana pursuant to Section 5.7.

                "Warrant" shall mean the Warrant to purchase an aggregate of 200,000 shares of the Class A Stock of Benihana referred to in
           Section 10.2.5.

                "Warrant Shares" means the shares of Class A Stock issuable upon a due exercise of the Warrant.

                "Welfare Plan" has the meaning set forth in Section 5.26.1.

             1.2 Other Definitional Provisions; Interpretation.

                1.2.1 Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other agreement, instrument or document made or delivered pursuant hereto.

                1.2.2 The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                1.2.3 The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

                1.2.4 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. THE MERGER.

             2.1 The Merger and Its Effect. Subject to the terms and conditions of this Agreement, at the Effective Time, Newco shall be merged with and into Rudy's and Rudy's shall be the Surviving Corporation, in accordance with this Agreement. Upon the effectiveness of the Merger: (a) the separate corporate existence of Newco shall cease; (b) the Surviving Corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private, of each of Rudy's and Newco; (c) all real and personal property, tangible and intangible, of every kind and description belonging to Rudy's and Newco shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in either Rudy's or Newco shall not revert or in any way be impaired by reason of the Merger; (d) the Surviving Corporation shall be liable for all the obligations and liabilities of each of Rudy's and Newco and any claim existing or action or proceeding pending by or against either Rudy's or Newco may be enforced as if the Merger had not taken place; and (e) neither the rights of creditors nor any Liens upon the property of either Rudy's or Newco shall be impaired by the Merger.

             2.2 Effective Time of the Merger. Upon the satisfaction or waiver of the conditions set forth in Sections 10.1 and 10.2 and the Closing of the Merger in accordance with Articles 4 and 11, the parties hereto shall cause Articles of Merger meeting the requirements of Section 92A.200 of the Nevada Law (the "Articles of Merger") to be properly executed and filed in accordance with the terms of this Agreement and the applicable provisions of the Nevada Law. The Merger shall become effective at the time of the filing of the Articles of Merger as provided above, or at such later time as the parties hereto have theretofore agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

             2.3 Articles of Incorporation and By-laws of Surviving
        Corporation. From and after the Effective Time, the Articles of Incorporation and By-laws of Rudy's as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-laws of the Surviving Corporation until further amended.

        3. CONVERSION OF SHARES ON THE MERGER EFFECTIVE DATE:

             3.1 Manner and Basis of Conversion. Pursuant to the Merger, the manner and basis of converting the capital stock of each of Rudy's and Newco into or for capital stock of the Surviving Corporation or the Cash Consideration shall be as follows:

                3.1.1 At the Effective Time each share of common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of common stock of Rudy's as the Surviving Corporation.

                3.1.2 At the Effective Time each of the Rudy's Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount equal to the Cash Consideration per share.

                3.1.3 The Rudy's Shares to be converted into cash pursuant to
           Section 3.1.2 are sometimes hereinafter referred to as the "Converted Rudy's Shares."

             3.2 Procedure for Conversion of Share Certificates. As promptly as possible on or after the Effective Date, a letter of transmittal ("Transmittal Letter") and instructions will be mailed or otherwise made available for use in surrendering to the First Union National Bank of North Carolina or other agent appointed by Benihana (the "Exchange Agent") stock certificates which immediately prior to the Effective Time represented Converted Rudy's Shares. The Transmittal Letter will authorize the Exchange Agent to do all things necessary to accomplish the exchange of such stock certificates for the consideration therefor. Each holder of record of Converted Rudy's Shares will be entitled to receive, promptly upon proper surrender of the stock certificate or certificates representing such shares to the Exchange Agent together with a properly completed and duly executed Transmittal Letter, and compliance with the terms of the Transmittal Letter, the Cash Consideration. From and after the Effective Time and until so surrendered, each certificate representing Converted Rudy's Shares shall be deemed for all corporate purposes to evidence only the right to receive, upon proper surrender together with a properly completed and duly executed Transmittal Letter, the Cash Consideration.

        4. CLOSING:

             4.1 Time and Place. The Merger shall be consummated at a closing (the "Closing") at the offices of Berman Wolfe & Rennert, P.A., 100 Southeast Second Street, Miami, Florida 33131, or at such other place as may be agreed by the parties. The Closing shall take place at 10:00 a.m. on a date that is as soon as practicable following the fulfillment or waiver, in accordance with the terms of this Agreement, of all conditions to the Closing but in no event later than January 31, 1998, subject only to the provisions of Section 13.1.4. As promptly as possible following the Closing, the Merger shall be consummated by the filing of the Articles of Merger, as specified in Section 2.2.

             4.2 Delivery of Cash Consideration. At the Closing, Benihana will deliver an amount equal to the Cash Consideration per share multiplied by the number of Rudy's Shares owned by the shareholders of Rudy's to the Exchange Agent for delivery to the shareholders of Rudy's.

          5. REPRESENTATIONS AND WARRANTIES OF RUDY'S:

          In order to induce Benihana and Newco to enter into this Agreement and to consummate the Merger and the other transactions contemplated herein Rudy's makes each of the representations and warranties set forth in this
     Article 5 as follows:

             5.1 Corporate Organization of Rudy's.

                5.1.1 Rudy's is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 5.1.1, which are all the jurisdictions in which ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed or to be in good standing would not have a Material Adverse Effect. The copies of the Articles of Incorporation and By-Laws of Rudy's heretofore delivered to Benihana are complete and correct copies of such instruments as presently in effect.

                5.1.2 Schedule 5.1.2 hereto sets forth the name, position and total compensation of each officer and director of Rudy's and each Subsidiary, and the name, position and total compensation for each other employee of or consultant to Rudy's whose total compensation in the fiscal year ended September 29, 1996 was, or in the current fiscal year is expected to be, in excess of $60,000.

                5.2 Subsidiaries. Schedule 5.2 hereto sets forth the name and state of incorporation of each direct and indirect Subsidiary of Rudy's. Except as set forth on Schedule 5.2, Rudy's does not own, directly or indirectly, or have any obligation to acquire, any capital stock or other equity securities of any corporation, nor does Rudy's have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any corporation, limited liability company, partnership, joint venture, trust or other business, organization or entity. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation set forth on Schedule 5.2 hereto and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions listed on
           Schedule 5.2, which are all the jurisdictions in which ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed or to be in good standing would not have a Material Adverse Effect. The copies of the Certificate of Incorporation or Articles of Incorporation and By-Laws of each Subsidiary heretofore delivered to Benihana are complete and correct copies of such instruments as presently in effect.

             5.3 Capitalization of Rudy's; Title to Shares.

                5.3.1 The authorized capital stock of Rudy's consists of 30,000,000 shares of Common Stock, $.01 par value per share, of which 3,765,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $.01, of which no shares are issued or outstanding. There are no other shares of capital stock issued except for shares of Common Stock held in treasury, if any. All of the outstanding shares of Rudy's capital stock are validly issued, fully paid and nonassessable. There are no outstanding (i) securities convertible into or exchangeable for any of Rudy's capital stock;
           (ii) options, warrants, calls or other rights (including conversion rights, preemptive rights or stock appreciation rights) with respect to the issued and outstanding stock of Rudy's, or to purchase or subscribe to any class of authorized capital stock of Rudy's or securities convertible into or exchangeable for capital stock of Rudy's; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer, and/or assignment of any shares of capital stock of Rudy's, any convertible or exchangeable securities or any such options, warrants or rights.

                5.3.2 Rudolph is the owner, beneficially and of record, of 2,086,000 Rudy's Shares which constitute 55.4% of the issued and outstanding Rudy's Shares as of the date hereof, Bayview is the owner, beneficially and of record, of 450,000 Rudy's Shares which constitute 12.0% of the issued and outstanding Rudy's Shares as of the date hereof and each has good, valid and marketable title to such Rudy's Shares free and clear of all liens, encumbrances, security interests or claims, whatsoever, with full power and authority to transfer and convey the same.

             5.4 Capitalization of Subsidiaries. Rudy's is the record owner of all issued and outstanding shares of capital stock of each Subsidiary listed on Schedule 5.2 All issued and outstanding shares of capital stock of each Subsidiary are equal in their rights, preferences and privileges, validly issued, fully paid and nonassessable. There are, with respect to each Subsidiary, no outstanding (a) securities convertible into or exchangeable for any of the capital stock of such Subsidiary; (b) options, warrants, calls or other rights (including conversion rights, preemptive rights or stock appreciation rights) with respect to the issued and outstanding stock of such Subsidiary, or to purchase or subscribe to capital stock of or securities convertible into or exchangeable for capital stock of such Subsidiary; (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale, transfer, and/or assignment of any capital stock of such Subsidiary, any such convertible or exchangeable securities, or any such options, warrants or rights; or (d) any shares of capital stock of such Subsidiary pledged as collateral to secure any agreement or obligation.

             5.5 Authorization, Etc. This Agreement has been duly and validly authorized by all necessary corporate action of Rudy's (subject only to the approval of the shareholders of Rudy's to this Agreement and the Merger under Nevada Law) and has been duly and validly executed by Rudy's, Bayview and Rudolph. Without limiting the generality of the foregoing, Rudy's has full corporate power and authority to enter into this Agreement, subject to such approval by the shareholders of Rudy's, and to consummate the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of Rudy's and, with respect to Sections 6 and 8.10, of the Principal Shareholders enforceable against Rudy's and the Principal Shareholders in accordance with its terms, as applicable.

             5.6 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation, Articles of Incorporation or By-Laws or similar corporate documents of Rudy's or any Subsidiary or will (a) violate, or be in conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Rudy's or any Subsidiary under any Contractual Obligation to which Rudy's or any Subsidiary is a party or by which Rudy's or any Subsidiary is bound, or to which the property of Rudy's or any Subsidiary is subject, except where such violation, conflict, breach, default, termination, acceleration, security interest, lien or other encumbrance would not have a Material Adverse Effect; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which Rudy's is subject, except where such violation would not have a Material Adverse Effect.

             5.7 Financial Statements.  Rudy's has heretofore delivered to
        Benihana: (a) consolidated balance sheets of Rudy's as at September 29, 1996, October 1, 1995, October 2, 1994, October 3, 1993 and September 27, 1992, together with consolidated statements of income, changes in stockholders' equity and changes in financial position (or statements of cash flow) for the years then ended (the "Rudy's Audited Financial Statements"), all certified by Deloitte & Touche LLP, independent certified public accountants, whose reports thereon are included therein; and (b) the Unaudited Balance Sheet, and the unaudited consolidated statements of income and cash flow for the six periods ended March 16, 1997. Such consolidated balance sheets and notes thereto are true, complete and accurate in all material respects and fairly present in accordance with generally accepted accounting principles GAAP the consolidated assets, liabilities and financial condition of Rudy's as at the respective dates thereof, and all such consolidated statements of income, changes in stockholders' equity and changes in financial position (or statements of cash flow) and the notes thereto are true, complete and accurate in all material respects and fairly present in accordance with GAAP the results of operations for the periods therein referred to. All of the foregoing financial statements were prepared in accordance with GAAP consistently applied throughout the periods involved (except in the case of the Unaudited Balance Sheet to the extent subject to normal year end adjustments).

             5.8 No Undisclosed Liabilities; Etc. Rudy's has no liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which were not properly reflected or adequately reserved against in accordance with GAAP on the Unaudited Balance Sheet, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof and except as set forth in this Agreement. The reserves reflected on the Unaudited Balance Sheet are adequate, appropriate and reasonable in light of historical practices.

             5.9 Absence of Certain Changes. Except as and to the extent set forth on Schedule 5.9, or disclosed in a Rudy's Report, from the Balance Sheet Date through the date hereof, Rudy's and its Subsidiaries have not (except as contemplated by, or disclosed in, this Agreement):

                5.9.1 amended any certificate or articles of incorporation or by-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or, in any material manner, the character of its business;

                5.9.2 issued or sold or purchased any convertible securities, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

                5.9.3 entered into or amended any material employment agreement, entered into any agreement with any labor union or association representing any material employee or entered into or amended any material Plan; amended any certificate

                5.9.4 incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except nonmaterial items incurred in the ordinary course of business and consistent with past practice which do not exceed $25,000.00 individually, or $50,000.00 in the aggregate, (counting obligations or liabilities arising from any single transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves not in accordance with GAAP or entered into any lease or sublease of real property or exercised any purchase options or rights of first refusal contained in any of the Leases (as hereinafter defined) except in the ordinary course of business and consistent with past practice;

                5.9.5 paid, discharged or satisfied any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected on or reserved against on the Unaudited Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                5.9.6 permitted or allowed any of its Owned Real Property, or property demised under the Leases or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, assignment, restriction or charge of any kind, except for liens for current taxes not yet due;

                5.9.7 written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                5.9.8 cancelled any debts or waived any claims or rights involving more than $5,000;

                5.9.9 sold, transferred, abandoned or otherwise disposed of any of its Owned Real Property, or any interest therein, or its other properties or assets (real, personal or mixed, tangible or intangible, or entered into any lease (as lessor or Lessee)) except in the ordinary course of business and consistent with past practice;

                5.9.10 disposed of or permitted to lapse (except by its own terms) any rights to the use of any existing patent, trademark, trade name or copyright, or disposed of or disclosed (except as necessary in the conduct of its business) to any person, other than representatives of Benihana, any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                5.9.11 granted or committed to grant any general increase in the compensation of officers, directors or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increases in the compensation payable or to become payable to any officer, director or employee, including payments or commitments to pay severance or termination pay, except for increases granted in the ordinary course of business consistent with past practices or pursuant to existing agreements;

                5.9.12 made any single capital expenditure or commitment in excess of $50,000.00 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $100,000.00 since the Balance Sheet Date for additions to property, plant, equipment or intangible capital assets;

                5.9.13 declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock (other than "upstream" dividends from Subsidiaries) or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Rudy's or a Subsidiary;

                5.9.14 made any material change in any method of accounting or accounting practice except as required by GAAP;

                5.9.15 paid, distributed, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with any Affiliates, officers or directors of Rudy's, or any Affiliate or associate of any officers or directors of Rudy's except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation in effect during the period ended on the Balance Sheet Date;

                5.9.16 entered into or amended any written contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                5.9.17 except for inventory, supplies or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other entity which is material to Rudy's;

                5.9.18 entered into any transaction other than in the ordinary course of business; or

                5.9.19 terminated, surrendered, cancelled or assigned any of its properties demised under the Leases, or any part thereof, except in the ordinary course of business consistent with past practice; or

                5.9.20 agreed, whether in writing or otherwise, to take any action described in this Section.

             5.10 Title to Properties; Encumbrances. Rudy's has good, valid, marketable and indefeasible fee simple title to all the properties and assets which it purports to own, including, without limitation, all the properties and assets reflected in the Unaudited Balance Sheet, and all the properties and assets purchased by Rudy's since the date of the Unaudited Balance Sheet. Schedule 5.10.1 hereto lists each and every parcel of real property owned in fee by Rudy's (such real property is referred to herein as "Owned Real Properties"). Properties and assets reflected in the Unaudited Balance Sheet, including, without limitation, the Owned Real Properties, are free and clear of all title defects or objections, liens, mortgages, deeds of trust, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, subleases, rights of occupancy, deed restrictions, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of the Owned Real Properties subject to any rights of way, building use restrictions, exceptions, variances or reservations of any nature whatsoever except, (a) liens shown on the Unaudited Balance Sheet as securing specified liabilities or obligations, with respect to which no material defaults exist, (b) imperfections of title, covenants or restrictions, if any, none of which are substantial in amount and which would not have a Material Adverse Effect, (c) zoning or land use ordinances which would not have a Material Adverse Effect and (d) liens for taxes not yet due and payable. Rudy's is in actual possession of the Owned Real Properties. To the knowledge of Rudy's, no portion of any of the improvements erected on the Owned Real Properties encroaches on adjoining property or public streets and no portion of any of the Owned Real Properties is, or has been, subjected to a special ad valorem tax valuation such that a change in ownership or use (whether now existing or in the future) has caused or will cause additional ad valorem taxes to be imposed upon the Owned Real Properties.

           5.11 Leases.

                5.11.1 Schedule 5.11.1 hereto is an accurate and complete list of all leases or rights of occupancy pursuant to which Rudy's and any Subsidiary leases or subleases any real property or interest therein or material personal property (the "Leases"). A true and correct copy of each Lease has been delivered to Benihana together with all amendments and modifications thereto, and all subordination, non-disturbance and/or attornment agreements related thereto, and no changes have been made thereto since the date of delivery. Each Lease is valid and in full force and effect except where such invalidity or ineffectiveness would not have a Material Adverse Effect. There are no existing defaults under any provision of any Lease, and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder, where any such default would have a Material Adverse Effect.

                5.11.2 Rudy's is in actual possession of the properties demised under the Leases and to the knowledge of Rudy's, has good and indefeasible title to the leasehold estates conveyed under the Leases free and clear of all title defects or objections, mortgages, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, subleases, rights of occupancy, chattel mortgages, conditional sales contracts, deed restrictions, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of the properties demised under the Leases subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, (i) liens shown on the Unaudited Balance Sheet as securing specific liabilities or obligations with respect to which no material default exists, (ii) imperfections of title, covenants or restrictions, if any, none of which are substantial in amount or would have a Material Adverse Effect, (iii) zoning or land use ordinances or which would not have a Material Adverse Effect and (iv) liens for taxes not yet due and payable. To the knowledge of Rudy's, no portion of any of the improvements erected by and under the direction of Rudy's on the properties demised under the Leases encroach on adjoining property or public streets and no portion of any of the properties demised under the Leases are, or have been, subjected to a special ad valorem tax valuation such that a change in ownership or use (whether now existing or in the future) has caused or will cause additional ad valorem taxes to be imposed upon the properties demised under the Leases.

                5.11.3 The basic rent and all additional rent payable under the Leases have been paid to date. To the knowledge of Rudy's, except as set forth on Schedule 5.11.3, all work required to be performed under the Leases by the landlords thereunder or by Rudy's has been performed and to the extent that Rudy's is responsible for payment of such work, has been fully paid for, whether directly to the contractor performing such work or to such landlord as reimbursement therefor except for items which Rudy's is disputing in good faith.

                5.11.4 There have been no casualties which could result in the termination of any Lease or the application of any buy-out provisions contained in any Lease relative to damage by casualty.

             5.12 Restaurants; Liquor Licenses. Schedule 5.12.1 hereto is a complete and accurate list of each restaurant or other facility owned and/or operated by Rudy's or any Subsidiary (the "Restaurants").
        Schedule 5.12.2 is a complete and accurate list of all liquor licenses held by Rudy's and the Subsidiaries in connection with the operation of the Restaurants (the "Liquor Licenses"). Each of the Liquor Licenses is presently in full force and effect, duly and validly issued and appropriate and adequate for the conduct of operations at the Restaurant for which it is issued to be in the manner conducted as of the date hereof.

             5.13 Patents, Trademarks, Trade Names, Etc.

                5.13.1 Schedule 5.13.1 sets forth:

                    (a) all patents held by Rudy's and each Subsidiary and all reissues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by Rudy's, including, for each such patent, the serial or patent number, filing and expiration date and title;

                    (b) all registered trademarks and service marks of Rudy's
               and each Subsidiary and pending applications by Rudy's and each Subsidiary to register trademarks, including, for each such trademark, the registration or application number, filing and expiration date, and mark, and all unregistered trademarks and service marks used by Rudy's and/or any Subsidiary; and

                    (c) all registered copyrights of Rudy's and applications by
               Rudy's and each Subsidiary for registration of copyrights, including the registration number, and filing and expiration date of each such copyright.

                5.13.2 Schedule 5.13.2 identifies all licenses and other contracts or commitments to which Rudy's and each Subsidiary is a party (either as licensor or licensee) or otherwise subject relating to patents, trademarks, service marks, trade names or copyrights (or applications or registration as applicable for any thereof), trade secrets or other proprietary know-how or technical assistance, and, except as set forth on Schedule 5.13.2, no claims have been asserted by any person to the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes or challenging or questioning the validity or effectiveness of any such license or agreement, and Rudy's actually knows of any valid basis for any such claim.

                5.13.3 Except as set forth on Schedule 5.13.3, Rudy's and its Subsidiaries have not (during the past five years), nor is Rudy's or any Subsidiary the subject of any pending or, to the knowledge of Rudy's, threatened, claim alleging that it has infringed upon any patent, trademark, trade name or copyright or misappropriated or misused any invention, trade secret or other proprietary information entitled to legal protection. Other than as set forth on Schedule 5.13.3, Rudy's has not asserted any claim of infringement, misappropriation or misuse within the past five (5) years.

             5.14 Business Permits. Except for immaterial items, the failure of which would not have a Material Adverse Effect, Rudy's has obtained all approvals, authorizations, consents, licenses, franchises, orders, certificates or other permits of all governmental or regulatory agencies, whether federal, state, local or foreign (collectively, the "Approvals") necessary to the operations of the business as presently conducted, including, without limitation, the constructions, alterations, operation, use and occupancy of the Owned Real Properties or any part thereof, or the properties demised under the Leases or any part thereof, or any of the improvements thereon, including, but not limited to the certificates of occupancy or the local equivalents, if any, and certificates relating to fire and health approval. All such Approvals are in full force and effect and good standing, Rudy's is not in material default under any Approval and there exists no basis for the termination, suspension or revocation of any such Approvals.

             5.15 Tax Matters.

                5.15.1 Rudy's and each of the Subsidiaries files consolidated federal income tax returns. Rudy's and each Subsidiary have (i) filed or has caused to be filed all federal, foreign, state and local franchise, income or other tax returns and statements which were required to be filed prior to the date hereof (the "Tax Returns and Statements") on a timely basis in accordance with the laws, regulations and administrative requirements of the appropriate Governmental Authorities except for such Tax Returns and Statements of which the failure to file would not have a Material Adverse Effect, and (ii) paid within the time and in the manner prescribed by law all material amounts of Taxes (as defined below) shown on any Tax Returns and Statements, due for all periods ending on or prior to the date hereof. All Tax Returns and Statements were, when filed, and continue to be, complete and accurate in all material respects, and there exist no material inaccuracies in the Tax Returns and Statements. Except as set forth on Schedule 5.15.1, no tax assessments or deficiency has been made or proposed against Rudy's or any Subsidiary nor has any notice been given of any actual or proposed assessment or deficiency. Except as set forth on Schedule 5.15.1, the Tax Returns and Statements are not presently the subject of any audit or other administrative or court proceeding by any Governmental Authority. No consents extending any applicable statute of limitations have been filed and no Governmental Authority has made a written request for such a consent. None of the matters disclosed on Schedule 5.15.1 have had or could reasonably be anticipated to have a Material Adverse Effect.

                5.15.2 Rudy's and the Subsidiaries file Tax Returns and Statements with respect to the income, capital gain, gross receipts or profits earned by them in the states and localities listed on
           Schedule 5.15.2 and in no other states or localities.

                5.15.3 The net operating loss (as defined in Section 172 of the Code) of Rudy's and the Subsidiaries on a consolidated basis for federal income tax purposes as of September 29, 1997 is as set forth on Schedule 5.15.3.

                5.15.4 All taxes that Rudy's or the Subsidiaries were required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate Governmental Authority, except for those Taxes of which the failure to withhold or collect would not have a Material Adverse Effect. There are no liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of Rudy's or the Subsidiaries (except for Taxes not yet due) and except for liens which would not have a Material Adverse Effect.

                5.15.5 No consent to the application of Section 341(f)(2) of the Code has been filed with respect to any assets acquired by Rudy's or the Subsidiaries.

                5.15.6 No property owned by Rudy's or the Subsidiaries is property as to which an election was made under Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code.

                5.15.7 Rudy's and the Subsidiaries: (i) have not agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code; (ii) have received no written notice that the Internal Revenue Service has proposed any such adjustment or change in accounting method; and (iii) do not have an application pending with any Governmental Body requesting permission for any change in accounting method.

                5.15.8 None of Rudy's or any of the Subsidiaries has in effect any tax elections under Section 108, 168, 338, 441, 471, 1017, 1033 or 4977 of the Code.

                5.15.9 Rudy's and the Subsidiaries are not a party (other than as an investor) to any industrial development bond.

                5.15.10 During the previous two fiscal years Rudy's and the Subsidiaries have not engaged in any exchange under which the gain realized on such exchange was not recognized due to Section 1031 of the Code.

                5.15.11 No written claim has ever been received from any Governmental Authority representing any jurisdiction in which Rudy's or the Subsidiaries do not file Tax Returns that Rudy's or any of the Subsidiaries are or may be subject to taxation by that jurisdiction.

                5.15.12 Rudy's and the Subsidiaries are not and have not been a party to any tax sharing or similar agreement or arrangement.

                5.15.13 Rudy's has provided Benihana with copies of: (i) all material Tax Returns and Statement of or with respect to Rudy's and the Subsidiaries for the period January 1, 1992 through the date hereof; (ii) any written notices, protests, or closing agreements relating to issues arising in any audit, litigation or similar proceeding with respect to the liability for Taxes of Rudy's or the Subsidiaries; (iii) any elections or disclosures filed by or on behalf of Rudy's or the Subsidiaries with any taxing authority (whether or not filed with any Tax Returns and Statements); and (iv) any letter, rulings, determination letters or similar documents issued by any taxing authority with respect to Rudy's or the Subsidiaries.

                5.15.14 Rudy's is not a U.S. Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

             5.16 Transactions with Affiliates. To the knowledge of Rudy's, except as set forth on Schedule 5.16.1 hereto, no Affiliate, officer, director or employee of Rudy's has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other Agreement to which Rudy's or any Subsidiary is a party, or any interest in any competitor, supplier or customer of Rudy's or any Subsidiary. Except as set forth on Schedule 5.16.1 hereto, neither Rudy's nor any Subsidiary is indebted, directly or indirectly, or to any Affiliate for any liability or obligation, whether arising by reason of stock ownership, contract, oral or written agreement or otherwise.

             5.17 Contracts and Commitments. Schedule 5.17 hereto contains a complete, current and correct list of all material contracts, commitments, obligations or agreements of Rudy's and the Subsidiaries (other than the Leases) whether written or oral (the "Contracts"). For purposes of this Section 5.17 a contract which is "material" shall mean a single contract, whether written or oral:

                5.17.1 pursuant to which any party thereto is obligated to make annual payments aggregating more than $50,000;

                5.17.2 which constitutes an employment agreement or an agreement with any union or member organization;

                5.17.3 which is not subject to cancellation by Rudy's or a Subsidiary, as the case may be, on not more than thirty (30) days notice without material penalty;

                5.17.4 which constitutes a purchase or sale contract or commitment which continues for a period of more than twelve (12) months;

                5.17.5 which constitutes an agreement which restricts Rudy's or any Subsidiary from carrying out its business anywhere in the world or from competing with any other person;

                5.17.6 which constitutes an agreement by Rudy's or any Subsidiary with any Affiliate.

                True, correct and complete copies of all written contracts described in this Section 5.17 have been delivered to Benihana. Neither Rudy's nor any Subsidiary is materially in default, nor does Rudy's have any knowledge of any factual circumstances which can reasonably be expected to give rise to a claim of default under any contract, except for defaults which would not have a Material Adverse Effect.

                5.18 Compliance with Contracts. To the knowledge of Rudy's, each of the Contracts and Leases is valid and in full force and effect except when such invalidity or ineffectiveness would not have a Material Adverse Effect. Neither Rudy's nor any Subsidiary is in material default under any the Contracts or Leases and, to the knowledge of Rudy's, no act or omission has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any such Contract or Lease and no party is in breach or default under any of the Contracts or Leases, and no act or omission has occurred by any party which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof except where such breach or default would not have a Material Adverse Effect.

               5.19 Insurance.

                5.19.1 Schedule 5.19.1 contains an accurate and complete description of all policies of fire, business interruption, liability, worker's compensation and other forms of insurance owned or held by Rudy's. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all of the Contracts and Leases except where any such non-compliance would not have a Material Adverse Effect; provide adequate insurance coverage for the assets and operations of Rudy's in light of current industry practice; will remain in full force and effect through the respective dates set forth on Schedule 5.19.1. Neither Rudy's nor any Subsidiary has been unable to obtain any insurance with respect to its assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five (5) years.

                5.19.2 Schedule 5.19.2 sets forth a true and complete list of all group insurance programs in effect for employees of Rudy's and the Subsidiaries. Rudy's and the Subsidiaries are not in default with respect to any of its obligations with respect to any such group insurance program except where such default would not have a Material Adverse Effect.

             5.20 Labor Relations. Except to the extent set forth on Schedule 5.20:

                5.20.1 Rudy's and the Subsidiaries are in compliance with all applicable laws respecting employment and employment practices (including matters related to immigration or citizenship status), terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice except for such minor violations that, individually or in the aggregate, would have no Material Adverse Effect;

                5.20.2 there is no unfair labor practice charge or complaint against Rudy's or any Subsidiary pending before the NLRB;

                5.20.3 there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or affecting Rudy's or any Subsidiary;

                5.20.4 no representation question is pending before the NLRB exists respecting the employees of Rudy's or any Subsidiary;

                5.20.5 no grievance against Rudy's or any Subsidiary or the conduct of its business, nor any arbitration proceeding arising out of or under collective bargaining agreements is pending;

                5.20.6 neither Rudy's nor any Subsidiary is a party to any collective bargaining agreement; and

                5.20.7 neither Rudy's nor any Subsidiary has experienced any work stoppage or other labor difficulty since January 1, 1992.

             5.21 Public Reports; Compliance.

                5.21.1 Rudy's has heretofore delivered to Benihana true and complete copies of the Rudy's Reports. Each of the Rudy's Reports complied with all applicable rules and regulations of the Securities Act or the Exchange Act, as the case may be, as of their respective dates of filing. None of the Rudy's Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the respective dates thereof).

                5.21.2 Rudy's Shares are registered under Section 12(g) of the Exchange Act, are quoted in the NASDAQ, and Rudy's is currently subject to the periodic reporting requirements of Section 13 or
           Section 15(d) of the Exchange Act. Rudy's has filed and will file all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof and the Closing. No such reports filed by Rudy's after the date hereof and prior to the Effective Time will contain, and the Proxy Statement will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date filed).

             5.22 Litigation.  Except as set forth on Schedule 5.22 hereto:

                5.22.1 there is no claim, action, suit or arbitration proceeding, before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal or any investigation or inquiry before any federal, state, municipal, foreign or other court or governmental or administrative body now pending, relating to or affecting Rudy's or any Subsidiary or any director, officer, agent or employee thereof in his capacity as such, or the assets, properties or business of Rudy's or any Subsidiary, or the transactions contemplated by this Agreement, nor has Rudy's, any Subsidiary received written notice of any threat to institute such a proceeding;

                5.22.2 there is not in effect any order, judgment or decree of any court or governmental or administrative body enjoining, barring, suspending, prohibiting or otherwise limiting Rudy's or any Subsidiary or any officer, director, employee or agent of Rudy's or any Subsidiary from conducting or engaging in any aspect of its business, or requiring Rudy's or any Subsidiary or any officer, director, employee or agent of Rudy's or any Subsidiary to take certain action with respect to any aspect of the its business which could reasonably be anticipated to have a Material Adverse Effect; and

                5.22.3 neither Rudy's nor any Subsidiary is in violation of or default under any order, judgment, writ, injunction or decree of any court or regulatory authority except for such violations or defaults as would not have a Material Adverse Effect.

                5.22.4 None of the matters identified on Schedule 5.22 have had or could reasonably be anticipated to have a Material Adverse Effect.

             5.23 No Condemnation or Expropriation. Neither the Owned Real Properties, or any portion thereof or the properties demised under the Leases, or any portion thereof or any other assets of Rudy's and its Subsidiaries is subject to any governmental decree or order to be sold of which Rudy's has received notice or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Rudy's, has any such condemnation, expropriation or taking been proposed.

             5.24 Compliance with Law. Except to the extent any such non-compliance or violation would not have a Material Adverse Effect, the operations of Rudy's and each of the Subsidiaries have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over Rudy's or any of its Subsidiaries, including, without limitation, all such laws, regulations and requirements relating to antitrust, consumer protection, equal opportunity, discrimination on the basis of race, national origin, sex, age, immigration, health, occupational safety, plant closing, pension, requirements of any Board of Fire Underwriters or similar body, building, zoning, subdivision matters, Environmental Laws or toxic waste laws. During the past three (3) years, neither Rudy's nor any Subsidiary has received any notification of any asserted present or past failure by Rudy's or any Subsidiary to comply with such laws, rules or regulations.

      5.25 Environmental Protection.

                5.25.1 None of the Owned Real Properties or the properties demised under the Leases or real property previously owned or leased by Rudy's (which shall mean Rudy's, the Subsidiaries and all corporation or other business entities substantially all of the capital stock or other interest of which, or all or substantially all of the assets of which, Rudy's or Subsidiaries has acquired) has been used at any time during which Rudy's owned or leased such real property, or otherwise has been in possession or control of such real property or leased property, and, to the knowledge of Rudy's, none of the Owned Real Properties or the properties demised under the Lease or the real property previously owned or leased by Rudy's was used at any time prior to the time such company owned, leased, possessed or controlled such real property or leased property (i) as a site for the disposal or storage of Hazardous Materials, or (ii) so as (x) to cause a material violation or (y) to give rise to a material removal or restoration obligation or material liability for the costs of removal or restoration by others or a material liability for damages to others under, any Environmental Law or under the regulations of any Governmental Authority having jurisdiction over any of such real property. Each of Rudy's and the Subsidiaries have complied and are in compliance with all applicable Environmental Laws except where such non-compliance would not have a Material Adverse Effect.

                5.25.2 Rudy's and each of the Subsidiaries have obtained and are in compliance with (except where any such non-compliance would not have a Material Adverse Effect) all environmental permits, licenses and other authorizations which are required with respect to the operation of its business, except for such permits, licenses and other authorizations of which the failure to obtain would not have a Material Adverse Effect. As to any such permit, license or other authorization which has or is about to expire, Rudy's or its respective Subsidiary has timely applied for renewal thereof under Environmental Laws except where failure to renew would not have a Material Adverse Effect.

                5.25.3 There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the knowledge of Rudy's, threatened against Rudy's or any Subsidiary relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                5.25.4 No release, spill, seepage, leak or emission has occurred on the Owned Real Property or to the knowledge of Rudy's, on the properties demised under the Leases or on any real property previously owned or leased by Rudy's during the time of Rudy's ownership or possession.

                5.25.5 There are no underground storage tanks located on any of the Owned Real Properties, or on any of the properties demised under the Leases, nor to the knowledge of Rudy's have there been any underground storage tanks removed from any real property owned or leased by any company during the period such real property was owned or leased by Rudy's, except to the extent that such underground storage tanks were removed in compliance with all applicable laws or required by applicable laws, ordinances, rules and regulations, and, to the extent such removal was performed upon notice and with the approval of, and the inspection and confirmation of closure as to such removal was performed by, all applicable governmental agencies having jurisdiction.

                5.25.6 Rudy's has delivered to Benihana true, correct and complete copies or results of any reports inspections, safety procedures, logs, data, contracts, invoices, studies or tests initiated by Rudy's or landlords or by any Governmental Authority which are in the possession of Rudy's pertaining to Hazardous Materials, at any part of the Owned Real Properties or the properties demised under the Lease or Rudy's with respect to the business, any of Rudy's predecessors or concerning compliance with or liability under Environmental Laws and other environmental matters in the operation of the business and such properties.

             5.26 Employee Benefit Plans.

                5.26.1 Schedule 5.26 hereto contains a complete list of "Plans" consisting of each:

                    (a) "multiemployer pension plan," as defined in Section
               3(37) of ERISA, to which Rudy's or any Subsidiary (or any entity that is treated as a single employer with Rudy's or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code ("Common Control Entity") contributes or is required to contribute, or with respect to which any of Rudy's, any Subsidiary or a Common Control Entity has any liability (the foregoing plans and any additional multiemployer pension plan to which Rudy's, any Subsidiary or any Common Control Entity has previously contributed or been required to contribute at any time after September 25, 1980 (the "Multiemployer Plans");

                    (b) "employee welfare benefit plan," as defined in Section
               3(l) of ERISA, sponsored or maintained by Rudy's, any Subsidiary or any Common Control Entity, or to which Rudy's, any Subsidiary or any Common Control Entity contributes or is required to contribute, including each multiemployer welfare plan ("Welfare Plan");

                    (c) "employee pension benefit plan," as defined in Section
               3(2) of ERISA (other than a Multiemployer Plan), sponsored or maintained by Rudy's, any Subsidiary or any Common Control Entity or to which Rudy's, any Subsidiary or any Common Control Entity contributes or is required to contribute ("Pension Plan"); and

                    (d) any other bonus, deferred or incentive compensation,
               pension, profit-sharing, retirement, stock purchase, stock grant, stock option, disability, sick pay, salary continuation, cafeteria, flexible spending account, dependent care assistance, or any other fringe benefit plan, arrangement or practices, other than normal payroll practices and policies concerning holidays and vacations, sponsored or maintained by Rudy's or any Subsidiary, whether formal or informal (collectively, "Employment Plans").

                5.26.2 There are no "accumulated funding deficiencies," as defined in Section 302(a)(2) of ERISA and Section 412 of the Code, whether or not waived, with respect to any of the Pension Plans.

                5.26.3 The Unaudited Balance Sheet reflects, to the extent required by GAAP as consistently applied by Rudy's, an accrual of all accrued but unpaid contributions to any Pension Plan, a Multiemployer Plan, and an accrual of all amounts accrued but unpaid under the Welfare Plans and the Employment Plans, all as of the Balance Sheet Date.

                5.26.4 Each Pension Plan and each related trust agreement, annuity contract, or other funding instrument, is qualified and tax exempt under the provisions of Sections 401(a) (or 403(a) as appropriate) and 501(a) of the Internal Revenue Code ("Code"), and a determination letter has been received from the Internal Revenue Service as to such qualified status.

                5.26.5 Each Pension Plan, Welfare Plan and Employment Plan complies in all material respects with all applicable laws (including to the extent applicable, without limitation, the Code and ERISA) and is operated in accordance with its terms, except where such non-compliance would have no Material Adverse Effect.

                5.26.6 Each of Rudy's, any Subsidiary and any Common Control Entity has paid all premiums (and interest charges and penalties for late payment, if applicable), due heretofore to the PBGC with respect to each Pension Plan. Except as described on Schedule 5.26, there has been no "reportable event", as defined in Section 4043(b) of ERISA and the PBGC regulations under that Section, with respect to any Pension Plan as to which notice has not been waived under applicable PBGC under PBGC regulations. No liability to the PBGC has been incurred by Rudy's, any Subsidiary or any Common Control Entity, on account of the termination of any Pension Plan. The PBGC has not instituted proceedings to terminate any Pension Plan and to the knowledge of Rudy's, there exists no condition or set of circumstances which could reasonably be expected to present a significant risk of the termination of any Pension Plan by the PBGC.

                5.26.7 Except as set forth on Schedule 5.26, none of Rudy's, any Subsidiary nor any Common Control Entity has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA, respectively.

                5.26.8 True and complete copies of each of the following documents have been delivered by Rudy's to Benihana: (i) each Welfare Plan, each Pension Plan and each Multiemployer Plan, related trust agreements, annuity contracts, or other funding instruments; (ii) each Employment Plan and complete descriptions of any such plans that are not in writing; (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan;
           (iv) Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan and each Pension Plan for the two most recent plan years; and (v) all actuarial reports prepared for the last two available plan years for each Pension Plan.

                5.26.9 Except as described on Schedule 5.26, neither Rudy's, any Subsidiary nor any Welfare Plan or Employment Plan is obligated to make any payment of post-retirement life, accidental death, medical or disability insurance benefits of any type, excluding, for this purpose, the provisions of any such benefit as a result of an individual's exercise of his or her health care continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, to or with respect to any former employee of Rudy's or a Subsidiary.

             5.27 Brokers and Finders. Except as set forth on Schedule 5.27, Rudy's is not a party to any agreement with any person that would obligate Rudy's or any of the Subsidiaries to pay any brokerage fee, commission, finder's fees or investment banking fee in connection with the transactions contemplated by this Agreement.

             5.28 Consents. Except as set forth in this Agreement, the consummation of the transactions contemplated hereby in respect to Rudy's and Principal Shareholders and the fulfillment of the terms of this Agreement in respect of Rudy's and the Principal Shareholders do not require the consent, approval, filing with, registration or release of any governmental authority or any other Person including, without limitation, any Person who is a party to a contract or a lease, except for those approvals, consents, filings, registrations or releases the failure of which to file or obtain would not have a Material Adverse Effect.

             5.29 Books and Records. Rudy's has maintained complete and correct copies of: (a) the Articles or Certificate of Incorporation and by-laws and other charter documents of Rudy's and each of the Subsidiaries and all amendments thereto; (b) the stock records of Rudy's and each Subsidiary; and (c) the minutes and other records of the meetings and other proceedings of the shareholders and directors of Rudy's and each Subsidiary are complete and current in all material respects.

             5.30 Fairness Opinion. The Board of Directors of Rudy's has received the written opinion (the "Fairness Opinion") of Ladenburg Thalmann & Co., Inc. to the effect that the Cash Consideration is fair, from a financial point of view, to the holders of the Rudy's Shares, other than the Principal Shareholders. Benihana has been furnished with a true and complete copy of the Fairness Opinion.

          6. REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS.

             6.1 Representations and Warranties of Rudolph.

             In order to induce Benihana and Newco to enter into this Agreement and to consummate the Merger and the other transactions contemplated herein, Rudolph represents and warrants as follows:

                6.1.1 Rudolph is the owner, beneficially and of record, of 2,086,000 Rudy's Shares and Rudolph has good, valid and marketable title to such Rudy's Shares free and clear of all liens, encumbrances, security interests or claims whatsoever.

                6.1.2 This Agreement has been duly and validly executed by Rudolph as to the provisions of Sections 6 and 8.10. The provisions of Sections 6 and 8.10 are the legal, valid and binding obligations of Rudolph enforceable against Rudolph in accordance with their terms.

                6.1.3 Rudolph is acquiring the Warrant for investment and not with a view to distribution of the Warrant or the Warrant Shares without compliance with the registration provisions of the Securities Act or the availability of an exemption therefrom.

             6.2 Representations and Warranties of Bayview.

             In order to induce Benihana and Newco to enter into this Agreement and to consummate the Merger and the other transactions contemplated herein, Bayview represents and warrants as follows:

                6.2.1 Bayview is the owner, beneficially and of record, of 450,000 Rudy's Shares. Bayview has good, valid and marketable title to such Shares free and clear of all liens, encumbrances, security interests or claims whatsoever.

                6.2.2 This Agreement has been duly and validly authorized and executed by all necessary corporate action of Bayview as to the provisions of Section 6 and 8.10. The provisions of Sections 6 and
           8.10 are legal, valid and binding obligations of Bayview enforceable against Bayview in accordance with their terms.

          7. REPRESENTATIONS AND WARRANTIES OF BENIHANA AND NEWCO:

          In order to induce Rudy's to enter into this Agreement and to consummate the Merger and the other transactions contemplated herein, Benihana and Newco represent and warrant to Rudy's as follows:

             7.1 Corporate Organizations; Etc. Benihana and Newco are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Nevada, respectively.

             7.2 Authorization, Etc. This Agreement and each agreement, document and instrument required to be delivered by Benihana at the Closing, including, without limitation, the Warrant, have been duly and validly authorized by all necessary corporate action of Benihana and Newco, as the case may be. Benihana and Newco each have full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is the valid and binding agreement of Benihana and Newco enforceable against them in accordance with its terms.

             7.3 Warrant Shares. The Warrant Shares, when issued upon a due exercise of the Warrant, will be fully paid, validly issued, duly authorized and non-assessable shares of the Class A Stock of Benihana.

             7.4 No Violation. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the Certificate of Incorporation, Articles of Incorporation or By-Laws or similar corporate documents of Benihana or any subsidiary of Benihana or will (a) violate, or be in conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or result in the termination of, or acceleration of the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Benihana or any subsidiary of Benihana under any Contractual Obligation to which Benihana or any subsidiary of Benihana is a party or by which Benihana or any subsidiary of Benihana is bound, or to which the property of Benihana or any subsidiary of Benihana is subject, except where such violation, conflict, breach, default, termination, acceleration, security interest, lien or other encumbrance would not have a Material Adverse Effect; or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which Benihana is subject, except where such violation would not have a Material Adverse Effect.

             7.5 Approvals of Governmental Authorities. No action, consent, approval or authorization of or declaration, filing or registration with any person or entity, including without limitation, any Governmental Authority is required to be obtained or made by or on behalf of Benihana or Newco in connection with the execution, delivery and performance by Benihana and Newco of this Agreement or the consummation of the transactions contemplated hereby in respect of Benihana and Newco.

             7.6 Brokers and Finders. Neither Benihana nor Newco is a party to any agreement with any person or entity which would obligate Rudy's, any Subsidiary or the Principal Shareholders to pay any commission, finder's fee, investment banking fee, or brokerage fee in connection with the transactions contemplated by this Agreement.

             7.7 Public Reports; Compliance. Benihana has heretofore delivered to Rudy's true and complete copies of the Benihana Reports. Each of the Benihana Reports complied with all applicable rules and regulations of the Securities Act or the Exchange Act, as the case may be, as of their respective dates of filing. None of the Benihana Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the respective dates thereof).

             7.8 The Class A Stock. The Class A Stock and the Common Stock, par value $.10 per share, of Benihana are registered under Section 12(g) of the Exchange Act, are quoted on NASDAQ, and Benihana is currently subject to the periodic reporting requirements of Section 13 or Section 15(c) of the Exchange Act. Benihana has filed and will file all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof and the Closing.

          8. COVENANTS OF RUDY'S AND THE PRINCIPAL SHAREHOLDERS.

           A. Covenants of Rudy's

             8.1 Conduct of Business -- Negative Covenants. From the date hereof through the Effective Time and except as contemplated by this Agreement, Rudy's and the Subsidiaries shall not, without the prior written consent of Benihana, conduct the business of Rudy's and the Subsidiaries other than in the ordinary course or commit or cause or authorize any act or omission which deviates from the ordinary course of business. Without limiting the generality of the foregoing, prior to the Effective Time, none of the following shall occur without the prior written consent of Benihana:

                8.1.1 Rudy's and the Subsidiaries shall not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment or amend any existing material agreement, except in the ordinary course of business and consistent with past practice.

                8.1.2 Rudy's and the Subsidiaries shall not change or amend their articles or certificates of incorporation or by-laws or propose any such change or amendment.

                8.1.3 Rudy's and the Subsidiaries shall not offer, issue or sell any shares of the capital stock or other securities (such term as used in this subsection to include, without limitation, debt securities) of Rudy's or any Subsidiary of any kind whatsoever, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, declare or pay any dividends thereon in cash, securities or other property, or make any other distribution with respect thereto, or grant or enter into any stock options, warrants, or other rights to acquire securities of Rudy's or any Subsidiary or enter into any other contracts or commitments of any kind with respect to the issuance of additional shares of capital stock or other securities of Rudy's or any Subsidiary.

                8.1.4 Rudy's and the Subsidiaries shall not borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or liability (absolute or contingent), except in the ordinary court of business consistent with past practices or pursuant to existing credit arrangements copies of which have previously been furnished to Benihana.

                8.1.5 Rudy's and the Subsidiaries shall not pay, discharge, waive, satisfy or compromise or adjust any claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against the Unaudited Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Unaudited Balance Sheet.

                8.1.6 Rudy's and the Subsidiaries shall not make any single capital expenditure or commitment in excess of $50,000 for additions to property, plant, equipment or intangible capital assets or make any capital expenditure or commitments so that the aggregate of capital expenditures and commitments do not exceed $100,000 since the Balance Sheet Date for additions to property, plant, equipment or intangible capital assets;

                8.1.7 Rudy's and the Subsidiaries shall not prepay any obligation having a fixed maturity of more than sixty (60) days from the date such obligation was incurred.

                8.1.8 Rudy's and the Subsidiaries shall not permit or allow any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien or encumbrance, except in the ordinary course of business and consistent with past practice or pursuant to existing credit arrangements which have been disclosed to Benihana.

                8.1.9 Rudy's and the Subsidiaries shall not write down the value of any inventory (including write-downs by reason of shrinkage or markdown) or write off as uncollectible any notes or accounts receivable, except for immaterial write-downs of inventory or accounts receivable in the ordinary course of business and consistent with past practice.

                8.1.10 Rudy's and the Subsidiaries shall not cancel any debts or waive any claims or rights involving more than $1,000 or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practice.

                8.1.11 Rudy's and the Subsidiaries shall not dispose of any rights to the use of any patent, trademark, trade name or copyright, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge except where such disposition or disclosure would not have a Material Adverse Effect.

                8.1.12 Rudy's and the Subsidiaries shall not grant any increase in the compensation of officers or general increase in the compensation of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except increases granted in the ordinary course of business and reasonable increases to employees who are not officers consistent with past practice and pursuant to existing agreements. Notwithstanding the preceding or any other term or condition hereof, Rudy's shall be entitled to expend or commit to expend on or before the Effective Time, an amount not to exceed an aggregate of $787,500 to be paid as severance payments or bonuses to certain employees of Rudy's. Schedule 8.1.12 sets forth the names of each employee with respect to whom such payments will be made and the respective amounts of each such payment. Rudy's shall cause each of such employees (except any who have accepted an offer of continued employment following the Effective Time from the Surviving Corporation or Benihana) to deliver a letter (each a "Severance Letter") to the Surviving Corporation at the Closing providing for the terms as annexed hereto as Exhibit 8.1.12.

                8.1.13 Rudy's and the Subsidiaries shall not sell, transfer, surrender, terminate, sublease or lease any properties or assets to, or enter into any agreement or arrangement with, any of their officers or directors, except pursuant to existing arrangements with such directors and officers relating to directors' fees and compensation to officers.

                8.1.14 Rudy's and the Subsidiaries shall not modify any collective bargaining or other labor agreement to which they are a party or by which it may be bound, except for immaterial modifications in the ordinary course of business which are consistent with past practice or required by applicable law.

                8.1.15 Rudy's and the Subsidiaries shall not terminate any Plan or withdraw from any Multiemployer Plan or fail to notify Benihana of any "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code.

                8.1.16 Rudy's and the Subsidiaries shall not enter into or consent to any amendment of, or sublease with respect to the properties demised under the Leases except in the ordinary course of business and consistent with past practice.

                8.1.17 Rudy's and the Subsidiaries shall not take any action, or omit the taking of any action, which would cause any of the representations or warranties made in Article 5 hereof to be or become untrue or incorrect in any material respect as of the Closing Date.

                8.1.18 Rudy's and the Subsidiaries shall not agree or commit, whether in writing or otherwise, to do any of the foregoing.

             8.2 Conduct of Business -- Affirmative Covenants. Prior to the Effective Time, Rudy's and each Subsidiary will conduct its business in the ordinary course and consistent with past practice, except where the failure to do so would not have a Material Adverse Effect. Without limiting the generality of the foregoing, prior to the Effective Time each of Rudy's and the Subsidiaries:

                8.2.1 will maintain its good standing and qualification to do business in all jurisdictions where it is required to be qualified to do business, and all licenses, permits, franchises, rights and privileges which are necessary for the conduct of the its business;

                8.2.2 shall continue at its expense to maintain its property and equipment in customary repair, order and working condition, reasonable wear and use excepted, and keep in full force and effect the Leases, except those which expire by their terms, and, if any Leases expire by their own terms, renew the same if such renewal is in the ordinary course of business and consistent with past custom and practice;

                8.2.3 shall duly comply with all laws, regulatory requirements and agreements to which it is subject or by which it is bound;

                8.2.4 shall maintain the current insurance upon its properties and with respect to the conduct of its business;

                8.2.5 shall pay and discharge, before the same shall become delinquent, all Taxes imposed on it or against its income or profits or any of its properties, and all other Liabilities which, if unpaid, might become an encumbrance, except to the extent and so long as (i) the same are being contested in good faith and by appropriate proceedings, and (ii) it shall have set aside on its books reasonable reserves with respect thereto under GAAP consistently applied;

                8.2.6 shall use commercially reasonable efforts to keep intact its present business organizations, keep available the services of its present officers, employees and agents and use commercially reasonable efforts to preserve its present relationships with all customers, clients, accounts, suppliers and other entities or persons having business relationships with it, in each case in the ordinary course of business or in a manner consistent with customary historical practices or course of conduct;

                8.2.7 shall furnish to Benihana for its examination (i) its minute books containing all records required to be set forth of all proceedings, consents, actions and meetings of the shareholders and Board of Directors; (ii) all permits, orders, and consents issued by any governmental authority with respect to Rudy's and such Subsidiary, and all applications for such permits, orders, and consents; and (iii) its stock transfer books setting forth all transfers of any shares of capital stock;

                8.2.8 shall maintain its books, records and accounts with accuracy and consistently with past practices; and

                8.2.9 shall comply with the requirements of any state, city or local law, statute, ordinance, regulation or otherwise in any state, city or locality in which any of the Owned Real Properties are located and/or in which any of the properties demised under the Leases are located, which law, statute, ordinance or regulation imposes a transfer tax and/or filing requirement in connection with the transactions contemplated hereby.

           8.3 Shareholders' Meeting; Proxy Statement.

                8.3.1 Promptly following the date hereof, Rudy's will prepare and file with the SEC a proxy statement (the "Proxy Statement") for a special meeting of the shareholders of Rudy's to be held pursuant to
           Section 8.3.2. The Proxy Statement shall contain all information required by Schedule 14A promulgated under the Exchange Act. Benihana will cooperate with Rudy's in the preparation of the Proxy Statement, including the furnishing of all information with respect to Benihana, including financial statements, to the extent required to be included in the Proxy Statement.

                Rudy's covenants and warrants that at the time it is furnished to the shareholders of Rudy's, the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein not misleading. Such covenant shall not be deemed to apply to information furnished in writing by Benihana specifically for inclusion in the Proxy Statement.

                8.3.2 At the earliest practicable date following the date that the Proxy Statement has been cleared for mailing by the SEC, Rudy's shall distribute the Proxy Statement to its shareholders giving notice of the Shareholders' Meeting for the purposes of adopting this Agreement and approving the Merger and soliciting proxies in favor thereof. The Shareholders' Meeting shall be held as soon as practicable (but in no event less than 30 or more than 60 days) following the date that the Proxy Statement has been cleared for mailing by the SEC.

             8.4 Access to Information and Personnel. Subject to the confidentiality obligations under Section 9.1 hereof, at reasonable times before the Effective Time, Benihana, through its duly appointed representatives and agents, during normal business hours and in a manner which does not unduly interfere with the business operations of Rudy's or any of the Subsidiaries, shall have the right to speak with, interview and discuss the business and operations of Rudy's and the Subsidiaries with the officers, employees, attorneys and agents of Rudy's and the Subsidiaries and shall have the right to visit the premises of Rudy's and the Subsidiaries, to examine, to the extent permitted by law, any and all records, books, contracts, commitments, shareholder lists, files, working papers and drafts prepared by accountants and any independent public accounting firms retained by Rudy's and the Subsidiaries and other documents pertaining to the business and operations of Rudy's and the Subsidiaries and the ownership of its properties and to undertake such other steps as Benihana considers appropriate to familiarize itself with Rudy's and the Subsidiaries. All of such interviews, discussions and inspections shall be coordinated reasonably in advance with the President of Rudy's.

             8.5 Estoppel Certificates or Consents. Immediately upon its execution of this Agreement, Rudy's shall exercise its best efforts to obtain and deliver to Benihana at the Closing customary estoppel certificates from landlords under the leases and, with respect to Leases which require the consent of the landlord thereunder for the transactions contemplated hereby, landlord consents (such consents not to be conditioned on any increased rental, other payment, reduced term, or other change of lease terms) in form and substance reasonably satisfactory to Benihana.

             8.6 Confidentiality. During the period before the Effective Time, each of Rudy's and the Principal Shareholders severally covenants that it shall not disclose or assist in the disclosure by any person or entity, or use to the competitive detriment of Benihana, any confidential or proprietary information regarding Benihana, except that disclosure of such information may be made to their respective legal counsel, accountants, financial advisors, investment bankers and their other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the transactions contemplated by this Agreement, or except to the extent that disclosure is required by law or by a court of competent jurisdiction. Following the Closing, the Principal Shareholders shall not disclose or acquiesce in the disclosure by any person or entity (other than Rudy's), or use to the competitive detriment of Benihana or Rudy's, any confidential or proprietary information regarding Benihana or Rudy's.

             8.7 No Solicitation. Neither the Principal Shareholders, their representatives or agents, nor Rudy's not its officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or participate in discussions or negotiations with, or provide any information to, any Person (other than Benihana or Newco) concerning, or enter into any agreement providing for any merger, sale of material assets, sale of shares of capital stock or similar transactions involving Rudy's; provided that the Board of Directors of Rudy's may furnish information and may participate in such discussion or negotiations if required to satisfy the Fiduciary Obligations (as hereinafter defined) of the Board of Directors of Rudy's. "Fiduciary Obligations" shall arise if the Board of Directors believes, in good faith, after consultation with its financial and legal advisors, that such Person may make a bona fide proposal for a transaction materially more favorable to the stockholders of Rudy's from a financial point of view than the transactions contemplated hereby (a "Higher Offer"). The Board of Directors will communicate to Benihana within one business day of receipt the terms of any proposal received, or the fact that Rudy's has received inquiry with respect to, any such transactions.

             8.8 Best Efforts. So long as this Agreement remains in effect, Rudy's and the Principal Shareholders shall use their best efforts to cause the transactions contemplated herein to be consummated at the earliest practicable date. Rudy's shall proceed as soon as practicable in the procurement of permits, consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the acquisition on the terms herein provided, and shall diligently prosecute the same.

             8.9 Tax Returns; Section 338 Election. For all periods ending on or prior to the Effective Time, Rudy's shall file all Tax Returns and Statements which are required by applicable law to be filed, all in a manner consistent with past practices. In connection therewith, Rudy's agrees that any decision as to whether to make an election under Section 338 of the Code (or any corresponding or similar provision under state or local law) shall be made by Benihana in its sole discretion and Rudy's will cooperate at Benihana's expense as requested in connection with all such elections.

             B. Covenants of Principal Shareholders.

             8.10 Covenants of Principal Shareholders.

                8.10.1 Prior to the Effective Time, the Principal Shareholders shall not, directly or indirectly, sell, transfer, pledge, hypothecate, encumber or otherwise dispose or surrender possession of, or enter into any contract or agreement for the sale, transfer or other disposition of the Rudy Shares, except by will, intestacy or otherwise by operation of law.

                8.10.2 The Principal Shareholders shall not permit Rudy's or the Subsidiaries to take any actions in contravention of Section 8.1.

                8.10.3 The Principal Shareholders shall use their reasonable efforts to cause Rudy's and the Subsidiaries to comply with the covenants of Section 8.2.

                8.10.4 At the Shareholders' Meeting, the Principal Shareholders will vote, or cause to be voted, all of Rudy's Shares owned beneficially by each of them in favor of approving the Merger and this Agreement.

                8.10.5 The Principal Shareholders shall comply with the covenants set forth in Sections 8.6, 8.7 and 8.8 to the extent applicable to them.

        9. COVENANTS OF BENIHANA AND NEWCO:

             9.1 Confidentiality. Prior to the Closing, Benihana and Newco shall not disclose or acquiesce in the disclosure by any Person, or use to the competitive detriment of Rudy's, any confidential or proprietary information regarding Rudy's or its business or financial condition, contained in any documents or otherwise furnished by or on behalf of Rudy's or the Principal Shareholders, or otherwise learned by Benihana or Newco as a result of participation in the transactions contemplated hereby, to any Person except its legal counsel, accountants, financial advisors, bankers, investment bankers and other authorized agents and representatives, and to such persons only to the extent required for activities directly related to the transactions contemplated by this Agreement, including, without limitation, the financing of Benihana's obligation hereunder. If the transaction contemplated by this Agreement for any reason does not close, Benihana and Newco agree to, and shall thereafter continue to, abide by the preceding provisions of this
        Section 9.1 and in so doing, and without limitation, shall permanently protect the confidentiality of all confidential or proprietary information provided to it by Rudy's and return to Rudy's all written information provided to Benihana and Newco by Rudy's, and also shall return or, at Rudy's election, destroy all copies made of such written information and submit its affidavit of its duly authorized officers that all such written information and copies have been returned. In addition, neither Benihana nor any subsidiary of Benihana will, without the prior written consent of Rudy's, solicit or make an offer of employment to any present employee of Rudy's for a period of 12 months from the date of any termination of this Agreement without a Closing.

             9.2 Best Efforts. So long as this Agreement remains in effect, Benihana and Newco shall use their best efforts to cause the transactions contemplated hereby to be consummated at the earliest practicable date. Benihana and Newco shall proceed as soon as practicable in the procurement of permits, consents and approvals (including, without limitation, Liquor License applications or transfers) and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the acquisition on the terms herein provided, and shall diligently prosecute the same.

          10. CONDITIONS TO CLOSING.

             10.1 Conditions Precedent to the Performance of Benihana and Newco. The obligations of Benihana and Newco to consummate the acquisition in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Benihana, in whole or in part, in its sole discretion:

                10.1.1 Compliance with this Agreement.

                    (a) Rudy's and the Principal Shareholders shall have
               performed and satisfied in all material respects all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by each of them, on or prior to the Effective Date;

                    (b) The representations and warranties contained in Articles
               5 and 6 hereof shall be in all material respects true, correct and complete as of the date when made and at and as of the Effective Date as though such representations and warranties were made at and as of such date, except for changes expressly permitted or contemplated by the terms of this Agreement. For purposes of this condition and the certificate required by subsection (c) below, any decline in sales or net income of Rudy's arising from operations in the ordinary course, consistent with past practices and not resulting from a violation of any covenant of Rudy's hereunder shall be deemed a change expressly permitted or contemplated by the terms of this Agreement;

                    (c) Rudy's shall have delivered to Benihana a certificate
               signed by its Chief Executive Officer and Chief Financial Officer dated as of the Effective Date. Such certificate shall certify as to the truth, completeness and correctness in all material respects of each of the representations and warranties set forth in Article 5 made by Rudy's and as to the fulfillment in all material respects of the covenants set forth in Article 8A hereof which are required by this Agreement to be performed and satisfied by Rudy's on or before the Effective Date.

                10.1.2 Approvals. All corporate action, including approval by the shareholders of Rudy's at the Shareholders' Meeting, necessary for Rudy's to approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been taken and not revoked by the Board of Directors and shareholders of Rudy's, and Rudy's shall have delivered to Benihana certified copies of resolutions of the Board of Directors and shareholders of Rudy's evidencing such action.

                10.1.3 No Material Adverse Effect. As of the Effective Date, there shall have been no condition, development or occurrence in respect of the assets, business, financial condition or prospects of Rudy's and the Subsidiaries which would constitute a Material Adverse Effect when compared to such condition as at the Balance Sheet Date, other than any such condition, development or occurrence arising from operations in the ordinary course and consistent with past practices or course of conduct and which does not consist of or result from a violation of any covenant of Rudy's hereunder, and, on the Effective Date, Rudy's shall deliver a certificate to such effect signed by the Chief Financial Officer of Rudy's.

                10.1.4 Opinion of Counsel for Rudy's. Benihana shall have received the legal opinion of counsel for Rudy's, including an opinion of Nevada counsel, dated as of the Effective Date, which opinion shall opine as to the items set forth on Exhibit 10.1.4, subject to customary exceptions and qualifications (the "Rudy's Counsel Opinion").

                10.1.5 No Injunction. On the Effective Date, there shall be no effective injunction, writ, preliminary or temporary restraining order or order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consum-mated as so provided or imposing any conditions on the consummation of the transaction contemplated hereby that Benihana deems unacceptable in its sole discretion.

                10.1.6 Consents and Approvals. Benihana shall have received any necessary approvals and consents from all third parties, including, without limitation, the landlords under the Leases to the extent such consent is required by the terms of the Leases, and the approval of all relevant state authorities with respect to Newco's and Benihana's acquisition of an interest in the Restaurants pursuant to the Merger, and such approvals and consents shall not have expired or been withdrawn as of the Effective Date. Each of such required consents is set forth on Schedule 10.1.6 hereof.

                10.1.7 No Litigation. As of the Effective Date, no writ, action, investigation, inquiry, litigation or other proceeding relating to or affecting Rudy's or any Subsidiary or any of their respective directors, officers, employees or agents in their capacities as such, the assets, properties or business of Rudy's or the transactions contemplated by this Agreement shall have been instituted seeking any relief which, if granted, would have a Material Adverse Effect or challenging the legality of the Merger, seeking to restrain the consummation thereof or seeking damages in connection therewith.

                10.1.8 Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Benihana under this Agreement shall be reasonably satisfactory in all material respects to Benihana and its counsel.

                10.1.9 Appraisal Rights. Holders of Rudy's Shares representing no more than 7.5% of the outstanding Rudy's Shares shall have duly submitted valid written requests for the payment of the fair value of their Rudy's Shares in accordance with Section 92A.380 of the Nevada Law.

                10.1.10 Severance Letters. Benihana shall have received duly executed copies of the Severance Letters referred to in Section 8.1.12.

                10.1.11 Fairness Opinion. The Fairness Opinion shall have been confirmed in writing by Ladenburg Thalmann & Co., Inc. as of the date of mailing of the Proxy Statement.

                10.1.12 Resignations. Each of the directors and officers of Rudy's and the Subsidiaries immediately prior to the Effective Time shall have resigned from all offices held by a written letter of resignation, copies of which shall be delivered to Benihana at the Closing.

             10.2 Conditions Precedent to Rudy's Performance. The obligation of Rudy's to consummate the Merger in accordance with this Agreement is subject to the fulfillment of each of the following conditions, any of which may be waived in writing by Rudy's, in whole or in part, in its sole discretion:

                10.2.1 Compliance with This Agreement.

                    (a) Benihana and Newco shall have performed and satisfied in all material respects all covenants, obligations, agreements and conditions required by this Agreement to be performed and satisfied by Benihana and Newco on or prior to the Effective Date;

                    (b) The representations and warranties of Benihana and Newco contained in Article 7 hereof shall be true, correct and complete in all material respects as of the date when made and at and as of the Effective Date as though such representations and warranties had been made on such date, except for changes expressly permitted on contemplated by the terms of this Agreement;

                    (c) Benihana shall have delivered to Rudy's a certificate, signed by its President and its Chief Financial Officer, dated as of the Effective Date, certifying as to the truth, completeness and correctness in all material respects of each of the representations and warranties set forth in Article 7 hereof and the fulfillment in all material respects of each of the covenants set forth in Article 9 hereof.

                10.2.2 Approvals. All corporate action by Benihana and Newco necessary to approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement prior to the Effective Date shall have been taken and not revoked and Benihana shall have delivered to Rudy's certified copies of resolutions of the Board of Directors of Benihana and Newco evidencing such actions.

                10.2.3 Opinions of Counsel for Benihana. Rudy's shall have received the opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel for Benihana and Newco, dated as of the Effective Date, and addressed to Rudy's, which opinion shall opine as to the items set forth on Exhibit 10.2.3, subject to customary exceptions and qualifications (the "Benihana's Counsel Opinion").

                10.2.4 Non-Competition Agreement. The Surviving Corporation and Benihana shall have offered to enter into a Non-Competition Agreement with each of Marie Peterson and Rudolph substantially in the form annexed as Exhibit 10.2.4 hereto.

                10.2.5 Warrant. Benihana shall have issued the Warrant to Rudolph, providing for the right to purchase 200,000 shares of the Class A Stock at a price of $8.00 per share and containing the further terms and conditions, and in substantially the form, as annexed hereto as Exhibit 10.2.5.

                10.2.6 Fairness Opinion. The Fairness Opinion shall have been confirmed in writing by Ladenburg Thalmann & Co., Inc. as of the date of mailing of the Proxy Statement.

                10.2.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions, and other documents delivered to Rudy's under this Agreement shall be reasonably satisfactory in all material respects to Rudy's and its counsel.

                10.2.8 Absence of Legal Challenge to Merger. As of the Effective Date, there shall be in effect no order, writ, injunction, judgment or decree of any court or Governmental Authority in the United States or any state or territory thereof, prohibiting the consummation of the Merger or any of the other transactions specified in or required by the terms of this Agreement, and there shall be no action, suit or proceeding or pending before any court, Governmental Authority or other body challenging the legality of the Merger or any of the transactions specified in or required by the terms of this Agreement, seeking to restrain their consummation or seeking damages in connection therewith.

          11. DELIVERIES AT CLOSING:

             11.1 Rudy's Obligations. At the Closing, Rudy's shall deliver to Benihana or as Benihana may designate:

                11.1.1 the certificates required by Section 10.1.1 and 10.1.3 hereof;

                11.1.2 Rudy's Counsel Opinion required by Section 10.1.4 hereof;

                11.1.3 a true and complete copy of the letter from Ladenburg Thalmann & Co., Inc. as to the Fairness Opinion required by Section
           10.1.11 hereof;

                11.1.4 the certified resolutions required by Section 10.1.2 hereof;

                11.1.5 the duly executed resignations required by Section
           10.1.12 hereof;

                11.1.6 the duly executed consents required by Section 10.1.6;
           and

                11.1.7 the Severance Letters.

             11.2 Obligations of Benihana and Newco. At the Closing, and against delivery of each of the items required to be delivered by Rudy's under Section 11.1 above, Benihana and Newco shall deliver the following.

                11.2.1 the Certificate required under Section 10.2.1(c);

                11.2.2 the certified resolutions required by Section 10.2.2;

                11.2.3 Benihana's Counsel Opinion required by Section 10.2.3. hereof;

                11.2.4 The Non-Competition Agreement with Rudolph and Marie Peterson required by Section 10.2.4;

                11.2.5 The Warrant; and

                11.2.6 The Cash Consideration will be delivered to the Exchange Agent and the Escrow Agent as contemplated by Section 4.3 hereof.

          11.3 Filings. Promptly upon the completion or waiver of the conditions set forth in Article 10 hereof and the deliveries required by Sections 11.1 and 11.2 hereof, the Surviving Corporation will cause the Articles of Merger to be filed in Nevada, thereby consummating the Merger.

          12. POST CLOSING MATTERS:

             12.1 Offices of Rudy's. Benihana shall cause the Surviving Corporation to continue to maintain the executive offices of Rudy's located at 11900 Biscayne Boulevard, Suite 806, Miami, Florida until the expiration of the current lease on such offices in August, 1998. During such period Benihana and the Surviving Corporation will permit Rudolph and his affiliates to occupy such offices in accordance with their present practices. Benihana and the Surviving Corporation also acknowledge that the furniture, equipment and other personal items in such offices are the personal property of Rudolph and may be removed from such offices, at Rudolph's election.

        13. TERMINATION:

             13.1 Termination. This Agreement and the transactions contemplated herein may be terminated and/or abandoned at any time before the
        Closing:

                13.1.1 By the written mutual consent of Rudy's and Benihana;

                13.1.2 By Rudy's, by giving written notice to the other parties to this Agreement, if there is a continuing material breach by Benihana of any of the representations, warranties, covenants or obligations of Benihana set forth herein; provided, however, that at the time of such termination, Rudy's is not in material breach of any of its representations, warranties, covenants or obligations hereunder (or, if Rudy's is in such material breach, Rudy's has not commenced to cure and is not then continuing to diligently pursue the cure of such breach); provided further, however, that Benihana has a period of 20 days in which to cure such default;

                13.1.3 By Benihana by giving written notice to the other parties to this Agreement, if there is a continuing material breach by Rudy's or Principal Shareholders of any of the representations, warranties, covenants or obligations of Rudy's or the Principal Shareholders, as the case may be, set forth herein; provided, however, that at the time of such termination, Benihana and Newco are not in material breach of any of their representations, warranties, covenants or obligations hereunder (or, if either is in such material breach, Benihana or Newco, as the case may be, has not commenced to cure and is not then continuing to diligently pursue the cure of such breach); provided further, however, that Rudy's and the Principal Shareholders have a period of 20 days in which to cure such default;

                13.1.4 By either Benihana or Rudy's, if the Closing shall not have taken place by January 31, 1998 (the "Final Date"), provided that at the time of such termination the terminating party is not in material breach of any of its representations, warranties, covenants or obligations hereunder (or, if in such material breach, has not commenced to cure and is not then continuing to diligently pursue the cure of such breach). In addition, if, at the Final Date, the sole reason that the Closing has not taken place is the failure of a third party to have taken any action required to be taken in order to satisfy any party's obligation to consummate the Merger (for example, the issuing or transfer of a liquor license for a Restaurant) and each party hereto has taken all steps required hereunder of such party to cause such third party to take such action, then either party may elect to extent the Final Date, effective upon notice to the other party, to a date no later than July 31, 1998;

                13.1.5 By Rudy's, subject to Section 13.2.3, if, prior to the Shareholders Meeting, the Board of Directors of Rudy's determines, solely due to its Fiduciary Obligations, that it will not recommend the approval of this Agreement or the Merger by the Shareholders of Rudy's (or if such recommendation is withdrawn) and shall have recommended a Higher Offer to the shareholders of Rudy's.

             13.2 Effect of Termination.

                13.2.1 Wilful Breach By Rudy's or the Principal
           Shareholders. If this Agreement is terminated by Benihana pursuant to Sections 13.1.3 as the result of any wilful breach of any covenant or agreement of Rudy's or the Principal Shareholders, then Rudy's shall be fully liable for any and all costs, expenses or damages incurred or suffered by the other party in connection with, or in respect of, this Agreement and the transactions contemplated hereby (including, without limitation, any commitment fees or other amounts paid or payable by Benihana to any financing source or otherwise incurred in connection with arranging for, soliciting or obtaining any such financing).

                13.2.2 Breach by Benihana or Newco. If this Agreement is terminated by Rudy's pursuant to Section 13.1.2, then Benihana shall promptly pay Rudy's the sum of $1,000,000, which represents a good faith estimate of the cost and expenses incurred by Rudy's in developing the transactions contemplated by this Agreement. Nothing in this Section 13.2.2 shall relieve Benihana or Newco from any liability for breach of this Agreement or limit the availability of any remedy available to Rudy's provided for hereunder or by law.

                13.2.3 Termination Because of Fiduciary Obligations. In the event this Agreement is terminated by the Board of Directors of Rudy's pursuant to Section 13.1.5, Rudy's agrees to pay Benihana a fee equal to the greater of (i) Benihana's out-of-pocket fees and expenses incurred in developing and negotiating this Agreement and the transactions contemplated hereby and (ii) $1,000,000, which represents a good faith estimate of the cost and expenses incurred by Benihana, together with the value of lost opportunities, in developing the transactions contemplated by this Agreement.

                13.2.4 Other Terminations. If this Agreement is terminated as permitted by Subsection 13.1.1, or otherwise pursuant to Section 13.1 and Subsections 13.2.1 , 13.2.2 and 13.2.3 are not applicable, such termination shall be without liability of any party (or any shareholder, director, employee, agent, consultant or representative of such party) to any other party.

             13.3 Procedure Upon Termination. In the event of termination and abandonment pursuant to this Article 13, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by any party. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                13.3.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                13.3.2 All confidential information received by any party hereto with respect to the business of any other party or its subsidiaries shall be treated in accordance with Sections 8.7 and 9.1 hereof.

             13.4 Survival. The provisions of Sections 13.2 and 13.3 shall survive termination of this Agreement.

          14. GUARANTY OF INDEMNIFICATION:

             14.1 Guaranty. From and after the Effective Time, Benihana hereby unconditionally guarantees (the "Benihana Guarantee") the indemnification obligations of Rudy's to its officers and directors ("Indemnified Persons") immediately prior to the Effective Time, to the extent provided by the Articles of Incorporation and By-Laws of Rudy's in effect immediately prior to the Effective Time and to the extent permitted by the Nevada Law. Benihana hereby waives any requirement of any Indemnified Person to pursue their rights hereunder directly against Rudy's before proceeding against Benihana under the Benihana Guarantee and waives all other requirements of notice or demand, except as set forth in Section 14.2 hereof. This guarantee shall survive the Closing until the expiration of the statute of limitations of Rudy's indemnification obligations to the Indemnified Persons. Each Indemnified Person shall be deemed a third party beneficiary of the Benihana Guarantee.

             14.2 Procedure. Any person seeking indemnification pursuant to the Benihana Guarantee shall provide prompt notice to Benihana of the assertion of any claim as to which such person may seek indemnification. Benihana shall be entitled to assume the defense of any such matter with counsel of it choice, who shall be reasonably acceptable to the Indemnified Person. The Indemnified Person shall furnish reasonable cooperation to Benihana and its counsel in the defense of any such matter and may participate in such defense with its own counsel, at its own expense. Notwithstanding the preceding, Benihana shall be obligated to pay the reasonable fees and expenses of no more than one counsel for an Indemnified Person, if Benihana receives a written opinion of counsel for such Indemnified Person to the effect that there may exist defenses to such Indemnified Person's potential liability which are different from those available to Benihana or Rudy's or that there is a significant possibility of a conflict of interest between such Indemnified Person, on the one hand, and Benihana and Rudy's, on the other, in connection with the defense of such matter.

          15. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES:

             The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Effective Date shall not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties contained herein shall not survive the Closing. This Article 15 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Date.

        16. MISCELLANEOUS:

             16.1 Expenses. Except as otherwise provided hereto, the parties hereto shall each bear its own expenses in connection with the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives and transfer taxes.

             16.2 Notices and Legal Process. All notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by telecopier, telex or cable, or transmitted by postage prepaid, registered or certified mail with return receipt requested or by recognized courier service, as elected by the party giving such notice, addressed as follows:

               (a) If to Rudy's or the Principal Shareholders:

                   Rudy's Restaurant Group, Inc.
                   11900 Biscayne Boulevard, Suite 806
                   Miami, Florida 33181
                   Attention: Mr. Douglas Rudolph
                   Fax: (305) 895-2881

                   With copies to:

                   Berman Wolfe & Rennert
                   100 Southeast Second Street, 35th Floor
                   Miami, Florida 33131
                   Attention: Charles J. Rennert, Esq.
                   Fax: (305) 373-6036

               (b) If to Benihana, Newco or the Surviving Corporation:

                   Benihana Inc.
                   8685 Northwest 53rd Terrace
                   Miami, Florida 33166
                   Attention: Mr. Joel A. Schwartz
                   Fax: (305) 594-9492

                   With copies to:

                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                   747 Third Avenue
                   New York, NY 10017
                   Attn: Darwin C. Dornbush, Esq.
                   Fax: (212) 753-7673

             Notices shall be deemed to have been given, made and received only when delivered (personally, by facsimile transmission or by courier services such as FedEx, or by other messenger), addressed as set forth above. Any party hereto may change its address for purpose hereof by notice to the other parties hereto.

             16.3 Disclosure. Each party shall provide the other a reasonable opportunity for consultation with respect to the text of any press release announcing the execution of this Agreement or the transactions contemplated hereby.

             16.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

             16.5 Waiver and Amendment. The parties may by written instrument extend the time for the performance of any of the obligations or other acts of the other hereunder and may waive (i) any inaccuracies of the other in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other, or satisfaction of any of the conditions to its or their obligations, contained in this Agreement or (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other of any of its or their obligations set out herein. Any waiver, amendment or supplement hereof shall be in writing.

             16.6 Entire Agreement. Unless otherwise specifically agreed in writing, this Agreement and the Schedules and Exhibits hereto and the other agreements anticipated hereby represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an Agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

             16.7 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, Benihana and Newco may assign all or any portion of its rights hereunder: as collateral security to one or more Persons that provide the financing for the Merger.

             16.8 Governing Law. The interpretation and enforceability of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the conflicts of laws provisions thereof. The Merger shall comply with the Nevada Law.

             16.9 Submission to Jurisdiction. The parties hereto hereby irrevocably and unconditionally each:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the State of Florida and its courts and the courts of the United States of America for the Southern District of Florida located in Dade County;

                (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

                (c) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

             16.10 Severability; Construction. In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined or used in GAAP.

             16.11 References to Dollars. All references to "dollars" and "$" shall mean United States dollars.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written:

                                          BENIHANA INC.

                                          By:     /s/ JOEL A. SCHWARTZ
                                            ------------------------------------
                                                      Joel A. Schwartz
                                                         President

                                          BENIHANA MERGER CORP.

                                          By:     /s/ JOEL A. SCHWARTZ
                                            ------------------------------------
                                                      Joel A. Schwartz
                                                         President

                                          RUDY'S RESTAURANT GROUP, INC.

                                          By:    /s/ DOUGLAS M. RUDOLPH
                                            ------------------------------------
                                                     Douglas M. Rudolph
                                                         President

                                          BAYVIEW PARTNERS*

                                          By:   /s/ WILLIAM VAN PELT, IV
                                            ------------------------------------
                                                    William Van Pelt, IV
                                                      Managing Partner

                                          By:    /s/ DOUGLAS M. RUDOLPH
                                            ------------------------------------
                                                    Douglas M. Rudolph*
---------------

* Solely for the purposes of Sections 6 and 8.10

                                                                      APPENDIX B

                                  CHAPTER 92A:

                       MERGERS AND EXCHANGES OF INTEREST
                          RIGHTS OF DISSENTING OWNERS

 92A.300.  --   Definitions.
 92A.305.  --   "Beneficial stockholder" defined.
 92A.310.  --   "Corporate action" defined.
 92A.315.  --   "Dissenter" defined.
 92A.320.  --   "Fair value" defined.
 92A.325.  --   "Stockholder" defined.
 92A.330.  --   "Stockholder of record" defined.
 92A.335.  --   "Subject corporation" defined.
 92A.340.  --   Computation of interest.
 92A.350.  --   Rights of dissenting partner of domestic limited
                partnership.
 92A.360.  --   Rights of dissenting member of domestic limited-liability
                company.
 92A.370.  --   Rights of dissenting member of domestic nonprofit
                corporation.
 92A.380.  --   Right of stockholder to dissent from certain corporate
                actions and to obtain payment for shares.
 92A.390.  --   Limitations on right of dissent: Stockholders of certain
                classes or series; action of stockholders not required for plan of merger.
 92A.400.  --   Limitations on right of dissent: Assertion as to portions
                only to shares registered to stockholder; assertion by
                beneficial stockholder.
 92A.410.  --   Notification of stockholders regarding right of dissent.
 92A.420.  --   Prerequisites to demand for payment for shares.
 92A.430.  --   Dissenter's notice: Delivery to stockholders entitled to
                assert rights; contents.
 92A.440.  --   Demand for payment and deposit of certificates; retention of rights of stockholder.
 92A.450.  --   Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
 92A.460.  --   Payment for shares: General requirements.
 92A.470.  --   Payment for shares: Shares acquired on or after date of
                dissenter's notice.
 92A.480.  --   Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
 92A.490.  --   Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
 92A.500.  --   Legal proceeding to determine fair value: Assessment of
                costs and fees.

92A.300 -- Definitions.

     As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

92A.305 -- "Beneficial stockholder" defined.

     "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

92A.310 -- "Corporate action" defined.

     "Corporate action" means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

92A.315 -- "Dissenter" defined.

     "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

(Added to NRS by 1995, 2087)

92A.320 -- "Fair value" defined.

     "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

92A.325 -- "Stockholder" defined.

     "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

92A.330 -- "Stockholder of record" defined.

     "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

92A.335 -- "Subject corporation" defined.

     "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

92A.340 -- Computation of interest.

     Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

92A.350 -- Rights of dissenting partner of domestic limited partnership.

     A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

92A.360 -- Rights of dissenting member of domestic limited-liability company.

     The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

92A.370 -- Rights of dissenting member of domestic nonprofit corporation.

     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

92A.380 -- Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          (a) Consummation of a plan of merger to which the domestic corporation is a party:

             (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

             (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

          (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

          (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

(Added to NRS by 1995, 2087)

92A.390 -- Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

          (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

          (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

             (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

               (I) The surviving or acquiring entity; or

                (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

             (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

92A.400 -- Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

          (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

92A.410 -- Notification of stockholders regarding right of dissent.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

     2. If the corporate action creating dissenters' rights is taken without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

(Added to NRS by 1995, 2089)

92A.420 -- Prerequisite to demand for payment for shares.

     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

          (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (b) Must not vote his shares in favor of the proposed action.

     2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089)

92A.430 -- Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

          (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

          (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089)

92A.440 -- Demand for payment and deposit of certificates; retention of rights of stockholder.

     1. A stockholder to whom a dissenter's notice is sent must:

          (a) Demand payment;

          (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c) Deposit his certificates, if any, in accordance with the terms of the notice.

     2. The stockholder who demands payment and deposits his certificates, if any, retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090)

92A.450 -- Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

92A.460 -- Payment for shares: General requirements.

     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a) Of the county where the corporation's registered office is located; or

          (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

     2. The payment must be accompanied by:

          (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

          (b) A statement of the subject corporation's estimate of the fair value of the shares;

          (c) An explanation of how the interest was calculated;

          (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

          (e) A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090)

92A.470 -- Payment for shares: Shares acquired on or after date of dissenter's notice.

     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

92A.480 -- Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

92A.490 -- Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091)

92A.500 -- Legal proceeding to determine fair value: Assessment of costs and fees.

     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

                                                                      APPENDIX C

                                                    , 1997

The Board of Directors
Rudy's Restaurant Group, Inc.
11900 Biscayne Boulevard
Suite 806
Miami, Florida 33181

Gentlemen:

     You have engaged us pursuant to the engagement letter, dated as of July 21, 1997, between Rudy's Restaurant Group, Inc. ("Rudy's" or the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"). Specifically, you have requested our opinion as to whether or not the consideration to be paid to the stockholders of the Company in connection with the possible sale of the Company to Benihana Inc. (the "Transaction") is fair, from a financial point of view, to the public stockholders of the Company other than Bayview Partners ("Bayview") and Mr. Douglas M. Rudolph ("Mr. Rudolph").

     The Agreement and Plan of Merger by and among Benihana, Benihana Merger Corp., Rudy's, Bayview and Mr. Rudolph (the "Merger Agreement") dated July 22, 1997 provides that at the closing of the Transaction, Benihana will purchase all of the Company's outstanding common stock for a minimum of $5.00 per share in cash, plus the greater of zero or an adjustment based on the excess of net working capital at the date of closing over a specified base amount.

     In connection with rendering our opinion, we have reviewed such information as we have deemed necessary or appropriate for the purpose of stating the opinions expressed herein. We have reviewed information including, but not limited to, the following: (i) the Merger Agreement governing the sale of Rudy's to Benihana; (ii) audited financial statements for the three fiscal years ended September 29, 1996, October 1, 1995 and October 1, 1994; (iii) unaudited financial statements for the twenty-four weeks ended March 17, 1996 and March 16, 1997; (iv) projected financial statements as developed by Ladenburg and reviewed by the Company; (v) the Executive Termination and Non-Competition Agreement by and between Rudy's, Benihana and each of Mr. Rudolph and Marie Peterson; (vi) the Warrant Agreement by and between Benihana and Mr. Rudolph;
(vii) Rudy's common stock price and trading history; and (viii) publicly available market information regarding the industry, Rudy's and its competitors. In addition, Ladenburg has had several conversations with management regarding Rudy's, its competitors and the industry.

     In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by Rudy's, or that was otherwise reviewed by us. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Rudy's, and we do not assume any responsibility for verifying any of the information reviewed by us. Management did not have projected financial statements of their own. We subsequently created a set of projections for the Company that was reviewed by management. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including: (i) historical revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company's; (ii) acquisition multiples that have historically been paid for other companies in businesses we believe to be comparable to the Company's; (iii) projected revenues, operating earnings and net income of the Company in discounted cash flow and debt capacity analyses; (iv) the current financial and market position and results of operations of the Company; and (v) the general condition of the securities market.

The Board of Directors
            , 1997
Page 2

     Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg has been retained by the Board of Directors of Rudy's to provide this opinion and has received fees and indemnification against certain liabilities for the services rendered pursuant to this engagement. Ladenburg has provided financial advisory services to Rudy's with respect to the Transaction. In addition, Peter Graham, President of Ladenburg Thalmann & Co. Inc., is a member of the Board of Directors of Rudy's and a stockholder of the Company.

     In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of the Company.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration to be paid in the Transaction is fair, from a financial point of view, to the public stockholders of the Company other than Bayview and Mr. Rudolph.

                                          Very truly yours,

                                          LADENBURG THALMANN & CO. INC.

                         RUDY'S RESTAURANT GROUP, INC.
           11900 Biscayne Boulevard, Suite 806, Miami, Florida 33181

     The undersigned stockholder hereby appoints Douglas M. Rudolph, proxy for the undersigned, with full power of substitution, to appear and vote all of the shares of Common Stock of Rudy's Restaurant Group, Inc., a Nevada corporation ("Rudy's"), which the undersigned would be entitled to vote if personally present, and otherwise act with the same force and effect as the undersigned, at the Special Meeting of Stockholders of Rudy's to be held at Rudy's executive offices, 11900 Biscayne Boulevard, Suite 806, Miami, Florida 33181, on November
  , 1997, at 9:00 A.M. and at any adjournments thereof, and to take action on the proposal set forth below and any other business that may lawfully come before the meeting.

    Unless a contrary direction is indicated, this proxy will be voted "FOR" the proposal set forth below. If specific instructions are indicated, this proxy will be voted in accordance therewith. In his discretion, each proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF RUDY'S.

    (1) To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated July 22, 1997 by and among Rudy's, Benihana Inc., a Delaware corporation ("Benihana"), Benihana Merger Corp., a Nevada corporation and a wholly-owned subsidiary of Benihana ("Newco"), Bayview Partners, a general partnership organized under the laws of the State of Texas, and Douglas M. Rudolph (the "Merger Agreement"), and the merger contemplated thereby (the "Merger"), pursuant to which Newco will be merged with and into Rudy's, whereupon Rudy's will become a wholly-owned subsidiary of Benihana, and the stockholders of Rudy's will receive the right to receive cash consideration of a minimum of $5.00 per share (the "Cash Consideration Per Share"). The Cash Consideration Per Share may be increased as provided in the Merger Agreement based on the performance of Rudy's through the closing of the Merger. A copy of the Merger Agreement is attached as Appendix A to, and is summarized in, the accompanying Proxy Statement; and

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                  (continued and to be signed on reverse side)

                          (continued from other side)

    (2) To consider and vote upon a proposal to approve the adjournment or postponement of the Special Meeting of Stockholders of Rudy's in the event that such adjournment or postponement is necessary in order to solicit additional votes for the approval and adoption of the Merger Agreement and the Merger contemplated thereby.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    (3) In the discretion of the proxies, upon all other matters coming before the meeting.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    THE UNDERSIGNED HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN TO VOTE OR ACT IN RESPECT OF ANY SHARES OF STOCK OF RUDY'S AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS. THIS PROXY IS REVOCABLE; HOWEVER, IT WILL REMAIN VALID UNTIL CANCELED BY A WRITING DELIVERED TO RUDY'S. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" the approval and adoption of foregoing proposals.

                                                 PLEASE SIGN EXACTLY AS YOUR
                                                 NAME IS PRINTED ABOVE

                                                 Sign Here:
                                                           ---------------------

                                                 Dated:
                                                       -------------------, 1997

                                                 WHEN SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN, PARTNER OR
                                                 CORPORATE OFFICER, PLEASE SIGN
                                                 YOUR FULL TITLE AS SUCH. EACH
                                                 JOINT TENANT OR
                                                 TENANT-IN-COMMON SHOULD ALSO
                                                 SIGN.

     PLEASE SIGN AND SEND IN YOUR PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.
              NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.